--------------------------------------------------------------------------------
    The information in this prospectus supplement is not complete and may be changed. This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------


                  SUBJECT TO COMPLETION, Dated October 31, 2005

PROSPECTUS SUPPLEMENT
(To prospectus dated October 31, 2005)

                               $
                         STUDENT LOAN ASSET-BACKED NOTES



                        NELNET STUDENT LOAN TRUST 2005-4
                                     ISSUER

 NELNET STUDENT LOAN FUNDING, LLC         NATIONAL EDUCATION LOAN NETWORK, INC.
             DEPOSITOR                      MASTER SERVICER AND ADMINISTRATOR

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE S-15 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 1 OF THE PROSPECTUS.

THE NOTES ARE OBLIGATIONS PAYABLE SOLELY FROM THE COLLATERAL DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE NOTES ONLY IF ACCOMPANIED BY THE PROSPECTUS.
--------------------------------------------------------------------------------

                Notes are being offered in the following classes:


                 ORIGINAL                PRICE                PROCEEDS   FINAL
                 PRINCIPAL  INTEREST       TO    UNDERWRITING    TO    MATURITY
                  AMOUNT     RATE        PUBLIC    DISCOUNT   ISSUER(1)  DATE
                  ------     ----        ------    --------   ---------  ----

CLASS A-1L NOTES    $       3-month LIBOR  100%          %
                             plus   %
[CLASS A-1AR NOTES] $       Auction Rate   100%          %

CLASS A-2L NOTES           3-month LIBOR   100%          %
                            plus   %
[CLASS A-2AR NOTES] $      Auction Rate    100%          %

CLASS A-3L NOTES           3-month LIBOR   100%          %
                            plus   %
[CLASS A-3AR NOTES] $      Auction Rate    100%          %

CLASS A-4L NOTES           3-month LIBOR   100%          %
                            plus   %
[CLASS A-4AR NOTES] $      Auction Rate    100%          %

CLASS A-5L NOTES           3-month LIBOR   100%          %
                            plus   %
[CLASS A-5AR NOTES] $      Auction Rate    100%          %

CLASS B NOTES             3-month LIBOR    100%          %
                            plus   %

      TOTAL  $ __________                                   $_________

___________________

        (1)     Before deducting certain costs of issuing the notes estimated to
                be $                  .

        o The notes will be secured by a pool of student loans originated under the Federal Family Education Loan Program, a cash reserve fund and the other money and investments pledged to the indenture trustee.

        o Receipts of principal and certain other payments received on the student loans held in the trust estate will be allocated on quarterly distribution dates for payment of the principal of the notes beginning March 22, 2006. Funds will be allocated to provide for sequential payment of principal on the class A-1 through class A-5 notes, in that order, until paid in full. For any class A notes for which there are LIBOR rate notes and auction rate notes outstanding, principal will be further allocated pro rata between the LIBOR rate notes and the auction rate notes within such class on the basis of their original principal amount. The class B notes will not receive principal until the stepdown date, which is scheduled to occur on the December 2010 quarterly distribution date, and then will be allocated principal on a pro rata basis with the class A notes, so long as no trigger event is in effect on the related quarterly distribution date.

        o Application will be made to the Irish Financial Services Regulatory Authority, as competent authority under the Directive 2003/71/EC for this prospectus supplement to be approved. The approval will relate only to the class A LIBOR rate notes which we expect to be admitted to the Official List and to trading on the regulated market of the Irish Stock Exchange Limited. There can be no assurance this listing will be obtained. The issuance and settlement of the notes is not conditioned on the listing of the class A LIBOR rate notes on the Irish Stock Exchange.

                    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
             SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The underwriters named below are offering the notes subject to approval of certain legal matters by their counsel. The notes will be delivered in book-entry form only on or about November , 2005.


                           JOINT BOOK-RUNNING MANAGERS

CITIGROUP                      JPMORGAN                       MORGAN STANLEY


                             CO-MANAGERS
BARCLAYS CAPITAL
          DEUTSCHE BANK SECURITIES
                         MELLON FINANCIAL MARKETS, LLC
                                          NELNET CAPITAL, LLC
                                                      SUNTRUST ROBINSON HUMPHREY


                                 October , 2005

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            Page
Summary of Terms.............................................................S-1
Risk Factors................................................................S-15
Nelnet Student Loan Trust 2005-4............................................S-21
The Student Loan Operations of Nelnet Student Loan Trust 2005-4.............S-21
Use of Proceeds.............................................................S-33
Acquisition of Student Loans................................................S-33
Characteristics of the Student Loans........................................S-34
Information Relating to the Guarantee Agencies..............................S-43
Description of the Notes....................................................S-47
Credit Enhancement..........................................................S-56
ERISA Considerations........................................................S-58
Certain Federal Income Tax Considerations...................................S-61
Reports to Noteholders......................................................S-61
Special Note Regarding Forward Looking Statements...........................S-61
Plan of Distribution........................................................S-62
Listing and General Information.............................................S-64
Legal Matters...............................................................S-65
Directory...................................................................S-66


                                   PROSPECTUS

About This
Prospectus.....................................................................i
Summary of the Offering......................................................iii
Risk Factors ..................................................................1
Special Note Regarding Forward Looking Statements..............................8
Formation of the Trusts........................................................9
Description of the Notes......................................................10
Security and Sources of Payment for the Notes.................................18
Book-Entry Registration.......................................................22
Additional Notes..............................................................26
Summary of the Indenture Provisions...........................................26
Description of Credit Enhancement and Derivative Products.....................37
Description of the Federal Family Education Loan Program......................39
Description of the Guarantee Agencies.........................................52
Federal Income Tax Consequences...............................................58
Relationships Among Financing Participants....................................62
Plan of Distribution..........................................................63
Legal Matters.................................................................63
Financial Information.........................................................64
Ratings.......................................................................64
Incorporation of Documents by Reference; Where to Find More Information ......64
Glossary of Terms.............................................................65
Appendix I - Global Clearance, Settlement And Tax Documentation Procedures....69

               IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THE
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


        Information about the notes is available in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the notes. The accompanying prospectus provides general information, some of which may not apply to the notes. You are urged to read both the prospectus and this prospectus supplement in full to obtain information concerning the notes.

        IF THERE IS A CONFLICT BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

        Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

        Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary of Terms" beginning on page 65 in the accompanying prospectus.

                           --------------------------

        The notes may not be offered or sold to persons in the United Kingdom, by means of this prospectus or any other document, in circumstances which will result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services and Markets Act 2000.

                           --------------------------

                        IRISH STOCK EXCHANGE INFORMATION

        We accept our responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of our knowledge and belief the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

        Reference in this prospectus supplement and the accompanying prospectus to documents incorporated by reference and any website addresses set forth in this prospectus supplement and the accompanying prospectus will not be deemed to constitute a part of the prospectus filed with the Irish Stock Exchange in connection with the listing of the class A LIBOR rate notes.

        McCann FitzGerald Listing Services Limited will act as the listing agent, and Custom House Administration and Corporate Services Limited will act as the paying agent in Ireland for the class A LIBOR rate notes.

                                SUMMARY OF TERMS

        THE FOLLOWING SUMMARY IS A VERY GENERAL OVERVIEW OF THE TERMS OF THE NOTES AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION.

        BEFORE DECIDING TO PURCHASE THE NOTES, YOU SHOULD CONSIDER THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

        THE WORDS "WE", "US", "OUR" AND SIMILAR TERMS, AS WELL AS REFERENCES TO THE "ISSUER" AND THE "TRUST" REFER TO NELNET STUDENT LOAN TRUST 2005-4. THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. SEE "SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS" IN THE PROSPECTUS.


PRINCIPAL PARTIES AND DATES

ISSUER

o       Nelnet Student Loan Trust 2005-4

SPONSOR

o       Nelnet, Inc.

DEPOSITOR

o       Nelnet Student Loan Funding, LLC

MASTER SERVICER AND ADMINISTRATOR

o       National Education Loan Network, Inc.

SUBSERVICERS

o       Nelnet, Inc.

o       ACS Education Services, Inc.

ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE

o       Zions First National Bank

DELAWARE TRUSTEE

o       Wells Fargo Delaware Trust Company

AUCTION AGENT

o

BROKER-DEALERS

o

DISTRIBUTION DATES

        LIBOR RATE NOTES. Distribution dates for the LIBOR rate notes will be the 22nd day of each March, June, September and December, beginning March 22, 2006. The distribution dates for the LIBOR rate notes are sometimes referred to as "quarterly distribution dates." If any quarterly distribution date is not a business day, the quarterly distribution will be made on the next business day. The calculation date for each quarterly distribution date will be the fourth business day before such quarterly distribution date.

        AUCTION RATE NOTES. Distributions will be made on any auction rate notes on the business day following the end of the auction period for each class of auction rate notes. However, if an auction period for a class of auction rate notes exceeds 90 days, distributions also will be made to that class of auction rate notes on the quarterly distribution dates described above. The distribution dates for the auction rate notes, if any, are sometimes referred to as "auction rate distribution dates."

        We sometimes refer to the "quarterly distribution dates" and the "auction rate distribution dates" collectively as "distribution dates."

COLLECTION PERIODS

        The collection periods will be the three full calendar months preceding each quarterly distribution date. However, the initial collection period will begin on November 1, 2005 and end on February 28, 2006.

INTEREST ACCRUAL PERIODS

        LIBOR RATE NOTES. The initial interest accrual period for the LIBOR rate notes begins on the closing date and ends on March 21, 2006. For all other quarterly distribution dates, the interest accrual period will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.

        AUCTION RATE NOTES. The initial interest accrual period for any class of auction rate notes will begin on the closing date and will end on the initial auction date for that class. The interest accrual period for each class of auction rate notes thereafter is the period from the previous auction rate distribution date through the next auction date for that class of notes. The interest accrual period for a class of auction rate notes is sometimes referred to as an "auction period."

CUT-OFF DATES

        STATISTICAL CUT-OFF DATE. The statistical information contained in this prospectus supplement for a portion of the student loans the trust expects to acquire on the closing date with the proceeds of the notes is presented as of September 30, 2005.

        CUT-OFF DATE. October 31, 2005, is the cut-off date for the student loans we expect to acquire on the closing date with the proceeds of the notes. The cut-off date is the date after which collections and other payments received on account of the student loans are pledged to the trust estate. For student loans the trust acquires after the closing date, the cut-off date will be the date such loans are transferred to the trust.

CLOSING DATE

        The closing date for this offering is expected to be on or about November , 2005.

DESCRIPTION OF THE NOTES

GENERAL

        Nelnet Student Loan Trust 2005-4 is offering the following student loan asset-backed notes:

o       class A-1L notes and class A-1AR notes in the aggregate principal amount
        of $                    ;

o       class A-2L notes and class A-2AR notes in the aggregate principal amount
        of $                    ;

o       class A-3L notes and class A-3AR notes in the aggregate principal amount
        of $                    ;

o       class A-4L notes and class A-4AR notes in the aggregate principal amount
        of $                    ;

o       class A-5L notes and class A-5AR notes in the aggregate principal amount
        of $                    ; and

o       class B notes in the aggregate principal amount of $                  .

        Each class of class A notes will contain LIBOR rate notes and may contain auction rate notes. At our option, we may elect not to issue auction rate notes, or to issue auction rate notes only for certain classes of class A notes. The final prospectus supplement will list the actual principal amount of LIBOR rate notes and auction rate notes, if any, being issued for each class of class A notes. The class B notes are being issued as LIBOR rate notes only. In this prospectus supplement, we sometimes use the name of a class of class A notes (such as the class A-1 notes or the class A-2 notes) when referring to both the LIBOR rate notes and the auction rate notes of that class. Except for the method of determining interest and their distribution dates, the terms of the LIBOR rate notes and the auction rate notes of the same class, as well as the rights of the respective noteholders, are identical.

        The notes will be issued pursuant to an indenture of trust. The class A notes will be senior notes and the class B notes will be subordinate notes. The class A-1L, class A-2L, class A-3L, class A-4L, class A-5L and the class B notes bear interest based on the three-month LIBOR rate and are sometimes referred to as the "LIBOR rate notes." The class A-1AR, class A-2AR, class A-3AR, class A-4AR and class A-5AR notes bear interest at a rate determined by auction and are sometimes referred to as the "auction rate notes." The class A LIBOR rate notes will be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof. The class B notes will be issued in minimum denominations of $50,000 and in integral multiples of $1,000 in excess thereof. The auction rate notes will be issued in minimum denominations of $50,000 and in integral multiples of $50,000 in excess thereof. Interest and principal on the notes will be payable to the record owners of the notes as of the close of business on the day before the related distribution date.

INTEREST RATES AND PAYMENTS

        LIBOR RATE NOTES. The LIBOR rate notes will bear interest at the following rates:

o the class A-1L notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus
            %;

o the class A-2L notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus
           %;

o the class A-3L notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus
            %;

o the class A-4L notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus
           %;

o the class A-5L notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus
           %; and

o the class B notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus
             %.

        The administrator will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. Interest on the LIBOR rate notes will be calculated on the basis of the actual number of days elapsed during the interest period divided by 360. For the initial interest accrual period, the administrator will determine the LIBOR rate according to a formula described below in "Description of the Notes - Interest Payments."

        Interest accrued on the outstanding principal balance of the LIBOR rate notes during each interest accrual period will be paid on the following quarterly distribution date.

        AUCTION RATE NOTES. The interest rates for any auction rate notes are determined by the auction procedures described in the prospectus under "Description of the Notes - Auction rate notes." However, the interest rate on auction rate notes for the initial interest accrual period will be determined by the administrator and the underwriters prior to the closing date. The initial auction dates and the initial rate adjustment dates for each class of auction rate notes are set forth below:

                  Initial        Initial Rate
                Auction Date    Adjustment Date
                ------------    ---------------
Class A-1AR
Class A-2AR
Class A-3AR
Class A-4AR
Class A-5AR

        If the rate determined pursuant to the auction procedures for a class of auction rate notes exceeds a maximum rate, interest on that class of auction rate notes will be the maximum rate, which is defined in the indenture as the least of:

o       the LIBOR rate for a comparable period plus a margin of 1.00%;

o       the lesser of the maximum rate allowed by law or 17%;

o the rate at which the quarterly average auction rate equals the quarterly average 91-day U.S. Treasury bill rate plus a margin ranging from 1.25% to 2.00% depending on the ratings of the auction rate notes;

o the rate at which the quarterly average auction rate equals the quarterly average 90-day financial commercial paper rate plus a margin ranging from 0.75% to 1.50% depending on the ratings of the auction rate notes; or

o a net loan rate, which is the weighted average return on the trust's student loans, including all revenue derived from the student loans and derivative product payments received, less the expenses associated with administering the notes and administering and servicing the student loans and other assets in the trust, expressed as a percentage of the average principal amount of the student loans, calculated on a quarterly basis.

        After the initial auction period, the period between auctions for each class of auction rate notes will generally be 28 days. The administrator may change the length of the auction period for any class of auction rate notes as described in the prospectus under the heading "Description of the Notes-Auction rate notes."

        Interest will be calculated on the auction rate notes on the basis of the actual number of days elapsed in the related auction period divided by 360.

        Interest accrued on the outstanding principal balance of a class of auction rate notes during the preceding auction period will be paid on the related auction rate distribution date.

PRINCIPAL DISTRIBUTIONS

        Principal distributions will be allocated to the notes on each quarterly distribution date in an amount equal to the lesser of:

o the principal distribution amount for that quarterly distribution date, which includes any shortfall in the payment of the principal distribution amount allocated on the preceding quarterly distribution date; and

o funds available to pay principal as described below in "Description of the Notes - Flow of Funds."

        On each quarterly distribution date, the trust will pay or allocate principal on the class A notes in an amount equal to the class A principal distribution amount and on the class B notes in an amount equal to the class B principal distribution amount. The class A principal distribution amount will be paid first on the class A-1 notes until paid in full, second on the class A-2 notes until paid in full, third on the class A-3 notes until paid in full, fourth on the class A-4 notes until paid in full and fifth on the class A-5 notes until paid in full. The class B principal distribution amount will be allocated to the class B notes after the stepdown date, pro rata with the class A notes, so long as no trigger event is in effect on the quarterly distribution date.

        For any class A notes for which there are LIBOR rate notes and auction rate notes outstanding, principal will be further allocated pro rata between the LIBOR rate notes and the auction rate notes within such class on the basis of their original principal amount. Principal allocated to any auction rate notes will be used to redeem those auction rate notes in lots of $50,000 as described under "- Flow of Funds" below.

        The "stepdown date" will be the earlier of the December 2010 quarterly distribution date, or the first date on which no class A notes remain outstanding. A "trigger event" will be in effect on any quarterly distribution date while any class A notes are outstanding if the outstanding principal balance of the notes, after giving effect to distributions to be made on that quarterly distribution date, exceeds the Pool Balance plus amounts on deposit in the Reserve Fund as of the end of the related collection period, or if there has not been an optional purchase or sale of the trust's student loans through a mandatory auction as described below after the earlier of the quarterly distribution date or when the Pool Balance falls below 10% of the initial Pool Balance.

        The term "Principal Distribution Amount" means:

o on the initial quarterly distribution date, the amount by which the aggregate outstanding principal amount of the notes exceeds the Adjusted Pool Balance as of the last day of the initial collection period; or

o on each subsequent quarterly distribution date, the amount by which the Adjusted Pool Balance, as of the last day of the preceding collection period, exceeds the Adjusted Pool Balance, as of the last day of that collection period, plus the amount, if any, of the Principal Distribution Amount allocated on the prior quarterly distribution date that was not paid.

        The class A principal distribution amount is equal to the principal distribution amount times the class A percentage. The class B principal distribution amount is equal to the principal distribution amount times the class B percentage.

        For each quarterly distribution date the class A percentage will equal 100% minus the class B percentage. The class B percentage will equal:

o 0% prior to the stepdown date or on any other quarterly distribution date if a trigger event is in effect; or

o on all other quarterly distribution dates, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the class B notes and the denominator of which is the aggregate principal balance of all outstanding notes, in each case determined on the calculation date for that quarterly distribution date.

        "Adjusted Pool Balance" means, for any quarterly distribution date,

o if the Pool Balance as of the last day of the related collection period is greater than 40% of the initial Pool Balance, the sum of that Pool Balance, any amounts on deposit in the Capitalized Interest Fund and the Reserve Fund minimum balance for that quarterly distribution date; or

o if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the initial Pool Balance, that Pool Balance.

        "Pool Balance" for any date means the sum of the aggregate principal balance of the trust's student loans on that date, including accrued interest that is expected to be capitalized, and money on deposit in the Acquisition Fund, as reduced by the principal portion of:

o all payments received by the trust through that date from borrowers, the guarantee agencies and the U.S. Department of Education;

o all amounts received by the trust through that date from purchases of student loans;

o all liquidation proceeds and realized losses on the student loans through that date;

o the amount of any adjustment to balances of the student loans that any servicer makes under a servicing agreement through that date; and

o the amount by which guarantor reimbursements of principal on defaulted student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

See "Description of the Notes - Principal Distributions" in this prospectus supplement.

FINAL MATURITY

        The distribution dates on which the notes are due and payable in full are as follows:

         Class           Final Maturity Date
         -----           -------------------
       A-1L
       A-1AR
       A-2L
       A-2AR
       A-3L
       A-3AR
       A-4L
       A-4AR
       A-5L
       A-5AR
       B

DESCRIPTION OF THE TRUST

GENERAL

        Nelnet Student Loan Trust 2005-4 is a Delaware statutory trust formed pursuant to Chapter 38 of Title 12 of the Delaware Code, whose operations are limited to acquiring, holding and managing student loans originated under the Federal Family Education Loan Program ("FFELP") and other assets of the trust, issuing and making payments on the notes and any other incidental or related activities.

        The trust will use the proceeds from the sale of the notes to purchase student loans and to make deposits to the Acquisition Fund, the Collection Fund, the Capitalized Interest Fund and the Reserve Fund.

        The only sources of funds for payment of all of the notes issued under the indenture are the student loans and investments pledged to the indenture trustee, the payments the trust receives on those student loans and investments and any payments the trust receives under any derivative product agreements.

THE TRUST'S ASSETS

        The assets of the Trust will include:

o the FFELP student loans acquired with the proceeds of the sale of the notes;

o       collections and other payments received on account of the student loans;

o money and investments held in funds created under the indenture, including the Acquisition Fund, the Capitalized Interest Fund, the Collection Fund and the Reserve Fund; and

o its rights under any derivative product agreement that may be provided for the benefit of the trust.

THE ACQUISITION FUND

        Approximately $       of the proceeds from the sale of the notes will be
deposited into the Acquisition Fund and will be used by the eligible lender trustee to purchase student loans on behalf of the trust. On the closing date,
the eligible lender trustee will use $        of those funds to purchase student
loans on behalf of the trust. Until the June 2006 quarterly distribution date, the trust will use the remaining amounts in the Acquisition Fund to fund any add-on consolidation loans the trust holds as required under the FFELP. "Add-on" consolidation loans are additional loans the Higher Education Act permits borrowers to add to an existing consolidation loan within 180 days from the date such consolidation loan was made. If there are amounts remaining in the Acquisition Fund on the June 2006 quarterly distribution date, those amounts will be transferred to the Collection Fund.

        On each distribution date or monthly servicing payment date, to the extent that money in the Collection Fund or the Capitalized Interest Fund is not sufficient to pay amounts owed to the U.S. Department of Education or the guarantee agencies, servicing fees, trustees' fees, any broker-dealer and auction agent fees, administration fees, the interest then due on the notes, amounts due to any counterparty on any derivative product agreement (other than certain termination payments) and any amounts necessary to restore the Reserve Fund to the Reserve Fund minimum balance, moneys on deposit in the Acquisition Fund (but not student loans) will be transferred to the Collection Fund to cover any such deficiency, prior to any transfer being made from the Reserve Fund to cover any such deficiency.

THE COLLECTION FUND

        The trust will make an initial deposit to the Collection Fund from the
proceeds of the sale of the notes in the amount of $     . The indenture trustee
will deposit into the Collection Fund all revenues derived from student loans, money or assets on deposit in the trust, all amounts transferred from the Capitalized Interest Fund, the Acquisition Fund and the Reserve Fund and any payments received from a counterparty to any derivative product agreement. Money on deposit in the Collection Fund or the Capitalized Interest Fund will be used to pay the trust's operating expenses (which include amounts owed to the U.S. Department of Education and the guarantee agencies, servicing fees, trustees' fees, administration fees, any broker-dealer and auction agent fees), amounts necessary to finance any add-on consolidation loans that have not been financed from money on deposit in the Acquisition Fund, amounts due to any counterparty on any derivative product agreement, and interest and principal on the notes.

THE CAPITALIZED INTEREST FUND

        Approximately $       of the proceeds from the sale of the notes will be
deposited into a Capitalized Interest Fund. If on any monthly servicing payment date or distribution date, money on deposit in the Collection Fund is insufficient to pay amounts owed to the U.S. Department of Education or to the guarantee agencies, servicing fees, trustees' fees, any broker-dealer and auction agent fees, administration fees, interest on the notes, amounts due to any counterparty under any derivative product agreement (other than certain termination payments) and any amounts necessary to restore the Reserve Fund to the Reserve Fund minimum balance, then money on deposit in the Capitalized Interest Fund will be transferred to the Collection Fund to cover the deficiency, prior to any amounts being transferred from the Acquisition Fund or the Reserve Fund. Amounts released from the Capitalized Interest Fund will not
be replenished. On the        quarterly distribution date, the indenture trustee
will transfer any amounts remaining in the Capitalized Interest Fund to the Collection Fund, which will have the effect of increasing the principal distribution amount for such quarterly distribution date. Amounts transferred to the Collection Fund will be used to pay the trust's operating expenses and interest and principal on the notes as described below under "Description of the Notes - Flow of Funds."

THE RESERVE FUND

        The trust will make a deposit to the Reserve Fund from the proceeds of
the sale of the notes in the amount of $      . The Reserve Fund is subject to a
minimum amount equal to the greater of 0.25% of the Pool Balance as of the close of business on the last day of the related collection period, or 0.15% of the initial Pool Balance, or such lesser amount as may be agreed to by the rating agencies as evidenced by a rating confirmation. On each distribution date or monthly servicing payment date, to the extent that money in the Collection Fund is not sufficient to pay amounts owed to the U.S. Department of Education or to the guarantee agencies, servicing fees, trustees' fees, any broker-dealer and auction agent fees, administration fees, the interest then due on the notes and amounts due to any counterparty on any derivative product agreement (other than certain termination payments), an amount equal to the deficiency will be transferred directly from the Reserve Fund, if such deficiency has not been paid from the Capitalized Interest Fund or the Acquisition Fund. To the extent the amount in the Reserve Fund falls below the Reserve Fund minimum balance, the Reserve Fund will be replenished on each distribution date from funds available in the Collection Fund as described below under "Description of the Notes - Flow of Funds." Principal payments due on a class of notes may be made from the Reserve Fund only on the final maturity date for that class. Funds on deposit in the Reserve Fund in excess of the Reserve Fund minimum balance will be transferred to the Collection Fund.

CHARACTERISTICS OF THE STUDENT LOAN PORTFOLIO

        The student loans the trust will acquire with the proceeds of the sale of the notes are consolidation loans originated under the FFELP. A portion of the student loans we expect to acquire on the closing date are described more fully below under "Characteristics of the Student Loans." As of September 30, 2005, those student loans had an aggregate outstanding principal balance of $1,629,139,911, which does not include accrued interest of $6,214,282 to be capitalized on commencement of repayment. In addition, the weighted average annual interest rate of the student loans was approximately 4.27% and their weighted average remaining term to scheduled maturity was approximately 262 months. On the closing date we also expect to acquire additional consolidation loans originated during the period between October 1, 2005 and the closing date. We expect the characteristics of those newly-originated consolidation loans to be substantially similar to the characteristics of the student loans described below under "Characteristics of the Student Loans." The student loan purchase agreements are described below under "The Student Loan Operations of Nelnet Student Loan Trust 2005-4 - Loan Purchase Agreements."

FLOW OF FUNDS

        Servicing fees will be paid to the master servicer on each monthly servicing payment date from money available in the Collection Fund. In addition, each month money available in the Collection Fund will be used to pay amounts due to the U.S. Department of Education and the guarantee agencies with respect to student loans the trust owns and to finance any add-on consolidation loans to the extent money is not available in the Acquisition Fund. On each quarterly distribution date or auction rate distribution date, as the case may be, prior to an event of default, money in the Collection Fund will be used to make the following deposits and distributions, to the extent funds are available, in the following order:

o to the master servicer, the indenture trustee, the Delaware trustee, the broker-dealers and the auction agent, pro rata, the servicing fees, the trustees' fees, and any broker-dealer and auction agent fees due on such distribution date;

o to the administrator, the administration fee and any prior unpaid administration fees;

o to the class A noteholders of each class for which the date is a distribution date, pro rata, to pay interest due on such class A notes and to any counterparty to pay amounts due on any derivative product agreement (other than certain termination payments);

o       to the class B noteholders, to pay interest due on the class B notes;

o to the depositor, an amount equal to the unpaid interest accrued on the student loans subsequent to the cut-off date but prior to the closing date, until this amount has been paid in full;

o to pay or allocate to the class A noteholders, the class A principal distribution amount in the following order:

        o to the class A-1 noteholders until the outstanding principal balance on the class A-1 notes is paid in full;

        o to the class A-2 noteholders until the outstanding principal balance on the class A-2 notes is paid in full;

        o to the class A-3 noteholders until the outstanding principal balance on the class A-3 notes is paid in full;

        o to the class A-4 noteholders until the outstanding principal balance on the class A-4 notes is paid in full; and

        o to the class A-5 noteholders until the outstanding principal balance on the class A-5 notes is paid in full;

o on and after the stepdown date and provided that no trigger event is in effect on such quarterly distribution date, to pay to the class B noteholders the class B principal distribution amount;

o to the Reserve Fund, the amount, if any, necessary to restore the Reserve Fund to the Reserve Fund minimum balance;

o       to the master servicer, any unpaid carry-over servicing fee;

o to the auction rate noteholders, pro rata based upon the amount owed, any unpaid carry-over interest;

o to a derivative product counterparty, if any, any accrued and unpaid termination payments due to such counterparty under the applicable derivative product;

o if the student loans are not sold pursuant to the optional purchase or mandatory auction, to pay as accelerated payment of principal to the holders of the notes in the same order and priority as set forth above, until they have been paid in full; and

o on a quarterly distribution date, to the depositor, any remaining amounts, less the portion, if any, of the principal distribution amount allocated but not paid to a class of auction rate notes on that quarterly distribution date.

        On each quarterly distribution date, all deposits and distributions made following the fourth item above will be made only with money in the Collection Fund that exceeds the accrued interest amount.

        For each quarterly distribution date, the "accrued interest amount" will equal the amount of interest that will be owing on each class of auction rate notes on the first auction rate distribution date for each class following the quarterly distribution date, other than any class as to which such quarterly distribution date is also an auction rate distribution date.

        The principal distribution amount will be allocated to classes of notes only on quarterly distribution dates.

        For any class A notes for which there are LIBOR rate notes and auction rate notes outstanding, principal will be further allocated pro rata between the LIBOR rate notes and the auction rate notes within such class on the basis of their original principal amount.

        If a class of LIBOR rate notes is allocated some or all of the principal distribution amount on a quarterly distribution date, the principal distribution amount will be paid on that quarterly distribution date.

        If a class of auction rate notes is allocated some or all of the principal distribution amount on a quarterly distribution date, the principal distribution amount allocated for such class will be used to redeem such auction rate notes in lots of $50,000 on the first auction rate distribution date for such class on or after the quarterly distribution date for which notice of redemption can be given. Amounts in excess of lots of $50,000 will be retained in the Collection Fund and added to the amount of principal distributed to such class of auction rate notes on the next quarterly distribution date.

SERVICING

        Under a master servicing agreement, National Education Loan Network, Inc., will act as master servicer with respect to the student loans and will arrange for and oversee the subservicers' performance of their respective servicing obligations. National Education Loan Network, Inc. will be paid a monthly servicing fee based on the outstanding principal balance of the trust's student loans in an amount equal to 1/12th of 0.50%, and will be responsible for payment of all compensation due to the subservicers for the performance of their servicing obligations under the related subservicing agreements. In addition, National Education Loan Network, Inc. will be entitled to receive from available funds a carry-over servicing fee as described below in "Description of the Notes
- Flow of Funds." The carry-over servicing fee is the sum of:

o the amount of specified increases in the costs National Education Loan Network, Inc. incurs;

o       the amount of specified conversion, transfer and removal fees;

o any carry-over servicing fees described above that remain unpaid from prior distribution dates; and

o interest on unpaid amounts as set forth in the master servicing agreement.

        Nelnet, Inc. and ACS Education Services, Inc. will act as subservicers with respect to the trust's student loans. The percentage of the trust's student loans that each of the subservicers are expected to service is described below in "Characteristics of the Student Loans."

        The subservicers have each entered into an agreement pursuant to which they have agreed to assume responsibility for servicing, maintaining custody of and making collections on the trust's student loans. Under the master servicing agreement, in the event that a student loan is denied the benefit of any applicable guarantee due to a servicing error, the master servicer will cause the subservicer of the loan to reimburse the trust for principal and interest due on the affected loan. See "The Student Loan Operations of Nelnet Student Loan Trust 2005-4 - Servicing of student loans" in this prospectus supplement.

OPTIONAL PURCHASE

        The depositor or its assignee may, but is not required to, repurchase the remaining student loans in the trust on the earlier of the quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance. If this purchase option is exercised, the student loans will be sold to the depositor as of the last business day of the preceding collection period and the proceeds will be used on the corresponding quarterly distribution date to repay outstanding notes, which will result in early retirement of the notes. On the closing date, the depositor intends to assign its purchase option to Nelnet, Inc.

        If the depositor or its assignee exercises its purchase option, the purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining student loans held by the trust, but not less than a prescribed minimum purchase price. The prescribed minimum purchase price is the amount that, when combined with amounts on deposit in the funds and accounts held under the indenture, would be sufficient to:

o reduce the outstanding principal amount of each class of notes then outstanding on the related quarterly distribution date to zero;

o pay to the noteholders the interest payable on the related quarterly distribution date;

o       pay any unpaid servicing fees and carry-over servicing fee;

o       pay any amounts due on any derivative product agreement; and

o       pay any carry-over amounts on auction rate notes and interest thereon.

MANDATORY AUCTION

        If any notes are outstanding and the depositor or its assignee does not notify the indenture trustee of its intention to exercise its right to
repurchase student loans in the trust on the earlier of the            quarterly
distribution date or when the Pool Balance is 10% or less of the initial Pool Balance, all of the remaining loans in the trust will be offered for sale by the indenture trustee before the next succeeding quarterly distribution date. Nelnet, Inc. or its designated affiliates and unrelated third parties may offer to purchase the trust's student loans in the auction. The net proceeds of any auction sale will be used to retire any outstanding notes on the next quarterly distribution date.

        The indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest bid remaining if it equals or exceeds both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate. If the highest bid after the solicitation process does not equal or exceed both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee may, but will not be obligated to, solicit bids for the sale of the trust's student loans at the end of future collection periods using procedures similar to those described above. If the administrator requests it to do so, the indenture trustee will be obligated to make such solicitations. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust's student loans either on the auction date or subsequently.

        If the trust's student loans are not sold as described above, on each subsequent quarterly distribution date, all amounts on deposit in the Collection Fund after giving effect to all withdrawals, except withdrawals payable to the depositor, will be distributed as accelerated payments of principal on the notes, until they have been paid in full.

BOOK-ENTRY REGISTRATION

        The notes will be delivered in book-entry form through the Same Day Settlement System of The Depository Trust Company.

FEDERAL INCOME TAX CONSEQUENCES

        Kutak Rock LLP will deliver an opinion that for federal income tax purposes, the notes will be treated as the trust's indebtedness. You will be required to include in your income the interest on the notes as paid or accrued in accordance with your accounting methods and the provisions of the Internal Revenue Code. See "Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

        The notes are intended to represent debt for state law and federal income tax purposes; however, there can be no assurance that the U.S. Department of Labor will not challenge such characterization for purposes of the Plan Asset Regulations (29 C.F.R ss.2510.3-101). If the notes are treated as indebtedness without substantial equity features, the notes may be purchased by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, without giving rise to a prohibited transaction, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement.

RATING OF THE NOTES

        The class A notes offered pursuant to this prospectus supplement will be rated by at least two nationally recognized statistical rating agencies in their highest rating category. The class B notes offered pursuant to this prospectus supplement will be rated in one of the three highest rating categories of at least two nationally recognized statistical rating agencies.

LISTING INFORMATION

        Application will be made for the class A LIBOR rate notes to be admitted to the official list of the Irish Stock Exchange subject to the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that such listing will be obtained. You may consult with the Irish listing agent to determine the status of the class A LIBOR rate notes.

CUSIP NUMBERS

o     Class A-1L Notes:
o     Class A-1AR Notes:
o     Class A-2L Notes:
o     Class A-2AR Notes:
o     Class A-3L Notes:
o     Class A-3AR Notes:
o     Class A-4L Notes:
o     Class A-4AR Notes:
o     Class A-5L Notes:
o     Class A-5AR Notes:
o     Class B Notes:

INTERNATIONAL SECURITIES IDENTIFICATION
NUMBERS (ISIN)

o     Class A-1L Notes:
o     Class A-1AR Notes:
o     Class A-2L Notes:
o     Class A-2AR Notes:
o     Class A-3L Notes:
o     Class A-3AR Notes:
o     Class A-4L Notes:
o     Class A-4AR Notes:
o     Class A-5L Notes:
o     Class A-5AR Notes:
o     Class B Notes:

                                  RISK FACTORS

        The discussion under the heading "Risk Factors" in the prospectus describes the risks associated with your investment in the notes. In addition, you should consider the following factors:

THE ASSETS PLEDGED TO THE TRUST ESTATE
MAY NOT BE SUFFICIENT TO PAY THE NOTES

        Upon the issuance of the notes, the aggregate principal balance of the student loans and the other assets pledged as collateral for the notes and held in the trust estate will be less than the aggregate principal balance of the notes issued under the indenture.

        As a result, if an event of default should occur under the indenture requiring repayment of all of the notes, the amount due on the notes may exceed the assets held in the trust estate. If this were to occur, the holders of the notes, and in particular holders of the class B notes, may not be repaid in full.

A HIGH RATE OF PREPAYMENTS MAY ADVERSELY
AFFECT REPAYMENT OF THE NOTES

        The aggregate principal balance and accrued interest of the student loans expected to be pledged to the trust estate on the closing date, together with amounts on deposit in the Acquisition Fund, the Collection Fund, the
Capitalized Interest Fund and the Reserve Fund, will be approximately   % of the
aggregate principal amount of the notes. Noteholders must rely primarily on interest payments on the student loans held in the trust estate to reduce the aggregate principal amount of the notes to the principal balance of the student loans. The noteholders, especially class B noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose. The principal balance of the student loans on which interest will be collected will be less than the principal amount of the notes for some period.

SUBORDINATION OF THE CLASS B NOTES
AND PAYMENT PRIORITIES MAY RESULT
IN A GREATER RISK OF LOSS

        Payments of interest on the class B notes are subordinated in priority of payment to payments of interest on class A notes and to payments due to counterparties under derivative product agreements (other than certain termination payments). Similarly, payments of principal on the class B notes are subordinated to payments of interest and principal on the class A notes. Principal on the class B notes will not begin to be paid until the stepdown date. Moreover, the class B notes will not receive any payments of principal on or after the stepdown date if a trigger event is in effect on any quarterly distribution date until the class A notes have been paid in full. Thus, investors in the class B notes will bear a greater risk of loss than the holders of class A notes. Investors in the class B notes will also bear the risk of any adverse changes in the anticipated yield and weighted average life of their notes resulting from any variability in payments of principal or interest on the class B notes.

        Class B notes are subordinated to class A notes as to the direction of remedies upon an event of default, an administrator default or a master servicer default. In addition, as long as the class A notes are outstanding, the failure to pay interest or principal on the class B notes will not constitute an event of default under the indenture. Consequently, holders of the class B notes may bear a greater risk of losses or delays in payment.

        Certain classes of class A notes will receive payments of principal after other classes of class A notes. For example, the class A-1 notes may receive principal payments before the class A-2 notes, class A-3 notes, class A-4 notes and class A-5 notes. Consequently, holders of class A notes with longer maturities may bear a greater risk of loss than holders of class A notes with shorter maturities. Potential purchasers of the notes should consider the priority of payment of each class of notes before making an investment decision.

CHANGES TO THE HIGHER EDUCATION ACT
MAY ADVERSELY AFFECT YOUR NOTES

        The Higher Education Act and other relevant federal or state laws may be amended or modified in the future. In particular, the level of guarantee payments may be adjusted from time to time. We cannot predict whether any changes will be adopted or, if so, what impact such changes may have on us or the notes.

        The Higher Education Act is currently subject to reauthorization. During the reauthorization process, which is ongoing, proposed amendments to the Higher Education Act are more commonplace and a number of proposals have been introduced in Congress. As part of such process, Congress has passed, and the President has signed into law, the Higher Education Extension Act of 2005, which temporarily extends the programs under the Higher Education Act, including FFELP, through December 31, 2005.

        Bills recently have been introduced in the U.S. House of Representatives that, if enacted into law, would permit borrowers under most consolidation loans to refinance their student loans at lower interest rates. Any legislation that permits borrowers to refinance existing consolidation loans at lower interest rates could significantly increase the rate of prepayments on our student loans. A faster rate of prepayments would decrease the weighted average lives of your notes. In addition, if the legislation described above or any similar legislation is enacted into law, the length of time that the notes are outstanding and their weighted average lives may be shortened significantly. You will bear any reinvestment risk associated with such prepayments.

THE UNITED STATES MILITARY BUILD-UP MAY
RESULT IN DELAYED PAYMENTS FROM BORROWERS
CALLED TO ACTIVE MILITARY SERVICE

        The build-up of the United States military has increased the number of citizens who are in active military service. The Servicemembers Civil Relief Act limits the ability of a lender under the Federal Family Education Loan Program to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional three month period thereafter.

        It is not known how many student loans have been or may be affected by the application of the Servicemembers Civil Relief Act. Payments on student loans acquired by the trust may be delayed as a result of these requirements, which may reduce the funds available to the trust to pay principal and interest on the notes.

HIGHER EDUCATION RELIEF OPPORTUNITIES
FOR STUDENTS ACT OF 2003 MAY
RESULT IN DELAYED PAYMENTS
FROM BORROWERS

        The Higher Education Relief Opportunities for Students Act of 2003 ("HEROS Act of 2003"), as amended, authorizes the Secretary of Education, during the period ending September 30, 2007, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary for the benefit of "affected individuals" who:

        o are serving on active military duty or performing qualifying national guard duty during a war or other military operation or national emergency;

        o reside or are employed in an area that is declared by any federal, state or local office to be a disaster area in connection with a national emergency; or

        o suffered direct economic hardship as a direct result of war or other military operation or national emergency, as determined by the Secretary.

        The Secretary is authorized to waive or modify any provision of the Higher Education Act to ensure that:

        o such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance;

        o administrative requirements in relation to that assistance are minimized;

        o calculations used to determine need for such assistance accurately reflect the financial condition of such individuals;

        o       to provide for amended calculations of overpayment; and

        o institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable.

        The number and aggregate principal balance of student loans that may be affected by the application of the HEROS Act of 2003 is not known at this time. Accordingly, payments we receive on student loans made to a borrower who qualifies for such relief may be subject to certain limitations. If a substantial number of borrowers become eligible for the relief provided under the HEROS Act of 2003, there could be an adverse effect on the total collections on the trust's student loans and our ability to pay principal and interest on the notes.

CASH FLOWS TO THE TRUST MAY BE AFFECTED
BY HURRICANE KATRINA AND OTHER
NATURAL DISASTERS

        The September 2005 landfall of Hurricane Katrina on the gulf coast caused catastrophic damage to numerous communities in Alabama, Louisiana and Mississippi. It is not known what actions Congress or the Department of Education may take to respond to the situation, if any. We expect borrowers presently or formerly in those states, and in other areas affected by natural disasters, to experience difficulty in timely payment of their student loans and further expect a larger than normal number of requests for forbearances and deferrals. The course of study of student borrowers in those areas may also be extended. This could reduce the funds available to the trust to pay principal and interest on the notes.

DIFFERENT RATES OF CHANGE IN INTEREST RATE
INDEXES MAY AFFECT OUR CASH FLOW

        The interest rates on the notes may fluctuate from one interest period to another in response to changes in LIBOR rates and auction rates. The student loans that will be financed with the proceeds from the sale of the notes bear interest either at fixed rates or at rates which are generally based upon the bond equivalent yield of the 91-day U.S. Treasury Bill rate. In addition, the student loans may be entitled to receive special allowance payments from the Department of Education based upon a three-month commercial paper rate and the 91-day U.S. Treasury Bill rate. See "Description of the Federal Family Education Loan Program" in the prospectus. If there is a decline in the rates payable on student loans held in the trust estate, the amount of funds representing interest deposited into the Collection Fund may be reduced. If the interest rates payable on notes the trust issues do not decline in a similar manner and time, the trust may not have sufficient funds to pay interest on the notes when due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust, such as administrative expenses, causing interest payments to be deferred to future periods. Similarly, if there is a rapid increase in the interest rates payable on the notes without a corresponding increase in rates payable on the student loans, the trust may not have sufficient funds to pay interest on the notes when due. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

                                      Sp18

THE INTEREST RATES ON ANY
AUCTION RATE NOTES
ARE SUBJECT TO LIMITATIONS
THAT MAY REDUCE YOUR
YIELD

        The interest rates on the auction rate notes may be limited by the maximum rate, which will be based on the least of:

        o       a LIBOR rate plus a specified margin;

        o       the lesser of the maximum rate permitted by law or 17%;

        o       a 91-day U.S. Treasury Bill rate plus a margin;

        o       a 90-day financial commercial paper rate plus a margin; or

        o a net loan rate equal to the weighted average return on the trust's student loans, including all revenue derived from the student loans and any derivative product payments received, less the expenses associated with the trust's student loan program, expressed as a percentage of the average principal amount of the student loans, calculated on a quarterly basis.

        If for any interest accrual period for a class of auction rate notes the maximum rate is less than the auction rate determined in the auction process, interest will be paid on that class of auction rate notes at the maximum rate.

AUCTION RATE NOTES MAY
BE SUBJECT TO LIQUIDITY
AND YIELD RISKS

        You may not be able to sell some or all of your auction rate notes at an auction if the auction fails; that is, if there are more auction rate notes offered for sale than there are buyers for those auction rate notes. Also, if you place hold orders (orders to retain auction rate notes) at an auction only at a specified rate, and that specified rate exceeds the rate set at the auction, you will not retain your auction rate notes. If you submit a hold order for auction rate notes without specifying a minimum rate, and the auction sets a below-market rate, you may receive a below-market rate of return on your auction rate notes. See "Description of the Notes - Auction rate notes" in the accompanying prospectus.

        As noted above, if there are more auction rate notes offered for sale than there are buyers for those auction rate notes in any auction, the auction will fail and you may not be able to sell some or all of your auction rate notes at that time. The relative buying and selling interest of market participants in your auction rate notes and in the auction rate securities market as a whole will vary over time, and such variations may be affected by, among other things, news relating to the issuer, the attractiveness of alternative investments, the perceived risk of owning the security (whether related to credit, liquidity or any other risk), the tax treatment accorded the instruments, the accounting treatment accorded auction rate notes, including recent clarifications of U.S. generally accepted accounting principles relating to the treatment of auction rate notes, reactions to regulatory actions or press reports, financial reporting cycles and market sentiment generally. Shifts of demand in response to any one or simultaneous particular events cannot be predicted and may be short-lived or exist for longer periods.

        Certain of the underwriters have advised us that they and various other broker-dealers and other firms that participate in the auction rate notes market received letters from the staff of the SEC in the spring of 2004. The letters requested that each of these firms voluntarily conduct an investigation regarding its respective practices and procedures in that market. Pursuant to these requests, the underwriters conducted their own voluntary review and reported its findings to the SEC staff. At the SEC staff's request, the underwriters are engaging in discussions with the SEC staff concerning its inquiry. Neither we nor the underwriters can predict the ultimate outcome of the inquiry or how that outcome will affect the market for the auction rate notes or the auctions

YOU MAY HAVE DIFFICULTY SELLING
YOUR NOTES

        Application will be made for the class A LIBOR rate notes to be admitted to the official list of the Irish Stock Exchange subject to the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that this listing will be obtained. If the notes are not listed on a securities exchange and you want to sell your notes, you will have to locate a purchaser that is willing to purchase them. The underwriters intend to make a secondary market for the notes and may do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may again be such a time in the future. As a result, you may not be able to sell your notes when you want to or you may not be able to obtain the price that you wish to receive.

                        NELNET STUDENT LOAN TRUST 2005-4

GENERAL

        Nelnet Student Loan Trust 2005-4 is a Delaware statutory trust formed by Nelnet Student Loan Funding, LLC pursuant to a Trust Agreement by and between Nelnet Student Loan Funding, LLC as depositor and initial certificate holder, and Wells Fargo Delaware Trust Company, as Delaware trustee, for the transactions described in this prospectus supplement. The assets of the trust will include student loans acquired with the proceeds of the notes sold pursuant to this prospectus supplement, investments that are pledged to the indenture trustee, the payments received on those student loans and investments and any payments the trust has received under any derivative product agreements. The trust was created for the purpose of facilitating the financing of student loans and other financial assets, and to engage in activity in connection therewith. The trust will not engage in any activity other than:

        o acquiring, holding and managing the student loans and the other assets of the trust, and the proceeds therefrom;

        o       issuing the notes; and

        o engaging in other activities related to the activities listed above.

        Nelnet Student Loan Funding, LLC will hold all of the equity interests in the trust. The mailing address for Nelnet Student Loan Funding, LLC, is 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508 and its telephone number is (402) 458-2300.

ELIGIBLE LENDER TRUSTEE

        Zions First National Bank is the eligible lender trustee for the trust under an eligible lender trust agreement. Zions First National Bank is a national banking association with offices located at 717 17th Street, Suite 301, Denver, Colorado 80202. The eligible lender trustee will acquire on behalf of the trust legal title to all of the student loans acquired under loan purchase agreements. The eligible lender trustee on behalf of the trust has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the trust's student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust's student loans for all purposes under the Higher Education Act and the guarantee agreements. If the trust's student loans were not owned by an eligible lender, the trust's rights to receive guarantor and Department of Education payments on its student loans would be lost.

         THE STUDENT LOAN OPERATIONS OF NELNET STUDENT LOAN TRUST 2005-4

LOAN PURCHASE AGREEMENTS

        The proceeds of the notes will be used to purchase student loans originated under the Federal Family Education Loan Program pursuant to the terms of student loan purchase agreements. The eligible lender trustee will first acquire the student loans on behalf of the depositor from parties affiliated with the depositor. The depositor will then direct that the student loans be sold and transferred to the Acquisition Fund of the trust. The student loan purchase agreements will identify the portfolio of student loans to be purchased and will specify the purchase price to be paid for those loans. Each affiliated seller, and the depositor as a seller of loans to the trust, will be obligated under its respective student loan purchase agreement to deliver each student loan note and related documentation to the servicer or subservicer as custodial agent for the trustee, and to deliver the instruments of transfer for the student loans as necessary for a valid transfer of the loans.

        Each seller of student loans will make representations, warranties and covenants with respect to the student loans sold pursuant to its respective student loan purchase agreement, including the following:

        o each loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms;

        o the seller is the sole owner and holder of each loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances;

        o each loan to be sold under the student loan purchase agreement is either insured or guaranteed to the maximum extent permitted under the Higher Education Act;

        o the seller and any servicer have each exercised and shall continue until the scheduled sale date to exercise due diligence and reasonable care in making, administering, servicing and collecting the loans; and

        o the seller, or the lender that originated a loan, has reported the amount of origination fees, if any, authorized to be collected with respect to the loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of the Department of Education for the period in which the fee was authorized to be collected; and the seller or originating lender has made any refund of an origination fee collected in connection with any loan which may be required pursuant to the Higher Education Act.

        Each seller will be obligated to repurchase any loan if:

        o any representation or warranty made or furnished by the seller in or pursuant to its respective student loan purchase agreement shall prove to have been materially incorrect as to the loan;

        o the Secretary of the Department of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a loan, including any claim for interest subsidy, special allowance, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the sale of the loan to the trust; or

        o on account of any wrongful or negligent act or omission of the seller or its servicing agent that occurred prior to the sale of a loan to the trust, a defense that makes the loan unenforceable is asserted by a maker or endorser, if any, of the loan with respect to his or her obligation to pay all or any part of the loan.

        Upon the occurrence of any of the conditions set forth above and upon the trust's or the indenture trustee's request, the seller will be required to pay to the indenture trustee an amount equal to the then-outstanding principal balance of the loan, plus the percentage of premium paid in connection with the purchase of the loan and interest and special allowance payments accrued and unpaid with respect to the loan, plus any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred by the trust, and the indenture trustee in connection with the loan and arising out of the reasons for the repurchase.

SERVICING OF STUDENT LOANS

        The trust is required under the Higher Education Act, the rules and regulations of the guarantee agencies and the indenture to use due diligence in the servicing and collection of student loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt.

        THE ELIGIBLE LENDER TRUSTEE IS ACTING AS "ELIGIBLE LENDER" WITH RESPECT TO THE STUDENT LOANS AS AN ACCOMMODATION TO THE TRUST AND NOT FOR THE BENEFIT OF ANY OTHER PARTY. NOTWITHSTANDING ANY RESPONSIBILITY THAT THE ELIGIBLE LENDER TRUSTEE MAY HAVE TO THE SECRETARY OF EDUCATION OR ANY GUARANTEE AGENCY UNDER THE HIGHER EDUCATION ACT, THE ELIGIBLE LENDER TRUSTEE WILL NOT HAVE ANY RESPONSIBILITY FOR THE TRUST'S ACTION OR INACTION, OR ANY ACTION OR INACTION OF THE INDENTURE TRUSTEE OR ANY OTHER PARTY IN CONNECTION WITH THE STUDENT LOANS AND THE DOCUMENTS, AGREEMENTS, UNDERSTANDINGS AND ARRANGEMENTS RELATING TO THE STUDENT LOANS.

THE MASTER SERVICER

        The trust has entered into a master servicing agreement with National Education Loan Network, Inc. ("NELN") which continues until the earlier of:

        o       the termination of the indenture and the trust agreement;

        o the early termination after material default by the master servicer as provided for in the master servicing agreement; or

        o the student loans serviced under the master servicing agreement are paid in full.

As master servicer, NELN will arrange for and oversee the performance by the subservicers of their servicing obligations with respect to the trust's student loans.

        NELN is a wholly owned subsidiary of Nelnet, Inc., and was formed with the purpose of creating a network of student loan finance industry participants to provide services to educational institutions, lenders and students across the country. NELN provides a wide array of education loan finance services, including secondary market operations, administrative management services and asset finance services.

        NELN will be paid a monthly servicing fee based on the outstanding principal balance of the trust's student loans in an amount equal to 1/12th of 0.50%. In addition, NELN will be entitled to receive from available funds a carry-over servicing fee as described below in "Description of the Notes - Flow of Funds." The carry-over servicing fee is the sum of:

        o       the amount of specified increases in the costs NELN incurs;

        o       the amount of specified conversion, transfer and removal fees;

        o any carry-over servicing fees described above that remain unpaid from prior distribution dates; and

        o interest on unpaid amounts as set forth in the master servicing agreement.

        Under the terms of the indenture, the administrator may designate another master servicer with respect to the trust's student loans. Any master servicer other than NELN will be confirmed in writing by each rating agency then rating the notes.

        Under the terms of the master servicing agreement, NELN may be obligated to cause the subservicers to pay the trust an amount equal to the outstanding principal balance plus all accrued interest and other fees due to the date of purchase of a student loan in the event a subservicer causes the loan to be denied the benefit of any applicable guarantee and is unable to cause the reinstatement of the guarantee within twelve months of denial by the applicable guarantee agency. Upon payment, the loan will be subrogated to the subservicer that made such payment to the trust. In the event the subservicer cures any such student loan, the trust will repurchase the loan in an amount equal to the then outstanding principal balance plus all accrued interest due on the student loan, less the amount subject to the risk sharing provisions of the Higher Education Act, whereupon the subrogation rights of the subservicer will terminate.

        MASTER SERVICER DEFAULT

        A default under the master servicing agreement will consist of:

        o any failure to make deposits to the indenture trustee of payments received with respect to student loans;

        o any failure or refusal to perform in any material fashion any portion of the master servicing agreement, including any failure to perform or observe in any material respect any covenants or agreements contained therein; and

        o the occurrence of an event of bankruptcy involving the master servicer.

        Upon the occurrence of any default, the master servicer will have the right to cure such default within 30 days of receipt of written notice of such default.

        An event of bankruptcy means:

        o the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, making a general assignment for the benefit of creditors, declaring a moratorium with respect to one's debts or failure to generally pay one's debts as they become due; or

        o the commencement of an involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, provided such action is not dismissed within 60 days.

        Any failure to service a student loan in accordance with the Higher Education Act that causes such student loan to be denied the benefit of any applicable guarantee is not a material breach under the master servicing agreement so long as the guarantee on such loan is reinstated or the trust receives payment of the principal balance and accrued interest on such student loan in accordance with the master servicing agreement. In cases where the obligations the indenture trustee is seeking to enforce are based on a violation of the Higher Education Act, a finding by the Department of Education that the Higher Education Act was violated may be required prior to the indenture trustee being able to enforce the agreement.

        RIGHTS UPON DEFAULT

        As long as a default remains unremedied, the indenture trustee or holders of not less than 25% of the highest priority obligations outstanding may terminate all the rights and obligations of the master servicer. Following a termination, a successor master servicer appointed by the holders of not less than 25% of the highest priority obligations outstanding or the indenture trustee, or the indenture trustee itself, will succeed to all the responsibilities, duties and liabilities of the master servicer under the master servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the master servicer under the master servicing agreement, unless the compensation arrangements will not result in a downgrade or withdrawal of the then current ratings of the notes. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the master servicer, and no default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.

        WAIVER OF PAST DEFAULTS

        The holders of a majority of the highest priority obligations outstanding in the case of any master servicer default which does not adversely affect the indenture trustee may, on behalf of all noteholders, waive any default by the master servicer, except a default in making any required deposits to or payments from any of the funds established under the indenture. Therefore, so long as any class A notes are outstanding, the class A noteholders have the ability, except as noted, to waive defaults by the master servicer which could materially and adversely affect the subordinate noteholders. No waiver will impair the noteholders' rights as to subsequent defaults.

THE SUBSERVICERS

        Nelnet, Inc. ("Nelnet") and ACS Education Services, Inc. ("ACS") will act as subservicers with respect to the trust's student loans. Each of the subservicers will provide such data processing and other assistance in connection with the servicing of the student loans as the Higher Education Act and the guarantee agencies require. The trust will cause the trustee to pay from the Collection Fund established under the indenture to NELN servicing fees, and NELN will pay subservicing fees and certain expenses for the services the subservicers provide. The percentage of the trust's student loans that each of the subservicers are expected to service is described below under "Characteristics of the Student Loans."

        Information regarding each affiliated subservicer and each subservicer expected to service more than 10% of the trust's student loans is set forth below. Except as otherwise indicated, the information regarding each subservicer described below has been obtained from that subservicer and has not been independently verified.

        NELNET, INC.

        GENERAL

        NELN has entered into a subservicing agreement with Nelnet, a Nebraska corporation, under which Nelnet assumes all of the obligations for the day-to-day servicing of the trust's student loans for the term of the master servicing agreement. In the event NELN no longer acts as the master servicer of the trust's student loan portfolio, Nelnet has agreed to service the student loans under the terms of and pursuant to the master servicing agreement. In addition, Nelnet is the assignee of the ACS subservicing agreement described below.

        Nelnet is a vertically integrated education finance company with over $14 billion in total assets. Headquartered in Lincoln, Nebraska, Nelnet originates, holds and services student loans, principally FFELP student loans. During 2004, Nelnet was one of the largest holders and servicers of FFELP loans. Nelnet provides a broad range of financial services and technology-based products, including student loan origination and lending, student loan and guarantee servicing and a suite of software solutions.

        Nelnet began its education loan servicing operations on January 1, 1978, and provides education loan servicing, time-sharing, administration and other services to lenders, secondary market purchasers and guarantee agencies throughout the United States. Nelnet offers student loan servicing to lending institutions and secondary markets. Nelnet has offices located in, among other cities, Aurora, Colorado; Lincoln, Nebraska; Jacksonville, Florida; and Indianapolis, Indiana, and, as of June 30, 2005, employed approximately 2,766 employees. As of June 30, 2005, Nelnet serviced approximately $22 billion in student loans.

        Nelnet's due diligence schedule is conducted through automated letter generation. Telephone calls are made by an auto-dialer system. All functions are monitored by an internal quality control system to ensure their performance. Compliance training is provided on both centralized and unit level basis. In addition, Nelnet has distinct compliance and internal auditing departments whose functions are to advise and coordinate compliance issues.

        Nelnet depends heavily on computer-based data processing systems in servicing student loans. On January 1, 2002, Nelnet converted the student loans that it services to a computer hardware and software platform developed and maintained by an affiliated company. The computer conversion was preceded by the development and implementation by Nelnet of servicing procedures tailored to the new system, comprehensive training of servicing staff and a number of test conversions. In November 2002, Nelnet converted approximately $3 billion of additional student loans to its computer hardware and software platform. Problems or errors may occur in connection with the implementation of the new computer platform and the conversion of additional loans to that platform. If servicing errors do occur, they may result in a failure to collect amounts due on our student loans or to follow procedures required under the Higher Education Act.

        RECENT DEVELOPMENTS

        Based on provisions of the Higher Education Act ("HEA"), regulations and guidance of the Department of Education and related interpretations, education lenders may receive special allowance payments from the Department of Education which provide a minimum 9.5% interest rate (the "9.5% Floor") on loans currently financed or financed prior to September 30, 2004 with proceeds of tax-exempt obligations originally issued prior to October 1, 1993. A portion of Nelnet's FFELP loan portfolio is comprised of loans financed prior to September 30, 2004 with tax-exempt obligations originally issued prior to October 1, 1993. Accordingly, Nelnet is entitled to receive special allowance payments on these loans equal to the 9.5% Floor. As of June 30, 2005, Nelnet had $3.2 billion of FFELP loans that were receiving special allowance payments based upon the 9.5% Floor. No student loan to be included in the trust estate will receive 9.5% Floor payments, but the following recent developments regarding 9.5% Floor loans may affect the financial condition and results of operations of Nelnet.

        In May 2003, Nelnet sought confirmation from the Department of Education regarding whether Nelnet was allowed to receive the special allowance payments based on the 9.5% Floor on loans being acquired with funds obtained from the proceeds of tax-exempt obligations originally issued prior to October 1, 1993 and then subsequently refinanced with proceeds of taxable obligations without retiring the tax-exempt obligations. Pending satisfactory resolution of this issue, Nelnet deferred recognition of that portion of the 9.5% Floor income generated by these loans which exceeded statutorily defined special allowance rates under a taxable financing. In June 2004, after consideration of certain clarifying information received in connection with the guidance Nelnet had sought and based on written and verbal communications with the Department of Education, Nelnet concluded that the earnings process had been completed and recognized the previously deferred income on this portfolio. Nelnet is currently recognizing the 9.5% Floor income on these loans as it is earned.

        In October 2004, Congress passed and President Bush signed into law the Taxpayer-Teacher Protection Act of 2004 (the "October 2004 Act"), which prospectively suspended eligibility for the 9.5% Floor on any loans refinanced with proceeds of taxable obligations between September 30, 2004 and January 1, 2006. The loans in Nelnet's student loan portfolio that have been refinanced with proceeds of taxable obligations and are receiving special allowance payments under the 9.5% Floor were all refinanced with proceeds of taxable obligations before September 30, 2004. In April 2004, Nelnet ceased adding to its portfolio of loans receiving special allowance payments subject to the 9.5% Floor, and thus the provisions of the October 2004 Act do not have an effect upon the eligibility of such loans to receive the 9.5% Floor.

        On May 24, 2005, the Office of Inspector General of the Department of Education ("OIG") publicly released a Final Audit Report on Special Allowance Payments to New Mexico Educational Assistance Foundation for Loans Funded by Tax-Exempt Obligations (the "NMEAF Audit Report"). In the NMEAF Audit Report, the OIG indicated it had determined that the New Mexico Educational Assistance Foundation ("NMEAF"), an entity unrelated to Nelnet, received what the OIG deemed to be improper special allowance payments under the 9.5% Floor calculation for loans that were transferred as security for new debt obligations ("refunded bonds") after the prior tax-exempt obligation was retired. The OIG recommended that the Chief Operating Officer for Federal Student Aid of the Department of Education calculate and require repayment by NMEAF of the special allowance payments described in the NMEAF Audit Report. However, as discussed below, the Department of Education subsequently determined that NMEAF complied with applicable laws, regulations and Department of Education guidance with respect to such special allowance payments.

        In June 2005, the OIG commenced an audit of the portion of Nelnet's student loan portfolio receiving 9.5% Floor special allowance payments. Nelnet is fully cooperating with the OIG in connection with this audit. Discussions with the OIG are ongoing, but no final report or close-out letter has been issued. Nelnet also understands that the Department of Education, as part of a nationwide project, is separately conducting a review of lenders related to student loans financed with the proceeds of tax-exempt bonds that are eligible for the 9.5% Floor. On June 30, 2005, Nelnet provided information to the Department of Education that it requested as part of this project.

        On July 8, 2005, the Secretary of the Department of Education announced that the Department of Education had completed its review of the NMEAF Audit Report and determined that NMEAF complied with applicable laws, regulations and Department of Education guidance with respect to NMEAF's receipt of 9.5% Floor special allowance payments discussed in the NMEAF Audit Report.

        Although retroactive changes to the HEA are extremely uncommon, if Congress were to enact legislation that applied retroactively to remove FFELP loans that have been refinanced with proceeds of taxable obligations from eligibility for the 9.5% Floor, and if such legislation were to withstand legal challenge, it could have a material adverse effect upon Nelnet's financial condition and results of operations. Of the approximately $3.2 billion in loans held by Nelnet as of June 30, 2005 that are receiving 9.5% Floor payments, approximately $2.9 billion in loans were financed prior to September 30, 2004 with proceeds of tax-exempt obligations originally issued prior to October 1, 1993 and then subsequently refinanced with the proceeds of taxable obligations, without retiring the tax-exempt obligations.

        On October 24, 2005, Nelnet acquired LoanSTAR Funding Group, Inc. ("LoanSTAR"), including its student loan portfolio of approximately $867 million. Included in LoanSTAR's portfolio of student loans was approximately $415 million of student loans receiving 9.5% Floor payments, of which approximately $250 million in loans were financed prior to September 20, 2004 with proceeds of tax-exempt obligations originally issued prior to October 1, 1993 and then subsequently refinanced with the proceeds of taxable obligations without retiring the tax-exempt obligations.

        The guidance issued by the Department of Education has indicated that receipt of the 9.5% Floor income on loans such as those held by Nelnet is permissible under current law and previous interpretations thereof. However, Nelnet cannot predict whether the Department of Education will maintain its position in the future on the permissibility of the 9.5% Floor. Likewise, although Nelnet's management believes that it has complied in all material respects with the rules and regulations with respect to the proper categorization of these loans as being eligible for the 9.5% Floor special allowance payments, we cannot predict the outcome of the OIG audit. Costs, if any, associated with an adverse outcome of the OIG audit or resolution of findings or recommendations arising out of the OIG audit, a potential Department of Education review of its position on the permissibility of the 9.5% Floor or legislation which would retroactively remove eligibility for the 9.5% Floor could adversely affect Nelnet's financial condition and results of operations.

        However, it is the opinion of Nelnet's management, based on information currently known, that any adverse outcome or resolution of findings or recommendations arising out of the OIG audit, a potential Department of Education review of its position on the permissibility of the 9.5% Floor or legislation which would retroactively remove eligibility for the 9.5% Floor would not have a material adverse effect on Nelnet's ability to perform its obligations as subservicer under the subservicing agreement, or the ability of the master servicer and administrator to perform its obligations under the master servicing agreement and the administration agreement.

        See "Risk Factors - Changes to the Higher Education Act may adversely affect your notes" in this prospectus supplement.

        ACS EDUCATION SERVICES, INC.

        GENERAL

        ACS Education Services, Inc. ("ACS") is a for profit corporation and a wholly-owned subsidiary of Affiliated Computer Services, Inc. ("ACSI"). Headquartered in Dallas, Texas, ACSI is a Fortune 500 company providing business process and technology outsourcing solutions to commercial and government clients. ACSI's Class A common stock trades on the New York Stock Exchange under the symbol "ACS." As of July 2005, ACS provided loan servicing for approximately $109 billion in student and parental loans, including approximately $84 billion in Federal Direct Student Loans under contract with the U.S. Department of Education. ACS has its headquarters at One World Trade Center, Suite 2200, Long Beach, California 90831, and has regional processing centers in Long Beach and Bakersfield, California; Utica, New York; and Lombard, Illinois.

        THE ACS SUBSERVICING AGREEMENT

        On October 25, 2005, Nelnet acquired a portfolio of student loans and related servicing and origination assets from Chela Education Financing, Inc. ("Chela"). Pursuant to an assignment and assumption agreement entered into in connection with such acquisition, Chela assigned to Nelnet its right, title and interest in a servicing agreement between Chela and AFSA Data Corporation to service the acquired portfolio of student loans. ACS is the successor to AFSA Data Corporation under the subservicing agreement. Pursuant to the subservicing agreement, ACS agrees to service a portion of the student loans acquired by the trust in accordance with established procedures and industry practices and as set forth in the subservicing agreement.

        ACS generally agrees to provide all customary student loan servicing activities with respect to the student loans. Such services generally include maintaining custody of copies of promissory notes and related documentation, billing for and processing payments from borrowers, undertaking certain required collection activities with respect to delinquent loans, submitting guarantee claims with respect to defaulted loans, establishing and maintaining records with respect to its servicing activities, and providing certain reports of its activities and the student loan portfolios serviced by it. ACS agrees to service the student loans in material compliance with the Higher Education Act, the guidelines of the applicable guarantor, and all applicable federal laws and regulations. In the event that a student loan is rejected by the applicable guarantor due to the negligence of ACS and the servicing error cannot be cured, then ACS will reimburse the trust for all losses of principal and interest on the loan.

        The subservicing agreement continues in force until terminated or modified as set forth therein, and is automatically renewed for successive 12 month periods unless either party gives 90 days notice of its intention not to renew the subservicing agreement. The servicing agreement may also be terminated by either party upon a material breach by the other party (after certain cure periods described therein) or by ACS upon amendments to the Higher Education Act or guaranty agency regulations which impose additional costs or risks upon ACS which are not reimbursed or the subject of indemnification pursuant to the subservicing agreement.

        ACS receives a monthly fee for the servicing of student loans according to schedules set forth in the subservicing agreement, in addition to other fees specified therein. The fees are subject to periodic adjustments, which adjustments are subject to certain limitations set forth in the subservicing agreement.

        EXCEPTIONAL PERFORMANCE DESIGNATION

        The Higher Education Act authorizes the Department of Education to recognize lenders and lender servicers (as agent for the eligible lender) for an exceptional level of performance in servicing FFELP loans. Under current legislation, a lender or lender servicer designated for Exceptional Performance can receive 100% reimbursement on all claims submitted for insurance provided that the lender or lender servicer meets and maintains all requirements for achieving its designation. The Secretary of Education may revoke the Exceptional Performance designation if, among other things, subsequent audits of a servicer's servicing operations fail to meet certain due diligence standards, the required audits are not provided to the Secretary or the Secretary determines that an overall level of regulatory compliance has not been maintained.

        The subservicers received the Exceptional Performance designation for the periods shown below:

               Nelnet               June 1, 2005 through May 31, 2006

               ACS                  March 15, 2005 through March 16, 2006

        So long as such Exceptional Performance designation remains in effect, all loans serviced by the subservicer will be eligible to receive 100% reimbursement on any claim submitted for payment. These periods may be extended beyond such dates provided such subservicer meets the Department of Education's requirements to maintain such designation. We cannot assure you that Nelnet or ACS will maintain their Exceptional Performance designation in the future. Failure to maintain Exceptional Performance designation in the future is not a default under their respective subservicing agreements. In addition, we cannot assure you that the criteria for obtaining the Exceptional Performance designation will not change, or that the level of reimbursement will not be reduced in the future.

THE ADMINISTRATION AGREEMENT

        NELN has entered into an administration agreement with the trust, Wells Fargo Delaware Trust Company, as Delaware trustee, and Zions First National Bank, as indenture trustee. Under the administration agreement, NELN agrees to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and loan purchase agreements. These services include, but are not limited to:

        o directing the indenture trustee to make the required distributions from the funds established under the indenture on a monthly basis and on each distribution date; and

        o preparing, based on periodic data received from the servicer, and providing quarterly and annual distribution statements to the eligible lender trustee and the indenture trustee and any related federal income tax reporting information.

        NELN will receive compensation quarterly for those services in the amount of 0.18% per annum of the outstanding principal balance of the trust's student loans. If after the stepdown date a trigger event is in effect, the compensation rate will be reduced to 0.05% per annum. In addition, if after the closing date the ratio of the aggregate principal balance of the student loans and other assets held in the trust estate to the aggregate outstanding principal balance of the notes issued under the indenture falls below this ratio as calculated on the closing date, the compensation rate will be reduced, but not below $100,000 per annum. NELN may resign as administrator upon 60 days' written notice, provided that no resignation will become effective until a successor administrator has assumed NELN's duties under the administration agreement and the rating agencies confirm that the appointment of a successor administrator will not result in a downgrade or withdrawal of the ratings then applicable to the notes.

        ADMINISTRATOR DEFAULT

        An administrator default under the administration agreement will consist of:

        o the administrator's failure to perform any of its duties under the administration agreement and the failure to cure such non-performance within 5 days after receipt of notice, or, if such default cannot be cured in such time, the failure to give, within 10 days, such assurance of cure as is reasonably satisfactory to the trust; or

        o the occurrence of an event of bankruptcy involving the administrator.

        An event of bankruptcy means:

        o the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, making a general assignment for the benefit of creditors, declaring a moratorium with respect to one's debts or failure to generally pay one's debts as they become due; or

        o the commencement of an involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, provided such action is not dismissed within 60 days.

        RIGHTS UPON ADMINISTRATOR DEFAULT

        As long as any administrator default remains unremedied, the indenture trustee, the trust or holders of not less than 25% of the highest priority obligations outstanding may terminate all the rights and obligations of the administrator. Following the termination of the administrator, a successor administrator will be appointed by the indenture trustee, the trust or the holders of not less than 25% of the highest priority obligations outstanding, with the consent of the Delaware trustee and the indenture trustee, and upon receipt of a confirmation that the appointment of such successor administrator will not result in a downgrade or withdrawal of the ratings then applicable to the notes. The successor administrator will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement. The successor administrator will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee, the trust or the noteholders from effecting the transfer.

        WAIVER OF PAST DEFAULTS

        The holders of a majority of the highest priority obligations outstanding in the case of any administrator default which does not adversely affect the indenture trustee may, on behalf of all noteholders, waive any default by the administrator. Therefore, so long as any class A notes are outstanding, the class A noteholders have the ability, except as noted, to waive defaults by the administrator which could materially and adversely affect the subordinate noteholders. No waiver will impair the noteholders' rights as to subsequent defaults.

                                 USE OF PROCEEDS

        The net proceeds from the sale of the notes are expected to be applied as follows:
                      Deposit to Acquisition Fund                $
                      Deposit to Reserve Fund
                      Deposit to Collection Fund
                      Deposit to Capitalized Interest Fund
                                                                 ------------
                                    Total                        $

        Approximately $        of the net proceeds deposited to the Acquisition
Fund will be used to pay the costs of issuing the notes.

                          ACQUISITION OF STUDENT LOANS

        We expect to use $        of the proceeds of the notes being offered by
this prospectus supplement to purchase student loans on the date of issuance of the notes from an eligible lender trustee holding the student loans on behalf of Nelnet Student Loan Funding, LLC. The trust will purchase its student loans for
a price equal to   % of their aggregate outstanding principal balance as of the cut-off date, plus interest accrued but unpaid to and including the cut-off date. Interest that accrues subsequent to the cut-off date but prior to the closing date will be paid to the depositor as described below under "Description of the Notes - Flow of Funds."

        The eligible lender trustee on behalf of Nelnet Student Loan Funding, LLC generally will acquire the student loans from affiliates of the depositor. See "Relationships Among Financing Participants" in the prospectus. Each of the parties selling loans to the depositor will make representations and warranties with respect to the student loans to be sold and has agreed to repurchase any student loans for which any representation or warranty is later determined to be materially incorrect. See "The Student Loan Operations of Nelnet Student Loan Trust 2005-4" in this prospectus supplement.

        From time to time, Nelnet or its affiliates may acquire stock in, or the assets of, unaffiliated companies that originate and service FFELP student loans. On October 25, 2005, Nelnet acquired a portfolio of student loans and related servicing and origination assets from Chela Education Financing, Inc.
Approximately $     of the loans acquired by the depositor and purchased by the trust were acquired from Chela.

        As described under "Description of the Federal Family Education Loan Program - Consolidation Loans" in the prospectus, borrowers may consolidate additional student loans with an existing consolidation loan within 180 days from the date that the consolidation loan was made. On the date of issuance,
$        will be deposited in the Acquisition Fund to be used to fund any add-on consolidation loans as required by the FFELP. As a result of the addition of any such add-on consolidation loans, the related consolidation loan may, in certain cases, have a different interest rate and a different final payment date. Any add-on consolidation loan added to the trust will be funded by a transfer from the Acquisition Fund or the Collection Fund of the amount required to repay in full any student loan that is being discharged through such add-on consolidation loan. Such amount will be paid by the indenture trustee to the holder or holders of such student loans to prepay such loans. Until the June 2006 quarterly distribution date, amounts necessary to fund add-on consolidation loans will be paid first from the Acquisition Fund to the extent money is available and then from the Collection Fund, prior to payment of the trust's expenses and payments on the notes. Any amounts remaining in the Acquisition Fund on the June 2006 quarterly distribution date will be transferred to the Collection Fund.


                             CHARACTERISTICS OF THE
                                  STUDENT LOANS

                      (AS OF THE STATISTICAL CUT-OFF DATE)

        As of September 30, 2005, the statistical cut-off date, the characteristics of a portion of the pool of student loans we expect to purchase on the closing date were as described below. Since the date for purchase of the loans to be acquired with the proceeds of the notes is other than the statistical cut-off date, the characteristics of those loans will vary from the information presented below. The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, which does not include accrued interest of $6,214,282 that is expected to be capitalized upon commencement of repayment. The percentages set forth in the tables below may not always add to 100% and the balances may not always add to $1,629,139,911 due to rounding.

        We also expect to acquire on the date of issuance of the notes additional consolidation loans originated during the period between October 1, 2005 and October 31, 2005. We expect the characteristics of those newly-originated consolidation loans to be substantially similar to the characteristics of the student loans described below. The characteristics of all of the student loans we expect to acquire on the closing date will be described in the final prospectus supplement.

        We offer a variety of borrower incentive programs for student loans originated or purchased by us and our affiliates that, among other things, provide for an interest rate reduction for borrowers that make payments on their loans electronically and an interest rate or principal balance reduction for borrowers that make a specified number of on-time payments. If any such incentive programs not required by the Higher Education Act are in effect for student loans held in the trust estate on any quarterly distribution date when the outstanding principal amount of the notes exceeds the value of the trust estate, we will either contribute funds to the Collection Fund in an amount equal to the principal or interest that otherwise would have been paid on such student loans in the absence of the borrower incentive programs, or notify the master servicer to notify the borrowers that the borrower incentive programs have been terminated. If we notify the master servicer to provide notice of the termination of the borrower incentive programs, the master servicer may choose to contribute funds to the Collection Fund in an amount equal to the principal or interest that otherwise would have been paid on such student loans in the absence of the borrower incentive programs instead of providing notice of termination of the incentive programs.

                    COMPOSITION OF THE STUDENT LOAN PORTFOLIO
                      (AS OF THE STATISTICAL CUT-OFF DATE)


Aggregate outstanding principal balance......................... $1,629,139,911
Number of borrowers.............................................         64,548
Average outstanding principal balance per borrower..............        $25,239
Number of loans.................................................        106,755
Average outstanding principal balance per loan..................        $15,261
Weighted average annual interest rate...........................           4.27%
Weighted average remaining term (months)........................            262


        The weighted average annual borrower interest rate shown above excludes special allowance payments. The weighted average spread, including special allowance payments, to the 91-day Treasury bill rate was 3.12% as of the statistical cut-off date. The weighted average spread, including special allowance payments, to the three-month commercial paper rate was 2.64% as of the statistical cut-off date.


                 DISTRIBUTION OF THE STUDENT LOANS BY LOAN TYPE
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                             Outstanding       Percent of Loans
                          Number of           Principal         by Outstanding
        Loan Type           Loans              Balance             Balance
        ---------           -----              -------             -------
Consolidation               106,755         $1,629,139,911         100.00%
                            -------         --------------         ------
        Total               106,755         $1,629,139,911         100.00%
                            =======         ==============         ======

               DISTRIBUTION OF THE STUDENT LOANS BY INTEREST RATE
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                              Outstanding      Percent of Loans
                              Number of        Principal        by Outstanding
     Interest Rate              Loans           Balance            Balance
     -------------              -----           -------            -------
2.50% to 2.99%                  23,585      $  356,765,964          21.90%
3.00% to 3.49%                  24,094         304,952,849          18.72
3.50% to 3.99%                  16,165         230,909,421          14.17
4.00% to 4.49%                  17,811         286,306,669          17.57
4.50% to 4.99%                   5,799          95,506,155           5.86
5.00% to 5.49%                   2,753          42,222,318           2.59
5.50% to 5.99%                   1,981          43,716,563           2.68
6.00% to 6.49%                   3,625          66,810,585           4.10
6.50% to 6.99%                   3,231          61,745,111           3.79
7.00% to 7.49%                     923          18,264,072           1.12
7.50% to 7.99%                   1,560          32,355,135           1.99
8.00% to 8.99%                   3,293          54,750,235           3.36
Greater than 8.99%               1,935          34,834,832           2.14
                               -------      ---------------        ------
        Total                  106,755      $1,629,139,911         100.00%
                               =======      ==============         ======


          DISTRIBUTION OF THE STUDENT LOANS BY SAP INTEREST RATE INDEX
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                               Outstanding    Percent of Loans
      SAP Interest             Number of       Principal      by Outstanding
       Rate Index                Loans          Balance           Balance
       ----------                -----          -------           -------
90 Day CP Index                 98,446      $1,488,314,845         91.36%
91 Day T-Bill Index              8,309         140,825,066           8.64
                               -------      --------------         ------
            Total              106,755      $1,629,139,911         100.00%
                               =======      ==============         ======

          DISTRIBUTION OF THE STUDENT LOANS BY BORROWER PAYMENT STATUS
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                             Outstanding      Percent of Loans
          Borrower            Number of       Principal         by Outstanding
       Payment Status           Loans          Balance             Balance
       --------------           -----          -------             -------
Deferment                      18,060     $  310,091,677           19.03%
Forbearance                     5,408        105,585,176            6.48
Repayment*
     First Year Repayment      57,915        802,449,600           49.26
     Second Year Repayment      3,238         48,141,798            2.96
     Third Year Repayment      10,795        164,090,998           10.07
     More Than Three Years     11,332        198,703,756           12.20
Claim                               7             76,905            0.00**
                              -------     ---------------         ------
        Total                 106,755     $1,629,139,911          100.00%
                              =======     ===============         ======
--------------------
        *The weighted average number of months in repayment for all student loans currently in repayment is 15.8, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical cut-off date.
        **Less than 0.01%


         DISTRIBUTION OF THE STUDENT LOANS BY NUMBER OF DAYS DELINQUENT
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                               Outstanding      Percent of Loans
                            Number of           Principal         by Outstanding
    Days Delinquent           Loans              Balance            Balance
    ---------------           -----              -------            -------
0-30                        104,395          $1,588,799,285           97.52%
31-60                         1,835              30,425,923            1.87
61-90                           515               9,816,419            0.60
91-120                           10                  98,283            0.01
                            -------          --------------          ------
        Total               106,755          $1,629,139,911          100.00%
                            =======          ==============          ======


            DISTRIBUTION OF THE STUDENT LOANS BY DATE OF DISBURSEMENT
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                                Outstanding    Percent of Loans
                                 Number of       Principal      by Outstanding
        Disbursement Date          Loans          Balance           Balance
        -----------------          -----          -------           -------
 October 1, 1993 and thereafter   105,455     $1,604,732,199        98.50%
Pre-October, 1993                   1,300         24,407,712         1.50
                                  -------     --------------       ------
        Total                     106,755     $1,629,139,911       100.00%
                                  =======     ==============       ======

        Student loans disbursed prior to October 1, 1993 are 100% guaranteed by the guarantee agency and are 100% reinsured against default by the Department of Education. Student loans disbursed after October 1, 1993 are 98% guaranteed by the guarantee agency and are reinsured by the Department of Education up to a maximum of 98% of the guarantee payments, provided that all loans serviced by a servicer that has received exceptional performance status from the Department of Education will be entitled to 100% reimbursement so long as such servicer retains its exceptional performance status from the Department of Education. See "The Student Loan Operations of Nelnet Student Loan Trust 2005-4 - The subservicers - Exceptional Performance Status" in this prospectus supplement.


         DISTRIBUTION OF THE STUDENT LOANS BY RANGE OF PRINCIPAL BALANCE
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                                  Outstanding   Percent of Loans
                               Number of           Principal      by Outstanding
       Principal Balance         Loans              Balance          Balance
       -----------------         -----              -------          -------
$0.00 - $499.99                     900       $      244,517          0.02%
$500.00 - $999.99                 1,240              938,794          0.06
$1,000.00 - $1,999.99             2,976            4,531,068          0.28
$2,000.00 - $2,999.99             4,029           10,148,334          0.62
$3,000.00 - $3,999.99             4,383           15,415,221          0.95
$4,000.00 - $5,999.99            10,901           54,807,944          3.36
$6,000.00 - $7,999.99            10,467           73,462,427          4.51
$8,000.00 - $9,999.99            11,826          105,612,784          6.48
$10,000.00 - $14,999.99          21,486          264,150,003         16.21
$15,000.00 - $19,999.99          14,371          248,224,222         15.24
$20,000.00 - $24,999.99           8,468          188,655,789         11.58
$25,000.00 - $29,999.99           4,772          129,528,077          7.95
$30,000.00 - $34,999.99           3,188          103,208,216          6.34
$35,000.00 - $39,999.99           2,002           74,834,518          4.59
$40,000.00 - $44,999.99           1,457           61,745,132          3.79
$45,000.00 - $49,999.99           1,008           47,731,913          2.93
$50,000.00 - $54,999.99             671           35,092,268          2.15
$55,000.00 - $59,999.99             497           28,567,168          1.75
$60,000.00 - $64,999.99             401           24,983,630          1.53
$65,000.00 - $69,999.99             346           23,276,998          1.43
$70,000.00 - $74,999.99             249           18,056,347          1.11
$75,000.00 - $79,999.99             174           13,482,591          0.83
$80,000.00 - $84,999.99             141           11,636,673          0.71
$85,000.00 - $89,999.99             119           10,378,255          0.64
$90,000.00 or greater               683           80,427,020          4.94
                                -------       --------------        ------
        Total                   106,755       $1,629,139,911        100.00%
                                =======       ==============        ======

                      DISTRIBUTION OF THE STUDENT LOANS BY
               NUMBER OF MONTHS REMAINING UNTIL SCHEDULED MATURITY
                      (AS OF THE STATISTICAL CUT-OFF DATE)


                                               Outstanding     Percent of Loans
          Number of           Number of         Principal       by Outstanding
           Months*              Loans            Balance           Balance
           ------               -----            -------           -------
       0 to 23                    244        $     488,063         0.03%
       24 to 35                   147              392,400           0.02
       36 to 47                   147              532,523           0.03
       48 to 59                   171              850,107           0.05
       60 to 71                   231            1,241,969           0.08
       72 to 83                   245            1,615,060           0.10
       84 to 95                   239            1,802,819           0.11
       96 to 107                  429            4,013,349           0.25
       108 to 119                 589            5,190,103           0.32
       120 to 131                 612            5,709,955           0.35
       132 to 143               5,732           35,129,927           2.16
       144 to 155               5,150           32,834,343           2.02
       156 to 167               1,220           11,480,377           0.70
       168 to 179              18,278          164,215,601          10.08
       180 to 191              17,094          150,291,090           9.23
       192 to 203               2,024           20,648,067           1.27
       204 to 215               1,323           15,753,797           0.97
       216 to 227               1,617           23,017,497           1.41
       228 to 239              13,582          206,801,505          12.69
       240 to 251              14,538          211,966,734          13.01
       252 to 263               1,713           25,187,051           1.55
       264 to 275               1,004           16,417,173           1.01
       276 to 287                 923           19,284,451           1.18
       288 to 299               4,533          115,941,924           7.12
       300 to 311               5,325          130,721,050           8.02
       312 to 323                 712           17,281,382           1.06
       324 to 335                 549           16,327,273           1.00
       336 to 347                 394           15,216,276           0.93
       348 to 360               5,120          246,417,323          15.13
       Greater than 360         2,870          132,370,724           8.13
                              -------       --------------         ------
         Total                106,755       $1,629,139,911         100.00%
                              =======       ==============         ======
----------------
        *Does not give effect to any deferral or forbearance periods that may be granted in the future.

            DISTRIBUTION OF THE STUDENT LOANS BY GEOGRAPHIC LOCATION
                      (AS OF THE STATISTICAL CUT-OFF DATE)

        The following chart shows the geographic distribution of the student loans based on the permanent billing addresses of the borrowers as shown on the servicer's records:


                                               Outstanding      Percent of Loans
                               Number of        Principal         by Outstanding
          Location               Loans           Balance            Balance
          --------               -----           -------            -------
Alabama                           1,272       $  18,658,640            1.15%
Alaska                              185           2,766,808            0.17
Alberta, Canada                       2              35,185            0.00*
American Samoa                        3              28,965            0.00*
Arizona                           2,069          32,762,471            2.01
Arkansas                            248           3,861,241            0.24
Armed Forces Atlantic                 4              51,081            0.00*
Armed Forces Europe                  41             501,824            0.03
Armed Forces Pacific                 13             206,439            0.01
California                       12,417         218,876,110           13.44
Colorado                          2,915          43,499,510            2.67
Connecticut                       1,029          16,534,042            1.01
Delaware                            130           1,635,214            0.10
District Of Columbia                242           4,394,689            0.27
Florida                           8,434         124,644,654            7.65
Foreign Country                      25             629,936            0.04
Georgia                           3,476          51,836,576            3.18
Guam                                 70             851,865            0.05
Hawaii                              787          11,195,949            0.69
Idaho                               373           4,642,124            0.28
Illinois                          4,549          67,976,077            4.17
Indiana                           4,318          56,032,897            3.44
Iowa                              1,095          16,726,399            1.03
Kansas                            1,330          21,099,877            1.30
Kentucky                          1,442          19,606,831            1.20
Louisiana                         1,730          29,982,454            1.84
Maine                             1,626          22,044,410            1.35
Maryland                          1,270          20,982,372            1.29
Massachusetts                     2,590          40,361,637            2.48
Michigan                          5,289          74,955,296            4.60
Minnesota                         1,681          22,956,653            1.41
Mississippi                         372           5,721,267            0.35
Missouri                          2,018          36,782,345            2.26
Montana                             141           2,039,030            0.13
Nebraska                          4,463          63,523,452            3.90
Nevada                              797          14,273,304            0.88
New Hampshire                       378           5,332,623            0.33

                                               Outstanding      Percent of Loans
                               Number of        Principal         by Outstanding
          Location               Loans           Balance            Balance
          --------               -----           -------            -------
New Jersey                        2,232          32,617,587            2.00
New Mexico                          411           6,277,677            0.39
New York                          8,492         121,684,723            7.47
North Carolina                    1,283          18,984,222            1.17
North Dakota                        117           1,657,139            0.10
Northern Mariana Islands              2              37,502            0.00*
Ohio                              4,718          69,611,204            4.27
Oklahoma                          1,784          26,539,834            1.63
Oregon                            1,363          20,744,585            1.27
Pennsylvania                      2,717          43,818,241            2.69
Puerto Rico                         779          11,728,632            0.72
Rhode Island                      1,293          17,968,684            1.10
South Carolina                      551           7,915,204            0.49
South Dakota                        151           2,244,544            0.14
Tennessee                           778          12,608,044            0.77
Texas                             4,064          70,194,153            4.31
Unknown                             106           1,789,836            0.11
Utah                                548           8,703,806            0.53
Vermont                             128           2,086,909            0.13
Virgin Islands                       30             465,420            0.03
Virginia                          2,029          31,410,581            1.93
Washington                        2,028          29,147,472            1.79
West Virginia                       234           3,431,943            0.21
Wisconsin                         1,996          28,096,050            1.72
Wyoming                              97           1,365,673            0.08
                                -------      --------------          ------
         Total                  106,755      $1,629,139,911          100.00%
                                =======      ==============          ======

        *Less than 0.01%


                DISTRIBUTION OF THE STUDENT LOANS BY SUBSERVICER
                      (AS OF THE STATISTICAL CUT-OFF DATE)


                                           Outstanding        Percent of Loans
                       Number of            Principal          by Outstanding
     Subservicer         Loans               Balance              Balance
     -----------         -----               -------              -------
  Nelnet                  76,231          $1,108,760,062           68.06%
  ACS                     30,524             520,379,849           31.94
                         -------          --------------          ------
       Total             106,755          $1,629,139,911          100.00%
                         =======          ==============          ======

              DISTRIBUTION OF THE STUDENT LOANS BY GUARANTEE AGENCY
                      (AS OF THE STATISTICAL CUT-OFF DATE)


                                             Outstanding       Percent of Loans
                             Number of        Principal         by Outstanding
     Guarantee Agency*         Loans           Balance              Balance
     ----------------          -----           -------              -------
College Access Network        60,672       $  865,969,037           53.15%
ASA                           17,205          276,274,853           16.96
CSAC                           8,080          148,365,017            9.11
NSLP                           8,749          144,035,164            8.84
RIHEAA                         3,840           56,441,892            3.46
NELA                           2,522           45,368,254            2.78
ECMC                           2,310           32,532,701            2.00
USAF                           1,711           29,959,679            1.84
ISAC                             670           12,825,816            0.79
LOSFA                            514            8,729,701            0.54
SHESC                            322            5,199,842            0.32
MGA                               27            1,376,820            0.08
NJOSA                             54              706,818            0.04
TGSLC                             31              569,344            0.03
CSLF                              19              473,669            0.03
OSFA                              24              263,013            0.02

PHEAA                              2               21,770            0.00**
GLHEC                              1               15,744            0.00**
FAME                               2               10,778            0.00**
                             -------       --------------          ------
            Total            106,755       $1,629,139,911          100.00%
                             =======       ==============          ======

----------------
*See "Information Relating to the Guarantee Agencies" for the full name of the guarantee agencies.
**Less than 0.01%

                 INFORMATION RELATING TO THE GUARANTEE AGENCIES

        The payment of principal and interest on all of the student loans held in the trust estate created under the indenture will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education. The guarantee provided by each guarantee agency is an obligation solely of that guarantee agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of the guarantee agency under its loan insurance program. For further information on the Secretary of Education's authority in the event a guarantee agency is unable to meet its insurance obligations see "Description of the Guarantee Agencies" in the prospectus.

As of the statistical cut-off date, of the student loans held in the trust estate approximately

        o 53.15% are guaranteed by College Access Network (formerly Colorado Student Loan Program), an agency of the State of Colorado, guaranteeing loans since 1979,

        o 16.96% are guaranteed by American Student Assistance ("ASA"), a not for profit corporation organized in 1956,

        o and the remaining 29.89% are guaranteed by one of the following guarantee agencies:

               California Student Aid Commission ("CSAC")
               Connecticut Student Loan Foundation ("CSLF")
               Educational Credit Management Corporation ("ECMC")
               Finance Authority of Maine ("FAME")
               Great Lakes Higher Education Guaranty Corporation ("GLHEC") Illinois Student Assistance Corporation ("ISAC")
               Louisiana Office of Student Financial Assistance ("LOSFA") Michigan Higher Education Assistance Authority ("MGA") National Student Loan Program ("NSLP")
               New Jersey Office of Student Assistance ("NJOSA")
               Northwest Education Loan Association ("NELA")
               Office of Student Financial Assistance ("OSFA")
               Pennsylvania Higher Education Assistance Agency ("PHEAA") Rhode Island Higher Education Assistance Authority ("RIHEAA") State Higher Education Services Corporation ("SHESC")
               Texas Guaranteed Student Loan Corporation ("TGSLC")
               United Student Aid Funds, Inc. ("USAF")

        See "Description of the Guarantee Agencies" in the prospectus for more detailed information concerning the characteristics of the guarantee agencies.

        Presented below is information with respect to each guarantee agency expected to guarantee 10% or more of the student loans as of October 31, 2005. Although NSLP did not guarantee more than 10% of the student loans as of September 30, 2005, we expect that NSLP will guarantee 10% or more of the portfolio of student loans we expect to acquire on the closing date. Accordingly, we have included information with respect to NSLP below. Except as otherwise indicated, the information regarding each guarantee agency has been obtained from the guarantee agency and has not been independently verified.

        GUARANTY VOLUME. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including PLUS Loans but excluding Federal Consolidation Loans) that have first become guaranteed by College Access Network and NSLP in the federal fiscal years indicated and by ASA in the ASA fiscal years indicated:

                                 GUARANTY VOLUME
                                  (IN MILLIONS)

                           College
                           Access
    FISCAL YEAR            Network              ASA                NSLP
    -----------            -------              ---                ----
2000................        $333               $683                $810
2001................        $346               $680                $831
2002................        $372               $779              $1,005
2003................        $440               $914              $1,509
2004................        $509             $1,270              $2,359
2005................        $548                N/A                N/A

        RESERVE RATIO. Each guarantee agency's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee.

        Each guarantee agency is required to establish two separate funds, a Federal Student Loan Reserve Fund and an Agency Operating Fund. The Federal Reserve Fund is considered the property of the Federal government and the Agency Operating Fund is considered the property of the guarantee agency.

        The Federal Reserve Fund was established on October 1, 1998 through the deposit of all existing funds, securities and other liquid assets previously identified as Federal Family Education Loan Program assets. Unless a guarantee agency has an agreement with the Department of Education that allows it to do otherwise, the guarantee agencies deposited into this fund all guarantee fees, the reinsurance received from the Department of Education, and the recovery of the non-reinsured portion of defaults and investment earnings. The Federal Reserve Fund is only to pay lender claims and default aversion fees into the Agency Operating Fund and for other limited purposes. Under certain circumstances, at the instruction of the Department of Education, account maintenance fees are paid to the Agency Operating Fund from this fund.

        The term "cumulative cash reserves" is equal to the difference of sources less uses of funds for the Federal Reserve Funds. Prior to enactment of the current model, "cumulative cash reserves" referred to cash reserves plus (i) the guarantee agency's quarterly report on sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) the guarantee agency's quarterly report on uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees).

        The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such guarantee agency minus (i) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such guarantee agency to other guarantee agencies, plus (ii) the original principal amount of loan guarantees transferred to such guarantee agency from other guarantee agencies, excluding loan guarantees transferred to another agency pursuant to a plan of the Secretary in response to the insolvency of the agency. The following table sets forth the respective reserve ratios for College Access Network, ASA and NSLP for the federal fiscal years indicated:

                                  RESERVE RATIO

                            College
                             Access
Federal Fiscal Year         Network*      ASA**       NSLP***
-------------------         --------      -----       -------
2000...............           0.7%         N/A          0.9%
2001...............           0.5%         N/A          0.8%
2002...............           0.5%         N/A          0.5%
2003...............           0.5%         N/A          0.3%
2004...............           0.31%        N/A          0.25%
2005                          0.27%        N/A          N/A


         * Effective July 1, 2004, College Access Network entered into a Voluntary Flexible Agreement with the Department of Education. This agreement does not require College Access Network to maintain a 0.25% Federal reserve ratio.

        ** Under the Higher Education Act, ASA and the U.S. Secretary of Education as of January 1, 2001 entered into a voluntary flexible agreement ("VFA"). Under the VFA, ASA returned its reserve funds that would otherwise have made up its Federal Reserve Fund through an escrow account in the name of the Department of Education. In the event a loan defaults, ASA receives funding from the Department of Education to act as a disbursing agent. The guarantee is, therefore, no longer limited by the funds on deposit in a federal reserve fund. Because ASA holds no federal reserve fund, the concept of a Reserve Ratio is inapplicable. The VFA establishes a "fee for service" model under which ASA is rewarded through the payment of a portfolio maintenance fee for maintaining a healthy portfolio of loans in good standing. The agency is further incented to keep the loans in good standing and to work with borrowers to prevent default because the portfolio maintenance fee increases as ASA's trigger default rate improves over the national trigger default rate. ASA's efforts to prevent default are a part of its "Wellness" program of outreach to borrowers from the inception of the loans to educate them on their responsibilities and assist them in repayment.

        *** To determine federal reserves, NSLP includes cash and investments plus net short-term receivables of the Federal Fund. NSLP's guarantee reserve ratio calculation excludes Higher Education Assistance Foundation transfers pursuant to the Higher Education Act.

        RECOVERY RATES. A guarantee agency's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the aggregate amount of default claims paid by the guarantee agency. The table below sets forth the recovery rates for College Access Network, ASA and NSLP for the federal fiscal years indicated:

                                 RECOVERY RATES

                            College
     Federal Fiscal          Access
           Year             Network             ASA              NSLP
           ----             -------             ---              ----
    2000..............       54.2%             64.8%            31.4%
    2001..............       54.7%             69.8%            30.3%
    2002..............       54.5%             74.4%            35.4%
    2003..............       54.3%             79.4%            29.2%
    2004..............       56.3%             83.5%            36.8%
    2005..............       40.4%             N/A              N/A


        CLAIMS RATES. For the federal fiscal years 2000-2005, College Access Network's, ASA's and NSLP's respective claims rates listed below have not exceeded 5%, and as a result, all claims of College Access Network, ASA and NSLP have been fully reimbursed at the maximum allowable level by the Department of Education. See "Description of the Federal Family Education Loan Program" in the prospectus for more detailed information concerning the federal program. Nevertheless, there can be no assurance the guarantee agencies will continue to receive full reimbursement for such claims. With the implementation of the Voluntary Flexible Agreement between College Access Network and the Department of Education, College Access Network receives 100% reimbursement for all claims paid to lenders. The following table sets forth the claims rates of College Access Network, ASA and NSLP for the federal fiscal years indicated:

                                  CLAIMS RATES

                                 College
                                  Access
       Federal Fiscal Year       Network             ASA           NSLP
       -------------------       -------             ---           ----
      2000...............           1.5%             1.0%          1.5%
      2001...............           2.1%             1.3%          2.1%
      2002...............           2.4%             1.2%          2.4%
      2003...............           2.1%             0.9%          2.1%
      2004...............           1.1%             0.6%          1.1%
      2005...............           0.76%            N/A           N/A

                            DESCRIPTION OF THE NOTES

GENERAL

        The notes will be issued pursuant to the terms of an Indenture of Trust dated as of November 1, 2005, between the trust and Zions First National Bank, as indenture trustee and as eligible lender trustee. A form of the indenture, including a form of the notes, has been filed as an exhibit to the registration statement of which this prospectus supplement is a part. The following summary describes the material terms of the indenture and the notes. However, it is not complete and is qualified in its entirety by the actual provisions of the indenture and the notes.

        Each class of class A notes will contain LIBOR rate notes and may contain auction rate notes. At our option, we may elect not to issue auction rate notes, or to issue auction rate notes only for certain classes of class A notes. The final prospectus supplement will list the actual principal amount of LIBOR rate notes and auction rate notes, if any, being issued for each class of class A notes. The class B notes are being issued as LIBOR rate notes only. In this prospectus supplement, we sometimes use the name of a class of class A notes (such as the class A-1 notes or the class A-2 notes) when referring to both the LIBOR rate notes and the auction rate notes of that class. Except for the method of determining interest and their distribution dates, the terms of the LIBOR rate notes and the auction rate notes of the same class, as well as the rights of the respective noteholders, are identical.

        THE INDENTURE TRUSTEE DID NOT PARTICIPATE IN THE PREPARATION OF THIS PROSPECTUS SUPPLEMENT AND MAKES NO REPRESENTATIONS CONSIDERING THE NOTES, THE COLLATERAL OR ANY OTHER MATTER STATED IN THIS PROSPECTUS SUPPLEMENT. THE INDENTURE TRUSTEE HAS NO DUTY OR OBLIGATION TO PAY THE NOTES FROM ITS OWN FUNDS, ASSETS OR CORPORATE CAPITAL OR TO MAKE INQUIRY REGARDING, OR INVESTIGATE THE USE OF, AMOUNTS DISBURSED FROM THE TRUST ESTATE.

INTEREST PAYMENTS

        Interest will accrue on the notes at their respective interest rates during each interest accrual period. Interest on the LIBOR rate notes will be payable to the noteholders on each quarterly distribution date commencing March 22, 2006. Subsequent distribution dates for the LIBOR rate notes will be on the 22nd day of each March, June, September and December or if any such day is not a business day, the next business day. Interest on the auction rate notes will be payable to the noteholders on the business day following the end of each auction period. Interest accrued but not paid on any distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum described below.

        LIBOR RATE NOTES

        The interest rate on the class A-1L notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus %. The interest rate on the class A-2L notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior
to such interest accrual period, plus    %. The interest rate on the class A-3L
notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second
business day prior to such interest accrual period, plus    %. The interest rate
on the class A-4L notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined
on the second business day prior to such interest accrual period, plus    %. The
interest rate on the class A-5L notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus %. The interest rate on the class B notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual
period, plus   %.

        LIBOR for the initial interest accrual period will be determined by the following formula:

               x + [     /     * (y-x)]

        where: x =    -month LIBOR, and

               y =    -month LIBOR, in each case, as of the second business day
        before the start of the initial interest accrual period.

        The administrator will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. The amount of interest distributable to holders of the LIBOR rate notes for each $1,000 in principal amount will be calculated by applying the applicable interest rate for the interest accrual period to the principal amount of $1,000, multiplying that product by the actual number of days in the interest accrual period divided by 360, and rounding the resulting percentage figure to the fifth decimal point.

        CALCULATION OF LIBOR

        For each interest accrual period, LIBOR will be determined by the administrator by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the administrator. The administrator will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable interest accrual period will be three-month LIBOR in effect for the previous accrual period.

        "Business day" means:

        o for purposes of calculating LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business; and

        o for all other purposes, any day other than a Saturday, Sunday, holiday or other day on which banks located in New York, New York or the city in which the principal office of the indenture trustee is located, are authorized or permitted by law or executive order to close.

        AUCTION RATE NOTES

        The first interest accrual period for any class of auction rate notes will begin on the date of issuance and end on the initial auction date for that class. After the initial auction period for a class of notes, the auction period for that class of notes generally will be 28 days. An interest accrual period for a class of auction rate notes will be the auction period and will begin on the day following an auction date for that class of notes and end on the next auction date for that class of notes. Interest will be calculated on the auction rate notes on the basis of the actual number of days elapsed in the related auction period divided by 360, and rounding the resulting percentage figure to the fifth decimal point.

        The interest rate on a class of auction rate notes will be reset at the interest rate determined pursuant to the auction procedures described in the prospectus under the heading "Description of the Notes - Auction rate notes." However, the interest paid on the auction rate notes will never exceed a maximum rate, which is defined in the indenture as the least of:

        o       the LIBOR rate for a comparable period plus a margin of 1.00%;

        o       the lesser of the maximum rate permitted by law, or 17%;

        o the rate at which the quarterly average auction rate equals the quarterly 91-day U.S. Treasury bill rate plus the margin shown below;

        o the rate at which the quarterly average auction rate equals the quarterly average 90-day financial commercial paper rate plus the margin shown below; and

        o a net loan rate equal to the weighted average return on the trust's student loans, including all revenue derived from the student loans and any derivative product payments received, less the expenses associated with administering the notes and administering and servicing the student loans and other assets in the trust estate, expressed as a percentage of the average principal amount of the student loans, calculated on a quarterly basis.

        If the rate of interest determined by the auction procedures for a class of auction rate notes exceeds the maximum rate, the notes of that class will bear interest at the maximum rate. If the interest rate on the notes is set at the net loan rate, holders may receive carry-over interest payments as described in the prospectus under the heading "Description of the Notes - Auction rate notes."

        The margin to be added to 91-day U.S. Treasury bill rates and 90-day financial commercial paper rates for purposes of determining the maximum rate varies depending on the then current rating of the auction rate notes, as shown below:

                        Rating Category          T Bill Margin  CP Margin
                        ---------------          -------------  ---------

                Top three rating categories           1.25%        0.75%

                Fourth highest rating category        1.50%        1.00%

                Lower rating categories               2.00%        2.00%

        If the auction agent fails to complete the auction procedures, the auction rate notes will bear interest for the next interest accrual period at the maximum rate. If during the auction process each holder of the auction rate notes indicates a desire to hold the auction rate notes regardless of the interest rate, the class of auction rate notes being auctioned will bear interest at the "all hold rate," which will be 90% of the LIBOR rate for a comparable period. If a payment default occurs, the notes will bear interest at a "non-payment rate" equal to one-month LIBOR plus 1.50%.

PRINCIPAL DISTRIBUTIONS

        The aggregate outstanding principal balance of the class A-1L notes and
class A-1AR notes will be due and payable in full by        , the aggregate
outstanding principal balance of the class A-2L notes and class A-2AR notes will
be due and payable in full by         , the aggregate outstanding principal
balance of the class A-3L notes and class A-3AR notes will be due and payable in
full by          , the aggregate outstanding principal balance of the class A-4L notes and class A-4AR notes will be due and payable in full by , and the aggregate outstanding principal balance of the class A-5L notes and class A-5AR
notes will be due and payable in full by   . The aggregate outstanding principal
balance of the class B notes will be due and payable in full by . The actual date on which the final distribution on each class of notes will be made may be earlier than the maturity dates set forth above as a result of a variety of factors.

        Principal distributions will be allocated to the noteholders on each quarterly distribution date in an amount generally equal to the lesser of:

        o the principal distribution amount for that quarterly distribution date, which includes any shortfall in the payment of the principal distribution amount allocated on the preceding quarterly distribution date; and

        o funds available for the payment of principal as described below under "Flow of Funds."

        There may not be sufficient funds available to pay the full principal distribution amount allocated on each quarterly distribution date. Amounts on deposit in the Reserve Fund, other than amounts in excess of the Reserve Fund minimum balance that are transferred to the Collection Fund, will not be available to make principal payments on the notes except upon their final maturity.

        On each quarterly distribution date, the trust will pay or allocate principal on the class A notes in an amount equal to the class A principal distribution amount and on the class B notes in an amount equal to the class B principal distribution amount. The class A principal distribution amount will be paid first on the class A-1 notes until paid in full, second on the class A-2 notes until paid in full, third on the class A-3 notes until paid in full, fourth on the class A-4 notes until paid in full and fifth on the class A-5 notes until paid in full. The class B principal distribution amount will be allocated to the class B notes after the stepdown date pro rata with the class A notes, so long as no trigger event is in effect on the quarterly distribution date.

        For any class A notes for which there are LIBOR rate notes and auction rate notes outstanding, principal will be further allocated pro rata between the LIBOR rate notes and the auction rate notes within such class on the basis of their original principal amount. Principal allocated to any auction rate notes will be used to redeem those auction rate notes in lots of $50,000 on the first auction rate distribution date for such class on or after the quarterly distribution date for which notice of redemption can be given. Amounts in excess of lots of $50,000 will be retained in the Collection Fund and added to the amount of principal distributed to such class of auction rate notes on the next quarterly distribution date.

        If an event of default occurs under the indenture, payments will not be made in the order described above. Instead, payments will be made as described in the prospectus under "Summary of the Indenture Provisions - Remedies on Default."

        The "stepdown date" will be the earlier of the December 2010 quarterly distribution date, or the first date on which no class A notes remain outstanding. A "trigger event" will be in effect on any quarterly distribution date while any class A notes are outstanding if the outstanding principal balance of the notes, after giving effect to distributions to be made on that quarterly distribution date, exceeds the Pool Balance plus any amounts on deposit in the Reserve Fund as of the end of the related collection period, or if there has not been an optional purchase or sale of the trust's student loans through a mandatory auction after the earlier of the quarterly distribution date or when the Pool Balance falls below 10% of the initial Pool Balance.

        The term "Principal Distribution Amount" means:

        o on the initial quarterly distribution date, the amount by which the aggregate outstanding principal amount of the notes exceeds the Adjusted Pool Balance, as of the last day of the initial collection period; or

        o on each subsequent quarterly distribution date, the amount by which the Adjusted Pool Balance, as of the last day of the preceding collection period, exceeds the Adjusted Pool Balance, as of the last day of that collection period, plus the amount of any Principal Distribution Amount allocated on the prior quarterly distribution date that was not paid.

        The class A principal distribution amount is equal to the principal distribution amount times the class A percentage. The class B principal distribution amount is equal to the principal distribution amount times the class B percentage.

        For each quarterly distribution date the class A percentage will equal 100% minus the class B percentage. The class B percentage will equal:

        o 0% prior to the stepdown date or on any other quarterly distribution date if a trigger event is in effect; or

        o on all other quarterly distribution dates, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the class B notes and the denominator of which is the aggregate principal balance of all outstanding notes, in each case determined on the calculation date for that quarterly distribution date.

        For this purpose, "Adjusted Pool Balance" means, for any quarterly distribution date:

        o if the Pool Balance as of the last day of the related collection period is greater than 40% of the initial Pool Balance, the sum of that Pool Balance, any amounts on deposit in the Capitalized Interest Fund and the Reserve Fund minimum balance for that quarterly distribution date; or

        o if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the initial Pool Balance, that Pool Balance.

        "Pool Balance" for any date means the sum of the aggregate principal balance of the student loans held by the trust on that date, including accrued interest that is expected to be capitalized, and money on deposit in the Acquisition Fund, as reduced by the principal portion of:

        o all payments received by the trust through that date from borrowers, the guarantee agencies and the Department of Education;

        o all amounts received by the trust through that date from purchases of student loans;

        o all liquidation proceeds and realized losses on the student loans through that date;

        o the amount of any adjustment to balances of the student loans that any servicer makes under a servicing agreement through that date; and

        o the amount by which guarantor reimbursements of principal on defaulted student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

FLOW OF FUNDS

        Servicing fees will be paid to the master servicer on each monthly servicing payment date from money available in the Collection Fund. In addition, each month money available in the Collection Fund will be used to pay amounts due to the U.S. Department of Education and the guarantee agencies with respect to student loans owned by the trust, and to finance any add-on consolidation loans to the extent money is not available in the Acquisition Fund. On each quarterly distribution date or auction rate distribution date, as the case may be, prior to an event of default, available funds in the Collection Fund (which may include under certain circumstances money deposited in the Collection Fund during the current collection period) will be used to make the following deposits and distributions, in the following order:

        o to the master servicer, the indenture trustee, the Delaware trustee, the broker-dealers and the auction agent, pro rata, the servicing fees, the trustees' fees, and any broker-dealer and auction agent fees due on such distribution date;

        o to the administrator, the administration fee and any prior unpaid administration fees;

        o to the class A noteholders of each class for which the date is a distribution date, pro rata, to pay interest due on such class A notes and to any counterparty to pay amounts due on any derivative product agreement (other than certain termination payments);

        o to the class B noteholders, to pay interest due on the class B notes;

        o to the depositor, an amount equal to the unpaid interest accrued on the student loans subsequent to the cut-off date but prior to the closing date, until this amount has been paid in full;

        o to pay or allocate to the class A noteholders, the class A principal distribution amount in the following order:

                o to the class A-1 noteholders until the outstanding principal balance on the class A-1 notes is paid in full;

                o to the class A-2 noteholders until the outstanding principal balance on the class A-2 notes is paid in full;

                o to the class A-3 noteholders until the outstanding principal balance on the class A-3 notes is paid in full;

                o to the class A-4 noteholders until the outstanding principal balance on the class A-4 notes is paid in full; and

                o to the class A-5 noteholders until the outstanding principal balance on the class A-5 notes is paid in full;

        o on and after the stepdown date and provided that no trigger event is in effect on such quarterly distribution date, to pay to the class B noteholders, the class B principal distribution amount;

        o to the Reserve Fund, the amount, if any, necessary to restore the Reserve Fund to the Reserve Fund minimum balance;

        o       to the master servicer, any unpaid carry-over servicing fee;

        o to the auction rate noteholders, pro rata based upon the amount owed, any unpaid carry-over interest;

        o to a derivative product counterparty, if any, any accrued and unpaid termination payments due to such counterparty under the applicable derivative product;

        o if the student loans are not sold pursuant to the optional purchase or mandatory auction, to pay as accelerated payment of principal to the holders of the notes in the same order and priority as set forth above, until they have been paid in full; and

        o on a quarterly distribution date, to the depositor, any remaining amounts, less the portion, if any, of the principal distribution amount allocated but not paid to a class of auction rate notes on the quarterly distribution date.

        On each quarterly distribution date, all deposits and distributions made following the fourth item above will be made only with money in the Collection Fund that exceeds the accrued interest amount.

        For each quarterly distribution date, the "accrued interest amount" will equal the amount of interest that will be owing on each class of auction rate notes on the first auction rate distribution date for each class following the quarterly distribution date, other than any class as to which such quarterly distribution date is also an auction rate distribution date.

        The principal distribution amount will be allocated to classes of notes only on quarterly distribution dates.

        For any class A notes for which there are LIBOR rate notes and auction rate notes outstanding, principal will be further allocated pro rata between the LIBOR rate notes and the auction rate notes within such class on the basis of their original principal amount.

        If a class of LIBOR rate notes is allocated some or all of the principal distribution amount on a quarterly distribution date, the principal distribution amount will be paid on that quarterly distribution date.

        If a class of auction rate notes is allocated some or all of the principal distribution amount on a quarterly distribution date, the principal distribution amount allocated for such class will be used to redeem such auction rate notes in lots of $50,000 on the first auction rate distribution date for such class on or after the quarterly distribution date for which notice of redemption can be given.

OPTIONAL PURCHASE

        The depositor or its assignee may, but is not required to, repurchase the remaining student loans in the trust on the earlier of the quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance. If this purchase option is exercised, the student loans will be sold to the depositor and the proceeds will be used on the succeeding quarterly distribution date to repay outstanding notes, which will result in early retirement of the notes. On the closing date, the depositor intends to assign its purchase option to Nelnet, Inc.

        If the depositor or its assignee exercises its purchase option, the purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining student loans held by the trust, but not less than a prescribed minimum purchase price. The prescribed minimum purchase price is the amount that, when combined with amounts on deposit in the funds and accounts held under the indenture, would be sufficient to:

        o reduce the outstanding principal amount of each class of notes then outstanding on the related quarterly distribution date to zero;

        o pay to the noteholders the interest payable on the related quarterly distribution date;

        o       pay any unpaid carry-over servicing fee;

        o       pay any amounts due on any derivative product agreement; and

        o pay any carry-over amounts on the auction rate notes and interest thereon.

MANDATORY AUCTION

        If any notes are outstanding and the depositor or its assignee does not notify the indenture trustee of its intention to exercise its right to repurchase student loans in the trust on the earlier of the quarterly distribution date or when the Pool Balance is 10% or less of the initial Pool Balance, all of the remaining loans in the trust will be offered for sale by the indenture trustee before the next succeeding quarterly distribution date. Nelnet, Inc., or its designated affiliates and unrelated third parties may offer to purchase the trust's student loans in the auction. The net proceeds of any auction sale will be used to retire any outstanding notes on the next quarterly distribution date.

        The indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest bid remaining if it equals or exceeds both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate. If the highest bid after the solicitation process does not equal or exceed both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee may, but will not be obligated to, solicit bids for the sale of the trust's student loans at the end of future collection periods using procedures similar to those described above. If the administrator requests it to do so, the indenture trustee will be obligated to make such solicitations. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust's student loans either on the auction date or subsequently.

        If the trust's student loans are not sold as described above, on each subsequent quarterly distribution date, all amounts on deposit in the Collection Fund after giving effect to all withdrawals, except withdrawals payable to the depositor, will be distributed as accelerated payments of principal on the notes, until they have been paid in full.

                               CREDIT ENHANCEMENT

RESERVE FUND

        A deposit will be made to the Reserve Fund from the proceeds of the sale
of the notes in an amount equal to $      . On each distribution date or monthly
servicing payment date, to the extent that money in the Collection Fund is not sufficient to pay certain of the trust's operating expenses, including amounts owed to the U.S. Department of Education and the guarantee agencies, servicing fees, trustees' fees, any broker-dealer and auction agent fees, administration fees, the interest then due on the notes and amounts due to any counterparty on any derivative product agreement (other than certain termination payments), the amount of the deficiency will be paid directly from the Reserve Fund, to the extent moneys are not available to be transferred to the Collection Fund from the Capitalized Interest Fund. Money withdrawn from the Reserve Fund will be restored through transfers from the Collection Fund as available. The Reserve Fund is subject to a minimum balance equal to the greater of 0.25% of the Pool Balance as of the close of business on the last day of the related collection period, or 0.15% of the initial Pool Balance, which amount may be satisfied with cash or permitted securities, or such lesser amount as may be agreed to by the rating agencies as evidenced by a rating confirmation.

        The Reserve Fund is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the Reserve Fund could be reduced to zero. Except on the final maturity date of a class of notes, amounts on deposit in the Reserve Fund, other than amounts in excess of the Reserve Fund minimum balance that are transferred to the Collection Fund, will not be available to cover any principal payment shortfalls. On the final maturity date of a class of notes, amounts on deposit in the Reserve Fund will be available to pay principal on the notes and accrued interest.

SUBORDINATED NOTES

        The class B notes are subordinate notes. The rights of the class B noteholders to receive payments of interest are subordinated to the rights of the class A noteholders to receive payments of interest. Similarly, the rights of the class B noteholders to receive payments of principal are subordinated to the rights of the class A noteholders to receive payments of interest and principal. This subordination is intended to enhance the likelihood of regular receipt by the class A noteholders of the full amount of the payments of interest and principal due them and to protect the class A noteholders against losses. See "Risk Factors - Subordination of the class B notes and payment priorities may result in a greater risk of loss" above and "Description of Credit Enhancement - Subordinate Notes" in the prospectus.

CAPITALIZED INTEREST FUND

        Approximately $      of the proceeds from the sale of the notes will be
deposited into a Capitalized Interest Fund. If on any monthly servicing payment date or distribution date money on deposit in the Collection Fund is insufficient to pay amounts owed to the U.S. Department of Education or to the guarantee agencies, servicing fees, trustees' fees, any broker-dealer and auction agent fees, administration fees, interest on the notes, amounts due to any counterparty under any derivative product agreement (other than certain termination payments) and any amounts necessary to restore the Reserve Fund to the Reserve Fund minimum balance, then money on deposit in the Capitalized Interest Fund will be transferred to the Collection Fund to cover the deficiency, prior to any amounts being transferred from the Acquisition Fund or the Reserve Fund. Amounts released from the Capitalized Interested Fund will not
be replenished. On the      quarterly distribution date, the indenture trustee
will transfer any amounts remaining in the Capitalized Interest Fund to the Collection Fund, which will have the effect of increasing the principal distribution amount for such quarterly distribution date. Amounts transferred to the Collection Fund will be used to pay the trust's operating expenses and interest and principal on the notes as described above in "Description of the Notes - Flow of Funds."

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary obligations and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes substantially similar prohibited transaction restrictions on certain employee benefit plans, including tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on individual retirement accounts and annuities described in Sections 408 (a) and (b) of the Code ("IRAs," collectively, with Qualified Retirement Plans, "Tax-Favored Plans"). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) ("Non-ERISA Plans"), are not subject to the requirements set forth in ERISA or the prohibited transaction restrictions under Section 4975 of the Code. Accordingly, the assets of such Non-ERISA Plans may be invested in the notes without regard to the ERISA or Code considerations described below, provided that such investment is not otherwise subject to the provisions of other applicable federal and state law ("Similar Laws"). Any governmental plan or church plan that is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code is, nevertheless, subject to the prohibited transaction rules set forth in Section 503 of the Code.

        In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan's investment of its assets be made in accordance with the documents governing such ERISA Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans ("Plan" or collectively "Plans") and entities whose underlying assets include "plan assets" by reason of Plans investing in such entities with persons ("Parties in Interest" or "Disqualified Persons" as such terms are defined in ERISA and the Code, respectively) who have certain specified relationships to the Plans, unless a statutory, class or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code unless a statutory, class or administrative exemption is available.
Section 502(l) of ERISA requires the Secretary of the U.S. Department of Labor (the "DOL") to assess a civil penalty against a fiduciary who violates any fiduciary responsibility under ERISA or commits any other violation of part 4 of Title I of ERISA or any other person who knowingly participates in such breach or violation. If the investment constitutes a prohibited transaction under
Section 408(e) of the Code, the IRA may lose its tax-exempt status.

        The investment in a security by a Plan may, in certain circumstances, be deemed to include an investment in the assets of the entity issuing such security, such as the Issuer. Certain transactions involving the purchase, holding or transfer of notes may be deemed to constitute prohibited transactions if assets of the Issuer are deemed to be assets of a Plan. These concepts are discussed in greater detail below.

PLAN ASSETS REGULATION

        The DOL has promulgated a regulation set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Assets Regulation") concerning whether or not the assets of an ERISA Plan would be deemed to include an interest in the underlying assets of an entity (such as the Issuer) for purposes of the general fiduciary responsibility provisions of ERISA and for the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an "equity interest" in such entity. Depending upon a number of factors set forth in the Plan Assets Regulation, "plan assets" may be deemed to include either a Plan's interest in the assets of an entity (such as the Issuer) in which it holds an equity interest or merely to include its interest in the instrument evidencing such equity interest. For purposes of this section, the terms "plan assets" ("Plan Assets") and the "assets of a Plan" have the meaning specified in the Plan Assets Regulation and include an undivided interest in the underlying interest of an entity which holds Plan Assets by reason of a Plan's investment therein (a "Plan Asset Entity").

        Under the Plan Assets Regulation, the assets of the Issuer would be treated as Plan Assets if a Plan acquires an equity interest in the Issuer and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

        If the notes are treated as having substantial equity features, a Plan or a Plan Asset Entity that purchases notes could be treated as having acquired a direct interest in the Issuer. In that event, the purchase, holding, transfer or resale of the notes could result in a transaction that is prohibited under ERISA or the Code.

        The Plan Assets Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if such securities are debt securities under applicable state law with no "substantial equity features." While not free from doubt, on the basis of the notes as described herein, it appears that the notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation.

        In the event that the notes cannot be treated as indebtedness for purposes of ERISA, under an exception to the Plan Assets Regulation, the assets of a Plan will not include an interest in the assets of an entity, the equity interests of which are acquired by the Plan, if at no time do Plans and Non-ERISA Plans in the aggregate own 25% or more of the value of any class of equity interests in such entity, as calculated under the Plan Assets Regulation. Because the availability of this exception depends upon the identity of the noteholders at any time, there can be no assurance that the notes will qualify for this exception and that the Issuer's assets will not constitute a Plan Asset subject to ERISA's fiduciary obligations and responsibilities. Therefore, neither a Plan nor a Plan Asset Entity should acquire or hold notes in reliance upon the availability of this exception under the Plan Assets Regulation.

PROHIBITED TRANSACTIONS

        The acquisition or holding of notes by or on behalf of a Plan, whether or not the underlying assets are treated as Plan Assets, could give rise to a prohibited transaction if the Issuer or any of its respective affiliates is or becomes a Party in Interest or Disqualified Person with respect to such Plan, or in the event that a note is purchased in the secondary market by a Plan from a

Party in Interest or Disqualified Person with respect to such Plan. There can be no assurance that the Issuer or any of its respective affiliates will not be or become a Party in Interest or a Disqualified Person with respect to a Plan that acquires notes. Any such prohibited transaction could be treated as exempt under ERISA and the Code if the notes were acquired pursuant to and in accordance with one or more statutory exemptions, individual exemptions or "class exemptions" issued by the DOL. Such class exemptions include, for example, Prohibited Transaction Class Exemption ("PTCE") 75-1 (an exemption for certain transactions involving employee benefit plans and broker dealers, reporting dealers and banks), PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving an insurance company's general account) and PTCE 96-23 (an exemption for certain transactions determined by a qualifying in-house asset manager) or pursuant to an individual prohibited transaction exemption issued by the DOL.

        The underwriters, the indenture trustee, the master servicer, the subservicers, the administrator or their affiliates may be the depositor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale or holding notes, the purchase of notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision Title I of ERISA or Section 4975 of the Code. Accordingly, notes may not be purchased using the assets of any Plan if any of the underwriters, the trustee, the servicer, the administrator or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

PURCHASER'S/TRANSFEREE'S REPRESENTATIONS AND WARRANTIES

        Each purchaser and each transferee of a note (including a Plan's fiduciary, as applicable) shall be deemed to represent and warrant that (1)(a) it is not a Plan and is not acquiring the note directly or indirectly for, or on behalf of, a Plan or with Plan Assets, Plan Asset Entity or any entity whose underlying assets are deemed to be plan assets of such Plan or (b) the acquisition and holding of the notes by or on behalf of, or with Plan Assets of, any Plan, Plan Asset Entity or any entity whose underlying assets are deemed to be Plan Assets of such Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or Similar Law, and will not subject the Issuer or underwriters to any obligation not affirmatively undertaken in writing.

CONSULTATION WITH COUNSEL

        Any Plan fiduciary or other investor of Plan Assets considering whether to acquire or hold notes on behalf of or with Plan Assets of any Plan or Plan Asset Entity, and any insurance company that proposes to acquire or hold notes, should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to the proposed investment and the availability of any prohibited transaction exemption. A fiduciary with respect to a Non-ERISA Plan which is a Tax Favored Plan that proposes to acquire or hold notes should consult with counsel with respect to the applicable federal, state and local laws.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        On the closing date, Kutak Rock LLP will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt of the trust, rather than as an interest in the student loans, and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service and there is no assurance that such characterization would prevail if challenged. See "Federal Income Tax Consequences" in the prospectus.

                             REPORTS TO NOTEHOLDERS

        Quarterly reports concerning Nelnet Student Loan Trust 2005-4 will be delivered to noteholders. Generally, you will receive those reports not from the trust, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes. See "Book-Entry Registration" in the prospectus.

        The trust will file with the SEC periodic reports required under the Securities Exchange Act of 1934 and SEC rules.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        Statements in this prospectus supplement and the prospectus, including those concerning expectations as to the trust's ability to purchase eligible student loans, to structure and to issue competitive securities, the trust's ability to pay notes, and certain other information presented in this prospectus supplement and the prospectus, constitute "forward looking statements," which represent the depositor's expectations and beliefs about future events. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus supplement and in the prospectus.

                              PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in the underwriting agreement dated as of November , 2005, among the trust and the underwriters named below, the trust has agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase from the trust, the principal amount of the notes set forth opposite its name.


                     Class   Class  Class  Class  Class  Class   Class  Class Class  Class  Class
                      A-1L   A-1AR  A-2L   A-2AR  A-3L   A-3AR   A-4L   A-4AR  A-5L   A-5AR   B
Underwriter          Notes   Notes  Notes  Notes  Notes  Notes   Notes  Notes  Notes  Notes Notes
-----------          -----   -----  -----  -----  -----  -----   -----  -----  -----  ----- -----
Citigroup Global
  Markets Inc.
J.P. Morgan
  Securities Inc.
Morgan Stanley & Co.
  Incorporated
Barclays Capital Inc.
Deutsche Bank
  Securities Inc.
Mellon Financial
  Markets, LLC
Nelnet Capital, LLC
SunTrust Capital
  Markets, Inc.
Total

        The underwriters have advised that they propose to offer the notes to the public initially at the respective offering prices set forth below and on the cover page of this prospectus supplement and to certain dealers at those prices less concessions not in excess of the concessions listed below. The underwriters may allow and such dealers may reallow concessions not in excess of the reallowances listed below. After the initial public offering these prices and concessions may vary.

                                                                       Selling
                       Initial Public   Underwriting  Proceeds to    Concessions   Reallowance
                       Offering Price     Discount    the Issuer*   Not to Exceed  Not to Exceed
                       --------------     --------    -----------  --------------  -------------

Per Class A-1L Note     $                     %    $                        %               %
Per Class A-1AR Note    $                     %    $                        %               %
Per Class A-2L Note     $                     %    $                        %               %
Per Class A-2AR Note    $                     %    $                        %               %
Per Class A-3L Note     $                     %    $                        %               %
Per Class A-3AR Note    $                     %    $                        %               %
Per Class A-4L Note     $                     %    $                        %               %
Per Class A-4AR Note    $                     %    $                        %               %
Per Class A-5L Note     $                     %    $                        %               %
Per Class A-5AR Note    $                     %    $                        %               %
Per Class B Note        $                     %    $                        %               %

        *Before deducting certain costs of issuing the notes estimated to be
$          (.)

        The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date.

        Until the distribution of notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of the notes.

        Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

        Neither the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the trust nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        The notes are a new class of securities with no established trading market. We do not intend to list the notes on any U.S. national securities exchange. The underwriters have advised that they presently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower or higher than the initial offering price or that an active trading market for the notes will develop and continue after this offering.

        The underwriting agreement provides that Nelnet Student Loan Funding, LLC will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and the trust has agreed to reimburse the underwriters for the fees and expenses of their counsel.

        One of the underwriters, Nelnet Capital, LLC, is an affiliate of the depositor, the issuer, and the master servicer and administrator.

        A broker-dealer may submit orders in auctions for its own account. Any broker-dealer submitting an order for its own account in any auction will have an advantage over other bidders in that it would have knowledge of other orders placed through it in that auction (but it would not have knowledge of orders submitted by other broker-dealers, if any). As a result of the broker-dealer bidding, the auction clearing rate may be higher or lower than the rate that would have prevailed if the broker-dealer had not bid. A broker-dealer may also bid in order to prevent what would otherwise be a failed auction, or an auction clearing at a rate that the broker-dealer believes does not reflect the market for such securities at the time of the auction. Broker-dealers may, but are not obligated to, advise holders of the auction rate notes that the rate that will apply in an "all hold" auction is often a lower rate than would apply if holders submit bids, and such advice, if given, may facilitate the submission of bids by existing holders that would avoid the occurrence of an "all hold" auction. A broker-dealer may, but is not obligated to, encourage additional or revised investor bidding in order to prevent an "all-hold" auction.

        Each underwriter has represented and agreed that:

        o it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the "POS Regs");

        o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

        o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        No action has been or will be taken by us or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by us and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

        We have not authorized any offer of the notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.


                         LISTING AND GENERAL INFORMATION

        Application will be made to the Financial Regulator in Ireland, as competent authority under the Prospectus Directive, for this prospectus supplement to be approved. The approval from the Financial Regulator in Ireland relates only to the class A LIBOR rate notes which we expect to be admitted to the Official List and to trading on the regulated market of the Irish Stock Exchange. There can be no assurance that such listing will be obtained.

        For the life of this document, the material contracts referred to herein, including the indenture of trust, the trust agreement, the servicing agreements and the administration agreement will be made available for inspection in electronic or physical format at our principal office at 121 South 13th Street, Suite 201, Lincoln, Nebraska, 68508, USA. "The life of document" is defined as twelve months from the date of approval of this prospectus supplement by the Financial Regulator in Ireland.

        Each of the class A LIBOR rate notes and the indenture of trust are governed by the laws of the State of New York. Each of the trust agreement and the administration agreement are governed by the laws of the State of Delaware. Each of the master servicing agreement and the subservicing agreement between the master servicer and Nelnet are governed by the laws of the State of Colorado. The subservicing agreement between Nelnet and ACS is governed by the laws of the State of California.

        Since our formation, we have not been involved in any governmental, litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issue of the class A LIBOR rate notes. Nor, so far as we are aware, are any such proceedings pending or threatened.

        The issuance of the class A LIBOR rate notes was authorized by a unanimous written consent of the members and the manager of the depositor on , 2005.

        As of the closing date the trust had not commenced operations and no accounts had been made up.

        The trust is not required by Delaware state law and does not intend to publish any financial statements. The indenture requires the trust to provide the indenture trustee with written notification, on an annual basis, that to the best of its knowledge, following review of the activities of the prior year, that no event of default or other matter which is required to be brought to the indenture trustee's attention has occurred.

                                  LEGAL MATTERS

        Certain legal matters, including certain income tax matters, will be passed upon for Nelnet Student Loan Trust 2005-4 by Kutak Rock LLP. Certain legal matters will be passed upon for the underwriters by Stroock & Stroock & Lavan LLP, New York, New York, and for Nelnet Student Loan Trust 2005-4 by Ballard Spahr Andrews & Ingersoll, LLP.

                                    DIRECTORY

                                     SPONSOR
                                  Nelnet, Inc.
                        121 South 13th Street, Suite 201
                             Lincoln, Nebraska 68508
                                       USA

                                    DEPOSITOR
                        Nelnet Student Loan Funding, LLC
                        121 South 13th Street, Suite 201
                             Lincoln, Nebraska 68508
                                       USA

                        UNDERWRITERS AND TRUST'S BANKERS

                                                               J.P. MORGAN
  CITIGROUP GLOBAL MARKETS INC.   MORGAN STANLEY & CO.       SECURITIES INC.
388 Greenwich Street, 19th Floor      INCORPORATED            270 Park Avenue
   New York, New York 10013         1585 Broadway       New York, New York 10017
              USA              New York, New York 10036            USA
                                          USA


   BARCLAYS CAPITAL INC.       DEUTSCHE BANK             MELLON FINANCIAL
      200 Park Avenue,          SECURITIES INC.           MARKETS,  LLC
        5th Floor               60 Wall Street         One Mellon Center,
    New York, NY 10166        New York, NY 10005            4th Floor
            USA                    USA                  Pittsburgh, PA 15258
                                                                 USA


             NELNET CAPITAL, LLC          SUNTRUST CAPITAL
                6801 S. 27th               MARKETS, INC.
                  Street              303 Peachtree Street,
            Lincoln, NE 68568               23rd Floor
                   USA                   Atlanta, GA 30308
                                                 USA



ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE          DELAWARE TRUSTEE

          Zions First National Bank           Wells Fargo Delaware Trust Company
          717 17th Street, Suite 301               919 North Market Street
            Denver, Colorado 80202                Wilmington, Delaware 19801
                     USA                                     USA


                LEGAL ADVISORS               MASTER SERVICER AND ADMINISTRATOR

                Kutak Rock LLP             National Education Loan Network, Inc.
      1801 California Street, Suite 3100      121 South 13th Street, Suite 201
            Denver, Colorado 80202                Lincoln, Nebraska 68508
                     USA                                     USA

    Ballard Spahr Andrews & Ingersoll, LLP
         1225 17th Street, Suite 2300
            Denver, Colorado 80202
                     USA

            LISTING AGENT                               IRISH PAYING AGENT

 McCann FitzGerald Listing Services Limited      Custom House Administration and
       2 Habourmaster Place Limited                   Corporate Services
  International Financial Services Centre                25 Eden Quay
               Dublin 1                                    Dublin 1
               Ireland                                      Ireland

PROSPECTUS




                           NELNET STUDENT LOAN TRUSTS
                                     ISSUER

 NELNET STUDENT LOAN FUNDING, LLC        NATIONAL EDUCATION LOAN NETWORK, INC.
            DEPOSITOR                      MASTER SERVICER AND ADMINISTRATOR

                                  NELNET, INC.
                                     SPONSOR

                         STUDENT LOAN ASSET-BACKED NOTES

Nelnet Student Loan Funding, LLC, will periodically establish trusts that will issue notes in one or more series. The specific terms of the notes included in each series will be described in a supplement to this prospectus.

Proceeds from the sale of the notes will be used to acquire portfolios of student loans originated by eligible lenders under the Federal Family Education Loan Program. Those student loans will be pledged to secure repayment of the notes. The notes will represent obligations of the issuing trust only and are not guaranteed by Nelnet Student Loan Funding, LLC, Nelnet, Inc. or any of their affiliates. The notes will be payable solely from the student loans each trust acquires and the other assets of each trust.

You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement.

Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" below and in the related prospectus supplement. Unless otherwise indicated for a series of the notes, the notes will not be listed on a national securities exchange.



                The date of this prospectus is October 31, 2005.

                              ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement filed with the Securities and Exchange Commission. Notes may be sold in one or more offerings pursuant to the registration statement.

        Nelnet Student Loan Funding, LLC will establish one or more trusts in connection with the issuance of notes. Each trust will issue one or more series of notes, the repayment of which are secured by student loans the trust will acquire with the proceeds from the sale of the notes. This prospectus provides you with a general description of the notes the trusts may offer. Each time notes are sold, we will provide a prospectus supplement relating to the series of notes being offered that will include:

        o a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the interest rate or rates, of each class of the notes to be sold;

        o information concerning the student loans that will be purchased with the proceeds of the notes;

        o information with respect to any notes the trust may have previously issued that are secured by a common pool of assets that secure payment of the notes described in the prospectus supplement;

        o information concerning the guarantee agencies providing guarantees for the student loans that will be acquired with note proceeds;

        o information concerning the companies that will be engaged to service the student loans that will be acquired with note proceeds;

        o information with respect to any credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans; and

        o any updates or changes to the information presented in this prospectus.

        You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. No person is authorized to provide you with different information. Notes will not be offered for sale in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

              ----------------------------------------------------
                         TABLE OF CONTENTS TO PROSPECTUS
              ----------------------------------------------------


About This Prospectus..........................................................i
Summary of the Offering......................................................iii
Risk Factors...................................................................1
Special Note Regarding Forward Looking Statements..............................8
Formation of the Trusts........................................................9
Description of the Notes......................................................10
Security and Sources of Payment for the Notes.................................18
Book-Entry Registration.......................................................22
Additional Notes..............................................................26
Summary of the Indenture Provisions...........................................26
Description of Credit Enhancement and Derivative Products.....................37
Description of the Federal Family Education Loan Program......................39
Description of the Guarantee Agencies.........................................52
Federal Income Tax Consequences...............................................58
Relationships Among Financing Participants....................................62
Plan of Distribution..........................................................63
Legal Matters.................................................................63
Financial Information.........................................................64
Ratings.......................................................................64
Incorporation of Documents by Reference; Where to Find More Information.......64
Glossary of Terms.............................................................65
Appendix I - Global Clearance, Settlement And Tax Documentation Procedures....69

                             SUMMARY OF THE OFFERING

        The following summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase the notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement.


OVERVIEW

Nelnet Student Loan Funding, LLC will from time to time establish separate trusts that will sell notes in one or more series and in one or more classes, and will purchase a pool or pools of student loans with the proceeds received from these sales. Each trust will be formed pursuant to a trust agreement and will pledge the student loans it purchases with the proceeds from the sale of its notes as collateral for repayment of such notes. The priority of payments among the various series and classes of notes each trust sells will be described in the related prospectus supplement. These payments will come principally from amounts received on the student loans held by the related trust.

PARTIES

ISSUER: A Delaware statutory trust to be formed under a trust agreement between the depositor and the Delaware trustee.

DEPOSITOR: Nelnet Student Loan Funding, LLC. You may contact Nelnet Student Loan Funding, LLC at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, or by phone at (402) 458-2303.

MASTER SERVICER AND ADMINISTRATOR: National Education Loan Network, Inc. will act as master servicer of each trust's student loans. National Education Loan Network, Inc. may engage other entities to act as a subservicer for the student loans each trust acquires if approved by the rating agencies rating the notes. National Education Loan Network, Inc. will also perform administrative services for each trust.

SPONSOR: Nelnet, Inc. will be the sponsor of each trust. The sponsor is an education finance company that originates, consolidates, securitizes, holds and services student loans. The depositor and the master servicer and administrator are subsidiaries of the sponsor.

ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE: The prospectus supplement for each series of notes will identify the eligible lender trustee for each trust's student loans and the trustee under an indenture governing a trust's issuance of notes.

DELAWARE TRUSTEE: The prospectus supplement for each series of notes will identify the Delaware trustee for each trust.

INTEREST RATES

The prospectus supplement will describe the interest that will be paid on the notes. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

AUCTION RATE NOTES. A trust may issue classes of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate notes, or the method for determining the initial interest rate, will be described in the related prospectus supplement. The interest rates for the auction rate notes will be reset at the end of each interest period pursuant to auction procedures.

The auction procedures are summarized and an example of an auction is included in this prospectus under "Description of the Notes - Auction rate notes."

INDEX RATE NOTES. A trust may issue classes of notes that bear interest at a rate determined by reference to LIBOR, a United States Treasury security, a commercial paper rate or by reference to another index described in a prospectus supplement. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities, the interest rate for commercial paper rate notes will be determined periodically by reference to the rate of interest paid on designated commercial paper and the interest rate for other index rate notes will be determined periodically by reference to the index described in a prospectus supplement. See "Description of the Notes - LIBOR rate notes," "- Treasury rate notes" and "- CP rate notes."

ORIGINAL ISSUE DISCOUNT NOTES. A trust may issue classes of notes at a discount from the principal amount payable at maturity that pay no interest or interest at a rate that is below market rates at the time of issuance. The interest paid on these original issue discount notes, if any, and the yield to maturity of the original issue discount notes, will be described in the related prospectus supplement. See "Description of the Notes - Original issue discount notes."

PAYMENTS ON THE NOTES

The indenture trustee will make payments of principal and interest due on the notes on behalf of each trust solely from the assets held by the trust. The assets of the trust will consist of a pool of student loans, payments made on the student loans and funds in accounts held by the trustee under the indenture. Interest and principal on the notes will be paid on the dates specified in the related prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement. Principal payments received on student loans will be used to make principal payments on the notes.

OPTIONAL PURCHASE

If provided in the applicable prospectus supplement, the depositor may, at its option, purchase, or arrange for the purchase of, some or all of the remaining student loans owned by a trust when the pool balance is 10% or less of the initial pool balance or at such other times as may be described in the related prospectus supplement. The depositor's exercise of this purchase option will result in the early retirement of the notes issued by that trust.

MANDATORY AUCTION

If provided in the applicable prospectus supplement, the indenture trustee will offer for sale all of the student loans remaining in a trust at the end of a collection period if the depositor does not exercise its option to repurchase all of the student loans remaining in a trust described above. The auction of the student loans remaining in a trust will result in the early retirement of the notes issued by that trust.

REDEMPTION PROVISIONS

MANDATORY REDEMPTION. If so provided in the related prospectus supplement, if the proceeds from the sale of a series of notes are not used to purchase student loans within the period of time specified in a prospectus supplement, those remaining proceeds will be used to redeem notes. Notes may also be subject to mandatory redemption from money on deposit in the Collection Fund representing principal payments on a trust's student loans, including principal payments received from guarantee agencies and principal proceeds from any sale of student loans permitted under the indenture, after required payments and transfers have been made from the Collection Fund, if so provided in the related prospectus supplement. Notes may also be redeemed from interest payments on a trust's student loans after required payments and transfers have been made from the Collection Fund, if so provided in the related prospectus supplement.

OPTIONAL REDEMPTION. If so provided in the related prospectus supplement, notes may be redeemed, in whole or in part, from available funds, including proceeds from the sale of student loans by a trust, as described in a related prospectus supplement.

EXTRAORDINARY OPTIONAL REDEMPTION. If so provided in the related prospectus supplement, notes may be redeemed in our sole discretion if we determine that the rate of return on student loans has materially decreased or that the costs of administering a trust have placed unreasonable burdens upon that trust's ability to perform its obligations under the applicable indenture.

PARTIAL REDEMPTION. If less than all of the notes of any series are to be redeemed, we will determine the classes of notes that will be redeemed. Generally, class A notes will be redeemed before class B notes. An indenture may provide for the issuance of class C notes, and if so, class B notes will generally be redeemed before class C notes. However, we may have the option of redeeming some or all of the class B notes before all of the class A notes are redeemed, and we may have the option to redeem some or all of the class C notes before the class A notes and class B notes are redeemed, if the applicable trust's ratio of assets to liabilities exceeds levels specified in the related prospectus supplement. See "Description of the Notes - Notice and partial redemption of notes."

STUDENT LOAN ASSETS

The eligible lender trustee will be the legal owner on behalf of the trust of the student loans that comprise the assets of each trust. The student loans will have been originated under the Federal Family Education Loan Program to pay costs incurred by students enrolled in qualified, accredited institutions of higher education.

The characteristics of the portfolio of student loans to be acquired by a trust with the proceeds of the notes of any series, and the characteristics of any existing portfolio held by the trustee for the trust, will be described in the related prospectus supplement.

STUDENT LOAN GUARANTEES

The payment of principal and interest on all of the student loans that comprise the assets of a trust will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education pursuant to the Higher Education Act. This guarantee, however, is contingent upon compliance with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied.

Student loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 are guaranteed as to 98% of principal and accrued interest.

The Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its obligations to holders of loans, such as the eligible lender trustee, then the holders may submit guarantee claims directly to the Department of Education. The Department of Education is required to pay the guarantee agency's full insurance obligation to the holders until the obligations are transferred to a new guarantee agency capable of meeting the obligations, or until a qualified successor guarantee agency assumes the obligations. Delays in receiving reimbursement could occur if a guarantee agency fails to meet its obligations.

SUBORDINATED NOTES

The rights of the owners of class B notes issued by a trust to receive payments of principal and interest will be subordinated to the rights of the owners of class A notes issued by that trust to receive payments of principal and interest. The rights of the owners of any class C notes issued by a trust to receive payments of principal and interest will be subordinated to the rights of the owners of class B notes and class A notes issued by that trust to receive payments of principal and interest. This subordination is intended to enhance the likelihood that the owners of more senior notes will regularly receive the full amount of payments of principal and interest due to them and to protect such owners against losses.

FUNDS

The indenture governing a trust's issuance of notes will create the following funds, unless otherwise described in the related prospectus supplement. Additional funds and accounts may be created as described in a prospectus supplement. Funds held by the trustee for one trust will not be available to pay the notes or expenses of another trust.

COLLECTION FUND. All funds received with respect to student loans will be deposited into a Collection Fund under an indenture. Generally, funds on deposit in the Collection Fund will be used to pay the fees and expenses of the trust and principal and interest on the notes issued by that trust. An indenture may provide for the establishment of a capitalized interest account in the Collection Fund, as described in the related prospectus supplement. Amounts in the Collection Fund will be transferred to the Reserve Fund to the extent necessary to restore the Reserve Fund to its required minimum balance, and any remaining amounts will be used in accordance with the terms of the indenture and as described in the related prospectus supplement.

ACQUISITION FUND. Most of the proceeds from the issuance of a series of notes will be deposited into an Acquisition Fund. These funds will be used to acquire the student loans identified in the related prospectus supplement, and to pay certain costs related to the issuance of the notes.

If so provided in the prospectus supplement, a specified percentage of the proceeds will be deposited in a prefunding account in the Acquisition Fund. During the prefunding period, we will use funds in the prefunding account to purchase additional portfolios of student loans, to purchase serial loans and to originate consolidation loans to the extent provided in the related prospectus supplement. The prefunding period will begin on the date the notes are issued and end on the earlier of a date specified in the prospectus supplement or upon our determination that we are unable to acquire additional student loans.

Funds in the Acquisition Fund that are not used by a trust to acquire student loans will be used to make payments on the notes or to redeem notes issued by that trust as described in the related prospectus supplement.

RESERVE FUND. In connection with the issuance of each series of notes, a deposit will be made to a Reserve Fund in an amount specified in the related prospectus supplement. The Reserve Fund will be maintained at a balance specified in the related prospectus supplement from extra amounts in the Collection Fund. Moneys in the Reserve Fund will be used to pay the trust's operating expenses and interest and principal due on the notes if funds in the Collection Fund and the Acquisition Fund are insufficient to make those payments. A reserve fund insurance policy may be provided in lieu of a deposit of moneys to the Reserve Fund if so provided in a prospectus supplement.

CREDIT ENHANCEMENT AND DERIVATIVE PRODUCTS

Credit enhancement for a series of notes to provide for coverage of risks of defaults or losses may be established in the form of:

        o       insurance policies or surety bonds;
        o       subordination of certain classes or subclasses of notes;
        o       one or more reserve funds;
        o       letters of credit; or
        o other arrangements acceptable to each rating agency rating the notes.

A trust may also enter into derivative product agreements with respect to a series of notes, such as interest rate, currency or other swaps, exchange agreements, interest rate protection agreements, repurchase obligations, put or call options and other yield protection agreements.

Any credit enhancement or derivative product for a series of notes will be described in the related prospectus supplement. See "Description of Credit Enhancement and Derivative Products" in this prospectus.

REPORTS TO NOTEHOLDERS

Periodic reports concerning the notes and the security for the notes will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, then all reports will be provided to those entities and the further distribution of the reports to eligible participants and beneficial owners will be governed by arrangements among them. See "Book-Entry Registration."

                                  RISK FACTORS

        You should consider the following factors regarding your purchase of the notes.

THE NOTES ARE PAYABLE SOLELY FROM
THE TRUST ESTATE AND YOU WILL HAVE
NO OTHER RECOURSE AGAINST US

        Interest and principal on the notes will be paid solely from the funds and assets held in the trust estate created under the indenture. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by any affiliate of a trust, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series or class of notes as described in a prospectus supplement. Therefore, your receipt of payments on the notes will depend solely on:

        o the amount and timing of payments and collections on the student loans held in the trust estate and interest paid or earnings on the funds held in the accounts established pursuant to the related indenture;

        o amounts on deposit in the Reserve Fund and other funds held in the related trust estate; and

        o any form of credit enhancement described in the prospectus supplement.

You will have no additional recourse against any other party if those sources of funds for repayment of the notes are insufficient.

FAILURE TO COMPLY WITH LOAN ORIGINATION
AND SERVICING PROCEDURES FOR STUDENT
LOANS MAY RESULT IN LOSS OF GUARANTEE
AND OTHER BENEFITS

        We must meet various requirements in order to maintain the federal guarantee on a trust's student loans. These requirements establish servicing requirements and procedural guidelines and specify school and borrower eligibility criteria.

        A guarantee agency may reject a loan for claim payment due to a violation of the Federal Family Education Loan Program due diligence collection and servicing requirements. In addition, a guarantee agency may reject claims under other circumstances, including, for example, if a claim is not timely filed or adequate documentation is not maintained. Once a loan ceases to be guaranteed, it is ineligible for federal interest subsidies and special allowance payments. If a loan is rejected for claim payment by a guarantee agency, we continue to pursue the borrower for payment or institute a process to reinstate the guarantee.

        Guarantee agencies may reject claims as to portions of interest for certain violations of the due diligence collection and servicing requirements even though the remainder of a claim may be paid. Examples of errors that cause claim rejections include isolated missed collection calls, or failures to send collection letters as required.

        The Department of Education has implemented school eligibility requirements, including default rate limits. In order to maintain eligibility in the Federal Family Education Loan Program, schools must maintain default rates below specified levels and both guarantee agencies and lenders are required to insure that loans are made to students attending schools that meet default criteria. If we fail to comply with any of the above requirements, we could incur penalties or lose the federal guarantee on some or all of a trust's student loans.

        Each student loan purchase agreement requires the seller to repurchase its loans if the representations and warranties made by the seller prove not to be true or if a claim for a loan is denied because of events occurring before the sale. However, a seller may not be financially able to repurchase loans if called upon to do so.

BANKRUPTCY OR INSOLVENCY OF NELNET STUDENT
LOAN FUNDING, LLC OR THE BANKRUPTCY OR
INSOLVENCY OF THE SELLERS OF STUDENT LOANS COULD
RESULT IN PAYMENT DELAYS

        Nelnet Student Loan Funding, LLC will be the depositor of each trust and will sell to each trust all of the loans acquired by the trust with the proceeds of the notes. If Nelnet Student Loan Funding, LLC seeks relief under bankruptcy or related laws, a bankruptcy court could attempt to consolidate each trust's assets into the bankruptcy estate of Nelnet Student Loan Funding, LLC. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

        We have taken steps to structure each loan purchase by the depositor from a seller as a "true sale" under law. A true sale helps to establish that the loans would not continue to be the property of the seller if the seller becomes bankrupt or insolvent. If a court disagrees with this position, a trust could experience delays in receiving payments on its student loans and you could then expect a delay in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to a trust.

        If student loans are purchased from a bank and the bank becomes insolvent, it would become subject to receivership by the Federal Deposit Insurance Corporation. In that case, the FDIC could treat the transfer of the student loans as a secured loan rather than as a sale. If that were to happen, we would have only a security interest in the student loans and could experience delays in receiving payments with respect to those loans. In addition, the FDIC may seek a release of the loans to itself, as receiver, which would accelerate and prepay the "loan." Under such circumstances, you could expect a delay in receiving payments on your notes or even a reduction in payments on your notes.

BANKRUPTCY OR INSOLVENCY OF NATIONAL EDUCATION
LOAN NETWORK, INC. OR ANY SUBSERVICER COULD RESULT
IN PAYMENT DELAYS TO YOU

        National Education Loan Network, Inc. will act as the master servicer with respect to the student loans acquired by each trust and may engage one or more other entities to act as subservicer with respect to such student loans. In the event of a default by the master servicer or any subservicer resulting from events of insolvency or bankruptcy, a court, conservator, receiver or liquidator may have the power to prevent the indenture trustee or the noteholders from appointing a successor servicer and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay payments to you.

A DEFAULT BY THE MASTER SERVICER COULD
ADVERSELY AFFECT THE NOTES

        If National Education Loan Network, Inc. defaults on its obligations under a master servicing agreement, the indenture trustee or 25% of the holders of the highest priority obligations outstanding of a particular series of notes may remove the master servicer without the consent of the eligible lender trustee or any other party. Only the indenture trustee or 25% of the holders of the highest priority obligations outstanding have the ability to remove the master servicer with respect to a series of notes. In the event of the removal of the master servicer and the appointment of a successor master servicer, there may be additional costs associated with the transfer of servicing to the successor master servicer, including but not limited to, an increase in the servicing fees the successor master servicer charges. In addition, we cannot predict the ability of the successor master servicer to perform the obligations and duties under any master servicer agreement.

THE STUDENT LOANS THE TRUST PURCHASES MAY
BE EVIDENCED BY A MASTER PROMISSORY NOTE

        Beginning July 1, 1999, loans made under the Federal Family Education Loan Program may be evidenced by a master promissory note. Once a borrower executes a master promissory note with a lender, additional loans made by the lender are evidenced by a confirmation sent to the borrower, and all loans are governed by the single master promissory note.

        A loan evidenced by a master promissory note may be sold independently of the other loans governed by the master promissory note. If a trust purchases a loan governed by a master promissory note and does not acquire possession of the master promissory note, other parties could claim an interest in the loan. This could occur if the holder of the master promissory note were to take an action inconsistent with the trust's rights to a loan, such as delivery of a duplicate copy of the master promissory note to a third party for value. Although such action would not defeat the trust's rights to the loan or impair the security interest held by the trustee for your benefit, it could delay receipt of principal and interest payments on the loan.

YOU MAY INCUR LOSSES OR DELAYS IN PAYMENT
ON YOUR NOTES IF BORROWERS DEFAULT ON THEIR
STUDENT LOANS

        For a variety of economic, social and other reasons, all the payments that are actually due on student loans may not be made. Borrowers' failures to make timely payments of the principal and interest due on the loans will affect the revenues of the trust estate for a trust, which may reduce the amounts available to pay principal and interest due on the notes.

        In general, a guarantee agency reinsured by the Department of Education will guarantee 98% of each student loan. As a result, if a borrower of a student loan defaults, the trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on each of the defaulted loans. The trust does not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

THE RATE OF PAYMENTS ON STUDENT
LOANS MAY AFFECT THE MATURITY AND
YIELD OF THE NOTES

        Student loans may be prepaid at any time without penalty. If a trust receives prepayments on its student loans, those amounts will be used to make principal payments on notes as described in the related prospectus supplement, which could shorten the average life of each class of its notes. Factors affecting prepayment of loans include general economic conditions, prevailing interest rates and changes in the borrower's job, including transfers and unemployment. Refinancing opportunities which may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program and borrower incentive programs, also affect prepayment rates. There is insufficient information available to be able to accurately estimate the rate of prepayment with respect to the student loans in each trust estate.

        Scheduled payments with respect to, and the maturities of, student loans may be extended as authorized by the Higher Education Act. Also, periods of deferment, forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the loans and the average life of each class of notes. You will bear entirely any reinvestment risks resulting from a faster or slower incidence of prepayment of loans.

        The rate of principal payments to you on the notes will be directly related to the rate of payments of principal on the student loans each trust acquires. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a loan, the greater the effect may be on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments on the notes.

THE CHARACTERISTICS OF THE PORTFOLIO OF
STUDENT LOANS HELD IN THE TRUST ESTATE
MAY CHANGE

        If so provided in a prospectus supplement, a trust may issue several series of notes and use the proceeds to add additional student loans to the trust estate. The prospectus supplement for a series of notes will describe the characteristics of a trust's student loans at that time. However, the actual characteristics at any given time will change due to factors such as repayment of the loans in the normal course of business, purchase of additional loans during a prefunding period or the occurrence of delinquencies or defaults.

        Our cash flow, and our ability to make payments due on our notes will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods thereafter, as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain subsidized student loans that qualify for interest benefit payments. For all other student loans, interest generally will be capitalized and added to the principal balance of the loans. The trust estate will consist of student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in our portfolio for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

STUDENT LOANS ARE UNSECURED
AND THE ABILITY OF THE GUARANTEE AGENCIES TO
HONOR THEIR GUARANTEES MAY BECOME IMPAIRED

        The Higher Education Act requires that all student loans be unsecured. As a result, the only security for payment of the student loans held in each trust estate are the guarantees provided by the guarantee agencies.

        A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could delay or impair the guarantee agency's ability to make claims payments to the trustee. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of money available to pay principal and interest to you as the owner of the notes or delay those payments past their due date.

        If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect to such claims. See "Description of the Guarantee Agencies" in this prospectus. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

PAYMENT OFFSETS BY GUARANTEE AGENCIES OR THE
DEPARTMENT OF EDUCATION COULD PREVENT THE
TRUST FROM PAYING YOU THE FULL AMOUNT OF THE
PRINCIPAL AND INTEREST DUE ON YOUR SECURITIES

        The eligible lender trustee may use the same Department of Education lender identification number for student loans in a trust as it uses for other student loans it holds on behalf of other trusts established by the depositor. If so, the billings submitted to the Department of Education and the claims submitted to guarantee agencies will be consolidated with the billings and claims for payments for student loans under other trusts using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantee agencies will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various trusts that reference the same lender identification number.

        If the Department of Education or a guarantee agency determines that the eligible lender trustee owes it a liability on any student loan held in a trust, the Department or the applicable guarantee agency may seek to collect that liability by offsetting it against payments due to the eligible lender trustee in respect of the student loans pledged to secure your notes. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of funds available to the trust and thus the trust's ability to pay you principal and interest on the notes.

PRINCIPAL OF THE STUDENT LOANS MAY
AMORTIZE FASTER BECAUSE OF INCENTIVE PROGRAMS

        The student loans purchased by a trust may be subject to various borrower incentive programs. Any incentive program that effectively reduces borrower payments or principal balances on trust student loans may result in the principal amount of trust student loans amortizing faster than anticipated.

IF A TRUST CANNOT PURCHASE STUDENT LOANS,
IT WILL PAY PRINCIPAL ON OR REDEEM NOTES

        We will use the proceeds of the notes sold by a trust to acquire student loans. If the student loan purchases are not completed, or if a trust is not able to use note proceeds to purchase student loans that meet its requirements, the trust will use those amounts to pay principal on or to redeem your notes, as provided in the related prospectus supplement.

A SECONDARY MARKET FOR YOUR NOTES
MAY NOT DEVELOP, AND THIS COULD
DIMINISH THEIR VALUE

        Each series of notes will be a new issue without an established trading market. While we may list the notes on a European exchange if specified in the related prospectus supplement, we do not intend to list any series of notes on any exchange in the United States. As a result, a secondary market for the notes may not develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does not develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

CONGRESSIONAL ACTIONS MAY AFFECT A
TRUST'S STUDENT LOAN PORTFOLIO

        The Department of Education's authority to provide interest subsidies, special allowance payments and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The provisions of the Higher Education Act governing the Federal Family Education Loan Program are periodically amended and the Higher Education Act must be reauthorized by Congress every five years in order to prevent sunset of the Act. The Higher Education Extension Act of 2005 extended the authorization for the Federal Family Education Loan Program to loans made on or before December 31, 2005. While Congress has consistently extended the effective date of the Higher Education Act and the Federal Family Education Loan Program, it may elect not to reauthorize the Department's ability to provide interest subsidies and federal insurance for loans. While this failure to reauthorize would not affect the student loans a trust then owned, it would reduce the number of loans available for purchase in the future.

        Funds for payment of interest subsidies and other payments under the Federal Family Education Loan Program are subject to annual budgetary appropriation by Congress. Federal budget legislation has in the past contained provisions that restricted payments made under the Federal Family Education Loan Program to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the Department of Education, and the financial condition of the guarantee agencies.

        Congressional amendments to the Higher Education Act or other relevant federal laws, and rules and regulations promulgated by the Secretary of Education, may adversely impact holders of student loans. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. See "Description of the Federal Family Education Loan Program" and "Description of the Guarantee Agencies."

SUBORDINATION OF THE CLASS B AND
CLASS C NOTES AND PAYMENT PRIORITIES
MAY RESULT IN A GREATER RISK OF LOSS

        A trust may issue one or more series of notes, in one or more classes. Payments of interest and principal on class B notes are subordinated in priority of payment to payments of interest and principal due on class A notes. An indenture may also provide for the issuance of class C notes which will be subordinated in priority of payment to payments of interest and principal due on class B notes. Class B notes and class C notes are subordinated to class A notes, and class C notes are also subordinate to class B notes, as to the direction of remedies upon an event of default. Consequently, holders of class B notes and class C notes may bear a greater risk of losses or delays in payment.

        If so provided in a prospectus supplement, notes within a class may receive payments of principal after other notes in the same class. For example, class A-1 notes may receive principal payments before class A-2 notes, and class B-1 notes may receive principal payments before class B-2 notes. Consequently, holders of certain notes within a class may bear a greater risk of loss.

A TRUST MAY ISSUE ADDITIONAL NOTES
SECURED BY THE TRUST ESTATE

        A trust may issue additional series of notes, in one or more classes if so provided in the related prospectus supplement. The proceeds from the sale of such additional notes will be used to acquire additional student loans, and the additional student loans together with the existing student loans will secure all series of notes issued by the same trust. Those additional notes may be issued without the consent or approval of the owners of any notes then outstanding and may be on a parity with or subordinate to any class A notes and senior to, on a parity with or subordinate to class B or class C notes issued by the trust. However, before issuing additional notes, a trust must receive written evidence from each rating agency then rating any outstanding notes of that trust that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes.
See "Additional Notes."

THE NOTES MAY BE ISSUED ONLY IN BOOK-ENTRY FORM

        Usually, each class of notes of any series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder in connection with the sale of a class or series of notes, that election will be contained in the related prospectus supplement. Unless and until definitive securities are issued, holders of the notes will not be recognized by the trustee as registered owners as that term is used in the indenture. Until definitive securities are issued, holders of the notes will only be able to exercise the rights of registered owners indirectly through The Depository Trust Company and its participating organizations. See "Book-Entry Registration."

THE RATINGS OF THE NOTES ARE NOT A RECOMMENDATION
TO PURCHASE AND MAY CHANGE

        It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any class of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be increased, lowered or withdrawn by any rating agency if in the rating agency's judgment circumstances so warrant.

RATING AGENCIES CAN PERMIT CERTAIN ACTIONS TO BE TAKEN
WITHOUT YOUR APPROVAL

        The indenture provides that the trust and the indenture trustee may undertake various actions based upon receipt by the indenture trustee of confirmation from the rating agencies that the outstanding ratings assigned by such rating agencies to the notes are not thereby impaired. Such actions include, but are not limited to, amendments to the indenture, the issuance of additional notes and the execution by a trust of interest rate swap agreements.

LESS THAN ALL OF THE HOLDERS CAN APPROVE AMENDMENTS
TO THE INDENTURE OR WAIVE DEFAULTS UNDER THE INDENTURE

        Under the indenture, holders of specified percentages of the aggregate principal amount of the notes may amend or supplement provisions without the consent of the other holders. You have no recourse if the holders vote and you disagree with the vote on these matters. The holders may vote in a manner which impairs the ability to pay principal and interest on your notes. Also, so long as senior notes are outstanding, the holders of subordinate notes will not have the right to approve certain amendments, or exercise certain rights under the indenture.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        This prospectus and any related prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "intend," "potential," and the negative of such terms or other similar expressions.

        The forward-looking statements reflect our current expectations and views about future events. The forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on the forward-looking statements.

        You should understand that the following factors, among other things, could cause our results to differ materially from those expressed in forward-looking statements:

o changes in terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations that may reduce the volume, average term, costs and yields on education loans under the Federal Family Education Loan Program; and

o changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, which could affect a trust's ability to purchase eligible student loans.

We discuss many of these risks and uncertainties in greater detail under the heading "Risk Factors."

        You should read this prospectus and any related prospectus supplement and the documents that we reference in this prospectus and any related prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We may not update the forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the forward-looking statements by these cautionary statements.

                             FORMATION OF THE TRUSTS

THE TRUSTS

        Each trust will be established as a Delaware statutory trust pursuant to a trust agreement by and between Nelnet Student Loan Funding, LLC, as depositor and initial certificate holder and a Delaware trustee. Each trust will issue notes in one or more series, and in one or more classes. The trust agreement will limit the operations of a trust to the following activities:

        o to acquire, hold, manage and sell student loans, other assets of the trust and any proceeds therefrom;

        o      to issue notes;

        o      to make payments of principal and interest on the notes; and

        o      to engage in any incidental or related activities.

        Each trust will have only nominal initial capital.

        The notes will be issued pursuant to an indenture of trust and any supplemental indenture of trust described in the related prospectus supplement that each trust will enter into with the trustee. The notes will represent indebtedness of the issuing trust only and will be secured only by the assets of that trust.

        The eligible lender trustee will acquire legal title to the student loans on behalf of each trust and will enter into a guarantee agreement with each of the guarantee agencies for the student loans. The eligible lender trustee will use the proceeds from the sale of notes to purchase student loans on behalf of the related trust.

        Following the acquisition of student loans, the assets of a trust will include:

        o student loans purchased with the proceeds from the issuance of the notes, legal title to which will be held by the eligible lender trustee;

        o revenues, consisting of all principal and interest payments, proceeds, charges and other income the trustee receives on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture, and any proceeds from the sale or other disposition of the student loans;

        o all moneys and investments held in the funds created under the indenture;

        o rights under any loan purchase agreement and servicing agreement, including the right to require any seller or servicer to repurchase student loans or to substitute student loans under certain circumstances; and

        o any other property described in the related prospectus supplement, including any credit enhancement for the notes and rights to receive payments under derivative product agreements.

                            DESCRIPTION OF THE NOTES

        The following description of the notes is only a summary of their principal terms. It is not complete. You should refer to the provisions of the indenture for a complete description of the terms of the notes. Definitions of some of the terms used in this description can be found in the Glossary of Terms appearing at page 64 of this prospectus.

FIXED RATE NOTES

        The fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement.

AUCTION RATE NOTES

        The auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The auction period for auction rate notes will initially consist of a number of days set forth in the applicable prospectus supplement. After the initial auction period, the interest rate for the auction rate notes will be reset on interest rate adjustment dates specified in the applicable prospectus supplement at the interest rate determined pursuant to the auction procedures described below, but the rate will not exceed the maximum rate per annum set forth in the applicable prospectus supplement. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the prospectus supplement. Interest on the auction rate notes will be payable on the first business day following the expiration of each interest period for the notes, and principal on the auction rate notes will also be payable as specified in the applicable prospectus supplement.

        DETERMINATION OF NOTE INTEREST RATE. The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

        The interest rate on each class of auction rate notes will be determined periodically on interest rate determination dates specified in the applicable prospectus supplement by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy or hold at a specified interest rate or the principal amount of auction rate notes that they wish to sell. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming auction period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming auction period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest.

        In the auction, the following types of orders may be submitted:

        o "bid/hold orders" - specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming auction period;

        o "sell orders" - an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

        o "potential bid orders" - specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

        If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

        A broker-dealer may submit orders in auctions for its own accounts. Any broker-dealer submitting an order for its own account in any auction will have an advantage over other bidders in that it would have knowledge of other orders placed through it in that auction (but it would not have knowledge of orders submitted by other broker-dealers, if any). As a result of the broker-dealer bidding, the auction clearing rate may be higher or lower than the rate that would have prevailed if the broker-dealer had not bid. A broker-dealer may also bid in order to prevent what would otherwise be a failed auction or an auction clearing at a rate that the broker-dealer believes does not reflect the market rate for such securities at the time of the auction. A broker-dealer may also encourage additional or revised bidding in order to prevent an "all hold" auction.

        The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate notes.

        (a)     Assumptions:

                1.  Denominations (Units)           =  $50,000
                2.  Auction period                  =  28 days
                3.  Principal amount outstanding    =  $50 Million (1000 Units)

        (b)     Summary of all orders received for the auction

               Bid/Hold Orders         Sell Orders        Potential Bid Orders
               ---------------         -----------        --------------------

            20 Units at 2.90%        100 Units Sell          40 Units at 2.95%
            60 Units at 3.02%        100 Units Sell          60 Units at 3.00%
           120 Units at 3.05%        200 Units Sell         100 Units at 3.05%
           200 Units at 3.10%        ==============         100 Units at 3.10%
           200 Units at 3.12%           400 Units           100 Units at 3.11%
           ==================                               100 Units at 3.14%
                  600 Units                                 200 Units at 3.15%
                                                           ==================
                                                                 700 Units

        The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units).

        (c)     Auction agent organizes orders in ascending order

                    Cumulative
   Order    Number     Total            Order    Number    Cumulative
   Number  Of Units   (Units)  Percent  Number  of Units  Total (Units) Percent
   ------  --------   -------  -------  ------  --------  ------------- -------

 1.            20(W)     20       2.90%    7.      200(W)        600       3.10%
 2.            40(W)     60       2.95%    8.      100(W)        700       3.10%
 3.            60(W)    120       3.00%    9.      100(W)        800       3.11%
 4.            60(W)    180       3.02%   10.      200(W)       1000       3.12%
 5.           100(W)    280       3.05%   11.      100(L)                  3.14%
 6.           120(W)    400       3.05%   12.      200(L)                  3.15%

(W)  Winning Order    (L)  Losing Order

        Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next auction period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis first to current investors and then to potential investors. Regardless of the results of the auction, the interest rate will not exceed the maximum rate specified in the applicable prospectus supplement.

        The example assumes that a successful auction has occurred; that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming auction period will equal the maximum rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming auction period will equal the all hold rate specified in the related prospectus supplement.

        If a payment default has occurred, the rate will be the non-payment rate specified in the related prospectus supplement.

        MAXIMUM RATE; NET LOAN RATE AND INTEREST CARRY-OVERS. The interest to be paid on auction rate notes will not exceed the maximum rate described in the related prospectus supplement. If the auction rate for a class of auction rate notes is greater than the maximum rate described in a prospectus supplement, then the interest rate applicable to those auction rate notes will be the maximum rate. The maximum rate generally will be the least of the LIBOR rate for a comparable period plus a margin, the interest rate on specified U.S. Treasury Securities plus a margin, the interest rate on financial commercial paper for a comparable period plus a margin, the maximum rate permitted by law or the net loan rate, which is based on the weighted average return on the student loans held by the trust.

        If the interest rate for a class of auction rate notes is set at the net loan rate, interest will be carried over for that class of auction rate notes in an amount equal to the difference between the least of the auction rate and the other interest rates included in the maximum rate calculation and the net loan rate. The carry-over amount will bear interest calculated at the one-month LIBOR rate, until paid. The carry-over amount, and interest accrued thereon, for a class of auction rate notes will be paid by the trustee on the date of defeasance of the auction rate notes or an interest payment date if there are sufficient moneys in the Collection Fund to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carry-over on more senior notes. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be optionally redeemed will be paid to the registered owner on the redemption date. Any carry-over amount, and any interest accrued on that carry-over amount, for any auction rate note that is subject to mandatory redemption will be paid to the registered owner on the redemption date to the extent that funds are available. However, if sufficient funds are not available, the carry-over amount will be canceled and will not be paid.

        CHANGES IN AUCTION PERIOD. We may, from time to time, change the length of the auction period for a class of auction rate notes without the consent of noteholders in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. We may initiate the auction period adjustment by giving written notice to the trustee, the auction agent, the applicable broker-dealer, each rating agency and the registered owners of the notes at least 10 days prior to the auction date for the notes. The auction period adjustment will take effect only if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum rate.

        CHANGES IN THE AUCTION DATE. The applicable broker-dealer, with our written consent, may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes. If we consent to the change, the broker-dealer agent will provide notice of its determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the trustee, the auction agent, the trust, each rating agency and the registered owners.

LIBOR RATE NOTES

        The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes will be paid in arrears on each distribution date. The distribution date for the LIBOR rate notes will be the business day specified in the prospectus supplement following the end of the interest accrual period for the notes specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate notes for any interest accrual period will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest accrual period for the notes plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate notes will be payable as specified in the applicable prospectus supplement.

        For each interest accrual period, LIBOR will be determined by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered as approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the administrator. The administrator will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at lease two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable interest accrual period will be three-month LIBOR in effect for the previous accrual period.

        If so provided in the related prospectus supplement, the interest rate payable on the LIBOR rate notes may be subject to a limitation based on an "adjusted student loan rate." The adjusted student loan rate is the percentage equivalent of a fraction:

        o The numerator of which is equal to the sum of the expected interest collections, interest benefit payments and special allowance payments on the applicable trust's student loans and reciprocal payments such trust receives on a derivative product, if any, less the sum of the servicing fee, the administration fee, and reciprocal payments such trust makes on derivative products, if any, with respect to an interest accrual period; and

        o The denominator of which is the aggregate principal amount of the applicable trust's student loans as of the last day of the interest accrual period.

        If so provided in the related prospectus supplement, a trust may enter into a LIBOR rate note derivative product agreement. Under the terms of the agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the notes over the adjusted student loan rate as provided by the terms of the agreement. The trustee will use those funds to make interest payments on the notes at the LIBOR rate. Any payments due from the trust to the counterparty will be made from money in the Collection Fund on any distribution date as provided in the related prospectus supplement.

TREASURY RATE NOTES

        The treasury rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the treasury rate notes will be paid in arrears on each interest payment date. An interest payment date for the treasury rate notes means the first business day following the end of the interest period specified in the applicable prospectus supplement, unless another date is specified in the prospectus supplement. Principal will be payable on the treasury rate notes as specified in the applicable prospectus supplement.

        The amount of interest payable on the treasury rate notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks. The rate will be calculated to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement. Interest on the treasury rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

        If so provided in the related prospectus supplement, the interest rate payable on the treasury rate notes for any interest period may be subject to a limitation based on an "adjusted student loan rate." The adjusted student loan rate is the percentage equivalent of a fraction:

        o The numerator of which is equal to the sum of the expected interest collections, interest benefit payments and special allowance payments on the applicable trust's student loans and reciprocal payments that such trust receives on a derivative product, if any, less the sum of the servicing fee, the administration fee, and reciprocal payments such trust makes on any derivative product, if any, with respect to an interest period; and

        o The denominator of which is the aggregate principal amount of the applicable trust's student loans as of the last day of the interest period.

CP RATE NOTES

        The CP rate will be the rate, expressed on a bond equivalent basis, set forth in the H.15 Daily Update or any recognized electronic source used for the purpose of displaying that rate, opposite the 3-month maturity and under the caption "Commercial Paper - Financial." If, by 5:00 p.m., New York City time, on any day this rate is not yet published in the H.15 Daily Update, the rate for that day will be the bond equivalent yield of the rate published in H.15(519) or any recognized electronic source used for the purpose of displaying that rate for that day opposite the 3-month maturity and under the caption "Commercial Paper - Financial." If for any day such rate does not appear on the H.15 Daily Update, the H.15(519) or any recognized electronic source used for the purpose of displaying that rate, the rate for that day will be determined on the basis of the commercial paper rates - financial for that day with a maturity of three-months quoted by at least three leading dealers of U.S. Dollar commercial paper in New York City. If for any day such rate does not appear on the H.15 Daily Update, the H.15(519) or any recognized electronic source used for the purpose of displaying that rate and the administrator is unable to obtain rate quotes from at least three commercial paper reference dealers, then the rate for that day will be the rate for the first preceding day for which such rate could be determined.

        Interest on the CP rate notes will be adjusted daily on each day within any accrual period based on the CP rate determined for the corresponding day in the immediately preceding week. For each Saturday, Sunday or other non-business day, the CP rate will be the rate in effect for the immediately preceding business day. Interest due for any accrual period for the class CP rate notes will be determined based on the actual number of days elapsed in the interest accrual period divided by 365, or 366 in the case of any interest accrual period ending in a leap year.

        The bond equivalent yield will be calculated as follows:
                                                    N * D    * 100
                                             ---------------
                Bond Equivalent Yield =      360 - (D * 90)

where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal, and "N" refers to 365 or 366, as applicable.

        "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

        "H.15 Daily Update" means the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

ORIGINAL ISSUE DISCOUNT NOTES

        Original issue discount notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will be issued at a discount from the principal amount payable at maturity. The notes may have a "zero coupon" and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Upon redemption or optional purchase, the amount payable on an original issue discount note will be determined as described under the heading "Description of the Notes - Redemption Price." Each holder of an original issue discount note will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period. See "Federal Income Tax Consequences - Taxation of interest income of registered owners."

OUTSTANDING PRINCIPAL BALANCE OF THE NOTES

        If the prospectus supplement for a series of notes provides for payments of principal prior to maturity, the remaining outstanding balance of the notes, after giving effect to distributions of principal, will be determined through use of a note pool factor. The pool factor for each class of notes will be a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the notes. Your portion of the aggregate outstanding balance of a class of notes will be the product of:

        o       the original denomination of your note; and

        o       the applicable pool factor.

        Noteholders will receive reports as described in the related prospectus supplement concerning various matters, including the payments the trust has received on its student loans, the pool balance, the applicable pool factor and various other items of information. See "Summary of the Indenture
Provisions-Further Covenants" in this prospectus.

PAYMENT OF THE NOTES

        The principal of the notes due at maturity or redemption in whole will be payable at the principal office of the trustee upon presentation and surrender of the notes. Payment of principal on any notes, payments in connection with a partial redemption and all interest payments will be made to the registered owner by check or draft mailed on the interest payment date by the trustee to the registered owner at his address as it last appears on the registration books kept by the trustee at the close of business on the record date for such interest payment date. Payment of principal and interest to a securities depository or its nominee, and to any other registered owner owning at least $1,000,000 principal amount of the notes upon written request delivered to the trustee, will be paid by wire transfer within the United States to the bank account number filed no later than the record date or special record date with the trustee. All payments on the notes will be made in United States dollars.

MANDATORY REDEMPTION

        If so provided in the related prospectus supplement, the notes of a series may be subject to mandatory redemption on the interest payment date following the end of the prefunding period described in the related prospectus supplement in an amount equal to the proceeds from the sale of notes held in the Acquisition Fund that have not been used to purchase student loans. Notes may also be subject to mandatory redemption from money on deposit in the Collection Fund representing principal payments on a trust's student loans, including principal payments received from guarantee agencies and the principal proceeds from any sale of student loans that is permitted under the indenture, if so provided in a related prospectus supplement. Mandatory redemptions may also be made from interest payments on a trust's student loans after all other payments and transfers then due from the Collection Fund have been made, subject to certain asset parity ratios, if so provided in a related prospectus supplement.

        See "Notice and partial redemption of notes" below for a discussion of the order in which notes of any trust will be redeemed.

OPTIONAL REDEMPTION

        If so provided in the related prospectus supplement, the notes of a series may be subject to redemption, in whole or in part, from available funds, including proceeds from the sale of student loans by a trust, as described in a related prospectus supplement. Any limitations on optional redemptions of the notes of any trust will be described in the prospectus supplement related to that trust. See "Notice and partial redemption of notes" below for a discussion of the order in which notes of any trust will be redeemed.

EXTRAORDINARY OPTIONAL REDEMPTION

        If so provided in the related prospectus supplement, the notes of a series may also be subject to extraordinary optional redemption, at our sole discretion, from any unallocated and available moneys remaining in the applicable trust estate, on any interest payment date, if we reasonably determine that the rate of return on student loans has materially decreased or that the costs of administering the trust estate have placed unreasonable burdens upon the trust's ability to perform its obligations under the applicable indenture. An extraordinary optional redemption of the notes may be made in whole or in part. See "Notice and partial redemption of notes" below for a discussion of the order in which the notes of a trust will be redeemed. In determining whether to exercise the extraordinary optional redemption provision, we will consider all of the facts and circumstances that exist at the time, including any changes to the Higher Education Act which would be materially adverse to the trust estate such that the noteholders, of any or all series, in our reasonable determination, would suffer a loss or material delay in the receipt of principal or interest payments when due.

OPTIONAL PURCHASE OF NOTES

        If so provided in a related prospectus supplement, the depositor may, but is not required to, purchase or cause to be purchased all of the notes of a series on any distribution date on which the aggregate current principal balance of the notes is less than or equal to a percentage of their initial aggregate principal balance set forth in the prospectus supplement. The purchase will occur on the distribution date following the date on which funds sufficient to pay the purchase price are deposited with the trustee. All notes that are purchased will be cancelled by the trustee.

MANDATORY AUCTION OF TRUST ASSETS

        If so provided in a related prospectus supplement, the indenture trustee will offer for sale all of a trust's student loans when their principal balance decreases to 10% or less of their initial principal balance, or immediately prior to and during the time when a class of auction rate notes is subject to a net loan rate interest limitation. The proceeds of the auction of a trust's student loans will be used to redeem notes.

REDEMPTION OR PURCHASE PRICE

        Upon redemption, the price to be paid to the holder of a note, other than an original issue discount note, will be an amount equal to the aggregate current principal balance plus accrued interest. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be optionally redeemed will be paid to the registered owner on the redemption date. Any carry-over amount, and any interest accrued on that carry-over amount, for any auction rate note that is subject to mandatory redemption will be paid to the registered owner on the redemption date to the extent that funds are available. However, if sufficient funds are not available, the carry-over amount will be canceled and will not be paid. If a note is an original issue discount note, the amount payable upon redemption or optional purchase will be the amortized face amount on the redemption or purchase date. The amortized face value of an original issue discount note will be equal to the issue price plus that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the prospectus supplement by the redemption or purchase date. The amortized face value of an original issue discount note will never be greater than its principal amount.

NOTICE AND PARTIAL REDEMPTION OF NOTES

        The trustee will provide notice of any redemption or purchase by mailing a copy of the redemption or purchase notice to the registered owner of any note being redeemed or purchased, and to the auction agent with respect to the auction rate notes designated for redemption or purchase, not less than 10 days prior to the redemption or purchase date.

        If less than all of the notes of any trust are to be redeemed or purchased, we will determine which notes will be redeemed or purchased. Generally, all of the class A notes will be redeemed prior to redemption of any class B notes. If an indenture provides for the issuance of class C notes, generally all of the class B notes will be redeemed before any of the class C notes are redeemed. However, a trust may redeem class B notes while class A notes remain outstanding if after the redemption of the class B notes, the aggregate market value of the trust's assets will equal the percentage of all class A notes then outstanding under the indenture that is specified in the related prospectus supplement. Similarly, a trust may redeem any class C notes while class A notes and class B notes remain outstanding if after the redemption of the class C notes, the aggregate market value of the trust's assets will equal the percentage of all class A notes and class B notes then outstanding under the indenture that is specified in the related prospectus supplement.

                  SECURITY AND SOURCES OF PAYMENT FOR THE NOTES

GENERAL

        The notes a trust issues are secured by and payable solely from that trust's assets as set forth in a related indenture of trust. The following assets will serve as security for the notes:

        o student loans purchased with money from the Acquisition Fund or otherwise acquired or originated and pledged or credited to the Acquisition Fund;

        o revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the trustee or the trust on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture and any proceeds from the sale or other disposition of the student loans; and

        o all moneys and investments held in the funds created under the indenture.

        In addition, a trust's assets may include rights that provide credit enhancement (for example, the right to draw under any letter of credit or note insurance) or cash flow enhancement as described in this prospectus and in the related prospectus supplement.

        The assets of one trust will not be available to pay the debts and obligations of another trust.

FUNDS

        The following funds will be created by the trustee under the indenture for the benefit of the registered owners unless otherwise provided in a prospectus supplement:

        o       Collection Fund

        o       Acquisition Fund

        o       Reserve Fund

ACQUISITION FUND; PURCHASE OF STUDENT LOANS

        We will deposit most of the proceeds from the sale of any notes by a trust into the Acquisition Fund created under its indenture. As described in the related prospectus supplement, money on deposit in the Acquisition Fund may be used to pay costs of issuance of the notes, to make payments of principal on the notes, to redeem notes, and to acquire student loans. Student loans acquired with funds deposited in the Acquisition Fund that are pledged to the trust estate of a trust will be held by the trustee or its agent or bailee and accounted for as a part of the Acquisition Fund. If money held in the Acquisition Fund cannot be used to purchase student loans, then the trust will transfer such funds to the Collection Fund or use those funds to redeem notes as described in the related prospectus supplement.

        The eligible lender trustee will be the legal owner of the student loans transferred to the trust estate and will have a security interest in the student loans for and on behalf of the registered owners. The student loans will be held in the name of the eligible lender trustee for the account of each trust, for the benefit of the registered owners.

        A trust, pursuant to the terms of its indenture, may establish a prefunding account as a separate subaccount of the Acquisition Fund. The trust will use funds on deposit in the prefunding account from time to time as described in the related prospectus supplement, including:

        o to purchase portfolios of student loans during a time period specified in the related prospectus supplement;

        o to originate federal consolidation loans, each made for the purpose of consolidating one or more federal student loans at least one of which is already held by the trust and to add other loans to existing consolidation loans held by the trust; and

        o to purchase serial loans from sellers. For a student loan to qualify as a serial loan it must have been made to a borrower under a student loan held by the trust on the date of issuance, or acquired during a prefunding period, of the notes and must meet other criteria described in the indenture.

After the amount on deposit in the prefunding account has been reduced to zero, the trust may continue to acquire consolidation loans and serial loans if so provided in the related prospectus supplement from collections received on the student loans. If the amount initially deposited into a prefunding account for a series of notes has not been reduced to zero by the end of the related prefunding period, the amounts remaining on deposit in the prefunding account will be used to redeem notes as described in the related prospectus supplement.

COLLECTION FUND

        The trustee will deposit into the Collection Fund all revenues derived from student loans, from money or assets on deposit in the Acquisition Fund or Reserve Fund, from payments on derivative products and any other amounts as each trust may direct.

        On each distribution date, money in the Collection Fund will be used to pay interest and principal then due on the notes, and will be paid and transferred to other funds or persons in the order described in the related prospectus supplement. A trust may transfer amounts in the Collection Fund to the Reserve Fund to the extent necessary to restore the Reserve Fund to its required minimum balance. Money in the Collection Fund may be used to finance add-on consolidation loans and serial loans to a trust's student loans following the prefunding period, and to pay amounts due to the Department of Education.

RESERVE FUND

        The indenture for each trust will establish a Reserve Fund. In connection with the sale of notes, the trustee will make a deposit to the Reserve Fund of a trust in the amount specified in each indenture. On each distribution date, to the extent money in the Collection Fund and Acquisition Fund is not sufficient to make payment of the trust's expenses and interest then due on the notes of that trust, the amount of the deficiency shall be paid directly from the Reserve Fund. Unless otherwise stated in a prospectus supplement, money in the Reserve Fund may be used to pay principal on the notes only on the date of their maturity, on a mandatory sinking fund redemption date or in connection with defeasance of the indenture.

        If the Reserve Fund is used as described above, the trustee will restore the Reserve Fund to the level specified in a prospectus supplement by transfers from the Collection Fund of the related trust. If the full amount required to restore the Reserve Fund to the required level is not available in the Collection Fund on the next distribution date, the trustee shall continue to transfer funds from the Collection Fund as they become available until the deficiency in the Reserve Fund has been eliminated. On any day that the amount in the Reserve Fund exceeds the minimum level specified in a prospectus supplement, the trustee will transfer the excess in accordance with the terms of the indenture and as described in the related prospectus supplement.

        If so provided in a prospectus supplement, the Reserve Fund requirement may be satisfied by the deposit of a Reserve Fund insurance policy to be provided by the credit provider described in the prospectus supplement. The Reserve Fund insurance policy shall be drawn upon by the trustee as necessary to make up on a distribution date any deficiency in the amounts to pay note principal or interest.

TRANSFERS FREE OF THE LIEN OF THE INDENTURE

        If so provided in a prospectus supplement and an indenture, amounts in the Collection Fund established under an indenture may be released from the indenture and transferred in accordance with the administrator's instructions if the balance in the Reserve Fund exceeds the required Reserve Fund minimum balance and if, immediately after taking into account the transfer, the aggregate market value of a trust's assets will be equal to a percentage of the unpaid principal amount of the notes outstanding specified in a related prospectus supplement. The percentage required may be modified at any time upon receipt of a rating confirmation.

STATEMENTS TO INDENTURE TRUSTEE AND TRUST

        Before each distribution date, the administrator will prepare and provide a statement to the indenture trustee that will include:

        o       the amount of principal distributions on the notes;

        o the amount of interest distributions for each class of notes and the applicable interest rates;

        o       the pool balance at the end of the collection period;

        o the outstanding principal amount and the note pool factor for each class of the notes;

        o the servicing fees, trustees' fees and administrative fees for the collection period;

        o the interest rates, if available, for the next interest accrual period for each class;

        o the amount of any aggregate realized losses for the collection period;

        o the amount of any shortfall in the payment of principal for each class, and any changes in these amounts from the preceding statement;

        o the balance of student loans held by a trust that are delinquent in each delinquency period as of the end of collection period; and

        o the balance of any reserve account, after giving effect to changes in the balance on that distribution date.

INVESTMENT OF FUNDS HELD BY TRUSTEE

        The trustee will invest amounts credited to any fund established under the indenture in investment securities described in the indenture pursuant to orders received from us. In the absence of an order, and to the extent practicable, the trustee will invest amounts held under an indenture in money market funds.

        The trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. Its only responsibility is to comply with investment instructions in a non-negligent manner.

                             BOOK-ENTRY REGISTRATION

        Investors acquiring beneficial ownership interests in the notes issued in book-entry form will hold their notes through The Depository Trust Company in the United States, or Clearstream, Luxembourg or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry notes will be issued in one or more instruments which equal the aggregate principal balance of the series of notes and will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of its respective depositary which in turn will hold positions in customers' securities accounts in such depositary's name on the books of The Depository Trust Company. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes. Unless and until definitive certificates are issued, it is anticipated that the only holder of the notes will be Cede & Co., as nominee of The Depository Trust Company.

        The Depository Trust Company is a New York-chartered limited-purpose trust company that performs services for its participants, some of which, and/or their representatives, own The Depository Trust Company. In accordance with its normal procedures, The Depository Trust Company is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing The Depository Trust Company and its participants as in effect from time to time.

        Purchases of the notes under The Depository Trust Company system must be made by or through direct participants, which are to receive a credit for the notes on The Depository Trust Company's records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from The Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the series of any notes is discontinued.

        To facilitate subsequent transfers, all notes deposited by participants with The Depository Trust Company are registered in the name of The Depository Trust Company's partnership nominee, Cede & Co. The deposit of such notes with The Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of notes; The Depository Trust Company's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to Cede & Co. If less than all of a class of the notes of any series are being redeemed, The Depository Trust Company's practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

        Neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to the applicable trust, or the trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

        Principal and interest payments on the notes are to be made to The Depository Trust Company. The Depository Trust Company's practice is to credit direct participant's accounts on the due date in accordance with their respective holdings shown on The Depository Trust Company's records unless The Depository Trust Company has reason to believe that it will not receive payment on the due date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of the participant and not of The Depository Trust Company, the trustee or the trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to The Depository Trust Company is the responsibility of the applicable trust, or the trustee. Disbursement of such payments to direct participants shall be the responsibility of The Depository Trust Company, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

        The Depository Trust Company may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to the trust or the trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

        Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank ("Clearstream, Luxembourg"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations. Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

        Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear operator"), under contract with Euroclear Clearance System plc., a United Kingdom corporation (the "Cooperative"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within the Euroclear, withdrawals of securities and cash from the Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through The Depository Trust Company.

        Noteholders may hold their notes in the United States through The Depository Trust Company or in Europe through Clearstream, Luxembourg or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems.

        The notes will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of The Depository Trust Company. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank of New York will act as depositary for Euroclear.

        Transfers between participants will occur in accordance with The Depository Trust Company Rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

        Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

        Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company Rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions to the depositaries.

        The Depository Trust Company has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with The Depository Trust Company the notes are credited. Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a noteholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through DTC.

        Although The Depository Trust Company, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of The Depository Trust Company, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        None of the trusts, the sellers, the servicer, the sub-servicers, the trustee or the underwriters will have any responsibility or obligation to any The Depository Trust Company participants, Clearstream, Luxembourg participants or Euroclear participants or the persons for whom they act as nominees with respect to

        o the accuracy of any records maintained by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant,

        o the payment by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the notes,

        o the delivery by any The Depository Trust Company participant, Clearstream, Luxembourg participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to noteholders or

        o      any other action taken by The Depository Trust Company.

        In certain circumstances, a trust may discontinue use of the system of book entry transfers through The Depository Trust Company or a successor securities depository. In that event, note certificates are to be printed and delivered.

                                ADDITIONAL NOTES

        If so described in the related prospectus supplement, a trust may, upon complying with the provisions of the related indenture, issue from time to time additional notes secured by the assets of the trust on a parity with or subordinate to class A notes, class B notes or class C notes, if any, then outstanding. In addition, a trust may enter into any derivative product it deems necessary or desirable with respect to any or all of the notes issued by that trust. We may take those actions without the approval of the holders of any outstanding notes.

        A trust will not issue additional notes unless the following conditions have been satisfied:

               o the trust has entered into a supplemental indenture with the trustee providing the terms and forms of the additional notes;

               o the trustee has received a rating confirmation from each rating agency which has assigned a rating to any outstanding notes of the trust that such rating will not be reduced or withdrawn as a result of the issuance of the proposed additional notes; and

               o the trustee has received an opinion of counsel that issuance of the proposed additional notes will not adversely affect the federal tax treatment of any of a trust's outstanding notes.

        The trustee will be authorized under the indenture to establish any additional funds or accounts which it deems necessary or convenient in connection with the issuance and delivery of any additional notes.

                       SUMMARY OF THE INDENTURE PROVISIONS

        Each trust will issue notes pursuant to an indenture of trust. The following is a summary of some of the provisions expected to be contained in each indenture. This summary does not cover every detail contained in the indenture and reference should be made to the indenture for a full and complete statement of its provisions.

PARITY AND PRIORITY OF LIEN

        The provisions of each trust's indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued by that trust. However, the class A notes have priority over the class B notes with respect to payments of principal and interest, and the class B notes have priority over the class C notes, if any, with respect to payments of principal and interest.

        The revenues and other money, student loans and other assets each trust pledges under its indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, a trust:

        o will not create or voluntarily permit to be created any debt, lien or charge on the student loans which would be on a parity with, subordinate to, or prior to the lien of the indenture;

        o will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

        o will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the student loans.

REPRESENTATIONS AND WARRANTIES

        Each trust will represent and warrant in its indenture that:

        o it is duly authorized under the Delaware Statutory Trust Act to create and issue the notes and to execute and deliver the indenture and any derivative product, and to make the pledge to the payment of notes and any company derivative payments under the indenture,

        o all necessary trust action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken,

        o the notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable obligations of the trust secured by and payable solely from the trust estate.

SALE OF STUDENT LOANS HELD IN TRUST ESTATE

        Except under limited circumstances described in an indenture, student loans may not be sold, or otherwise disposed of, by the trustee free from the lien of the indenture while any class A notes are outstanding. However, if necessary for administrative purposes or if so requested by a borrower, a trust may substitute another student loan for an existing loan if the substituted student loan has substantially similar characteristics, including principal amount, maturity date and interest rate, as the existing student loan and the aggregate amount of substituted student loans does not exceed $10,000,000. In addition, if money in the Collection Fund is insufficient to fund any add-on consolidation loan, and funds are not otherwise available as described in a prospectus supplement, a trust may sell or otherwise transfer the underlying loan to which the add-on consolidation loan relates free from the lien of the indenture.

FURTHER COVENANTS

        Each trust will file financing statements and continuation statements in any jurisdiction necessary to perfect and maintain the security interest it grants under its indenture.

        Upon written request of the trustee, a trust will permit the trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the student loans, and will furnish the trustee such other information as it may reasonably request. The trustee shall be under no duty to make any examination unless requested in writing to do so by the registered owners of 66% of the principal amount of the notes, and unless those registered owners have offered the trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred in making any examination.

        Each trust will cause an annual audit to be made by an independent auditing firm of national reputation and file one copy of the audit with the trustee and each rating agency within 150 days of the close of each fiscal year. The trustee is not obligated to review or otherwise analyze those audits.

        Each year each trust will deliver to the trustee a certification of its compliance with the terms and conditions of its indenture, and in the event of any noncompliance, a description of the nature and status thereof.

STATEMENTS TO NOTEHOLDERS

        For each period described in a prospectus supplement, each trust will provide to the trustee, and the trustee will forward to each requesting registered owner, a statement setting forth information with respect to its notes and student loans as of the end of such period, including the following:

        o the amount of principal payments made with respect to each class of notes during the preceding period;

        o the amount of interest payments made with respect to each class of notes during the preceding period;

        o the principal balance of student loans as of the close of business on the last day of the preceding period;

        o the aggregate outstanding principal amount of the notes of each class;

        o the interest rate for the applicable class of notes with respect to each distribution date;

        o the number and principal amount of student loans that are delinquent or for which claims have been filed with a guarantee agency; and

        o the outstanding principal amount of the notes as of the close of business on the last day of the preceding period.

        A copy of these reports may be obtained by any noteholder by a written request to the trustee.

ENFORCEMENT OF SERVICING AGREEMENT

        Each trust will diligently enforce all terms, covenants and conditions of all servicing agreements, including the prompt payment of all amounts due to the servicer under the servicing agreements. A trust will not permit the release of the obligations of any servicer under any servicing agreement except in conjunction with permitted amendments or modifications and will not waive any default by the servicer under the servicing agreement without the written consent of the trustee. A trust will not consent or agree to or permit any amendment or modification of any servicing agreement which will in any manner materially adversely affect the rights or security of the registered owners of the notes.

ADDITIONAL COVENANTS WITH
RESPECT TO THE HIGHER EDUCATION ACT

        We will verify that the trustee under an indenture is an eligible lender under the Higher Education Act, and will acquire or cause to be acquired student loans only from an eligible lender.

        Each trust is responsible, directly or through its agents, for each of the following actions with respect to the Higher Education Act:

        o Dealing with the Secretary of Education with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and dealing with the guarantee agencies with respect to the rights, benefits and obligations under the guarantee agreements with respect to the student loans;

        o Causing to be diligently enforced, and causing to be taken all reasonable steps necessary or appropriate for the enforcement of all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest payments and all other amounts due under the student loans;

        o Causing the student loans to be serviced by entering into a servicing agreement with the servicer for the collection of payments made for, and the administration of the accounts of, the student loans;

        o Complying with, and causing all of its officers, trustees, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings under the Act, with respect to the student loans;

        o Causing the benefits of the guarantee agreements, the interest subsidy payments and the special allowance payments to flow to the trustee; and

        o Causing student loans that are evidenced by a master promissory note under the Higher Education Act to be acquired in accordance with the terms of a student loan purchase agreement as described in the indenture.

        The trustee will have no obligation to administer, service or collect the trust's student loans or to maintain or monitor the administration, servicing or collection of those loans.

CONTINUED EXISTENCE; SUCCESSOR

        Each trust will preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust. A trust will not sell or otherwise dispose of all or substantially all of its assets, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge with such trust. These restrictions do not apply to a transaction where the transferee or the surviving or resulting entity irrevocably and unconditionally assumes the obligation to perform and observe the trust's agreements and obligations under the indenture.

EVENTS OF DEFAULT

        Each indenture will define the following events as events of default:

        o default in the due and punctual payment of any interest on any note when the same becomes due and payable and such default shall continue for a period of five days, provided that, so long as any class A notes are outstanding, the failure to pay interest on any subordinate notes will not constitute an event of default;

        o default in the due and punctual payment of the principal of any note when the same becomes due and payable on the final maturity date of the note;

        o default in the performance or observance of any other of the trust's covenants, agreements or conditions contained in the indenture or in the notes, and continuation of such default for a period of 90 days after written notice thereof is given to the trust by the trustee; and

        o      the occurrence of an event of bankruptcy.

REMEDIES ON DEFAULT

        POSSESSION OF TRUST ESTATE. Upon the happening of any event of default relating to a trust, the trustee may take possession of any portion of the trust estate of that trust that may be in the custody of others, and all property comprising the trust estate, and may hold, use, operate, manage and control those assets. The trustee may also, in the name of that trust or otherwise, conduct such trust's business and collect and receive all charges, income and revenues of the trust estate. After deducting all expenses incurred and all other proper outlays authorized in the indenture, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the trustee will apply the rest and residue of the money received by the trustee as follows:

               o FIRST, to the trustees for fees and expenses due and owing to the trustees;

               o SECOND, to the master servicer, any auction agent and any broker-dealer, pro rata, for due and unpaid servicing fees, auction agent fees and broker-dealer fees, respectively;

               o THIRD, pro rata, to the derivative product counterparties, pro rata, in proportion to their respective entitlements under the applicable derivative products without preference or priority, for any due and unpaid derivative product fees and certain priority termination payments and to the class A noteholders for amounts due and unpaid on the class A notes for interest, pro rata, without preference or priority of any kind, according to the amounts due and payable on the class A notes for such interest;

               o FOURTH, to class A noteholders for amounts due and unpaid on the class A notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal;

               o FIFTH, to the class B noteholders for amounts due and unpaid on the class B Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the class B notes for such interest;

               o SIXTH, to the class B noteholders for amounts due and unpaid on the class B Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the class B Notes for principal;

               o SEVENTH, to the class A noteholders, pro rata, all auction rate carry-over amounts for such class then due and unpaid;

               o EIGHTH, to the class B noteholders, pro rata, all auction rate carry-over amounts for such class then due and unpaid;

               o NINTH, to the derivative product counterparties, in proportion to the respective entitlements under the applicable derivative products without preference or priority, any termination payments and any other reimbursements that are due and unpaid;

               o TENTH, to the servicer, for any unpaid carryover servicing fees due under a servicing agreement; and

               o ELEVENTH, to the trust, for distribution in accordance with the terms of the administration services agreement and the Trust Agreement.

        If an indenture provides for the issuance of class C notes, interest and principal will be paid on those notes before the payments described in paragraphs ninth, tenth and eleventh above.

        SALE OF TRUST ESTATE. Upon the happening of any event of default and if the principal of all of the outstanding notes shall have been declared due and payable, then the trustee may sell the trust estate to the highest bidder in accordance with the requirements of applicable law. In addition, the trustee may proceed to protect and enforce the rights of the trustee or the registered owners in the manner as counsel for the trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking contained in the indenture, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The trustee is required to take any of these actions if requested to do so in writing by the registered owners of at least 51% of the principal amount of the highest priority obligations outstanding under the defaulted indenture.

        However, the indenture trustee is prohibited from selling the student loans following an event of default, other than a default in the payment of any principal or a default for five business days or more in the payment of any interest on any note, unless:

        o The holders of all of the highest priority obligations outstanding consent to such sale;

        o The proceeds of such sale are sufficient to pay in full all outstanding obligations at the date of such sale; or

        o The administrator determines that the collections on the student loans would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 ?% of the aggregate principal amount of the highest priority obligations outstanding.

        Such a sale also requires the consent of all the owners of any subordinate obligations unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on such subordinate obligations.

        APPOINTMENT OF RECEIVER. If an event of default occurs, and all of the outstanding obligations under an indenture have been declared due and payable, and if any judicial proceedings are commenced to enforce any right of the trustee or of the registered owners under the indenture, then as a matter of right, the trustee shall be entitled to the appointment of a receiver for the trust estate.

        ACCELERATED MATURITY. If an event of default occurs, the trustee may declare, or upon the written direction by the registered owners of a majority of the collective aggregate principal amount of the highest priority obligations then outstanding under the defaulted indenture shall declare, the principal of all obligations issued under the indenture, and then outstanding, and the interest thereon, immediately due and payable. A declaration of acceleration upon the occurrence of a default may be rescinded upon notice to the trust by a majority of the registered owners of the obligations then outstanding if the trust has paid or deposited with the trustee amounts sufficient to pay all principal and interest due on the notes and all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustees, the servicers, any auction agent and any broker-dealer, and any other event of default has been cured or waived.

        DIRECTION OF TRUSTEE. If an event of default occurs, the registered owners of at least 51% of the principal amount of the highest priority obligations then outstanding under the defaulted indenture shall have the right to direct and control the trustee with respect to any proceedings for any sale of any or all of the trust estate, or for the appointment of a receiver. The registered owners may not cause the trustee to take any proceedings which in the trustee's opinion would be unjustly prejudicial to non-assenting registered owners of obligations outstanding under the indenture.

        RIGHT TO ENFORCE IN TRUSTEE. No registered owner of any obligation issued under an indenture shall have any right as a registered owner to institute any suit, action or proceedings for the enforcement of the provisions of the indenture or for the appointment of a receiver or for any other remedy under the indenture. All rights of action under an indenture are vested exclusively in the trustee, unless and until the trustee fails to institute an action or suit after the registered owners of the affected trust:

        o have given to the trustee written notice of a default under the indenture, and of the continuance thereof;

        o shall have made written request upon the trustee and the trustee shall have been afforded reasonable opportunity to institute an action, suit or proceeding in its own name; and

        o the trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred on an action, suit or proceeding in its own name.

        WAIVERS OF EVENTS OF DEFAULT. The trustee may in its discretion waive any event of default under an indenture and rescind any declaration of acceleration of the obligations due under the indenture. The trustee will waive an event of default upon the written request of the registered owners of at least a majority of the collective aggregate principal amount of the highest priority obligations then outstanding under the indenture. A waiver of any event of default in the payment of the principal or interest due on any obligation issued under the indenture may not be made unless prior to the waiver or rescission, provision shall have been made for payment of all arrears of interest or all arrears of payments of principal, and all expenses of the trustee in connection with such default. A waiver or rescission of one default will not affect any subsequent or other default, or impair any rights or remedies consequent to any subsequent or other default.

THE TRUSTEE

        ACCEPTANCE OF TRUST. The trustee will accept the trusts imposed upon it by an indenture, and will perform those trusts, but only upon and subject to the following terms and conditions:

        o except during the continuance of an event of default, the trustee undertakes to perform only those duties as are specifically set forth in the indenture;

        o except during the continuance of an event of default and in the absence of bad faith on its part, the trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the trustee and conforming to the requirements of the indenture;

        o in case an event of default has occurred and is continuing, the trustee, in exercising the rights and powers vested in it by the indenture, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; and

        o before taking any action under the indenture requested by registered owners, the trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the registered owners for the reimbursement of all expenses to which it may be put and to protect it against liability arising from any action taken by the trustee.

        TRUSTEE MAY ACT THROUGH AGENTS. The trustee may execute any of the trusts or powers under an indenture and perform any duty thereunder either itself or by or through its attorneys, agents, or employees. The trustee will not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision and monitoring of the work performed. Each trust will pay all reasonable costs incurred by the trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with that trust.

        INDEMNIFICATION OF TRUSTEE. The trustee is generally under no obligation or duty to perform any act at the request of registered owners or to institute or defend any suit to protect the rights of the registered owners under an indenture unless properly indemnified and provided with security to its satisfaction. The trustee is not required to take notice of any event under an indenture unless and until it shall have been specifically notified in writing of the event of default by the registered owners or a trust's authorized representative.

        However, the trustee may begin suit, or appear in and defend suit, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity. In that case the trustee will be reimbursed or indemnified by the registered owners requesting that action, if any, or by the applicable trust in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred unless such fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements have resulted from the negligence or willful misconduct of the trustee. If a trust or the registered owners, as appropriate, fail to make such reimbursement or indemnification, the trustee may reimburse itself from any money in its possession under the provisions of the related indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the Collection Fund.

        Each trust will agree to indemnify the trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties in relation to the trust estate. Each trust will indemnify and hold harmless the trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of that trust's notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading. The trustee will not be liable for, and will be held harmless by a trust from, any liability arising from following any orders, instructions or other directions upon which it is authorized to rely under the indenture or other agreement to which it is a party.

        COMPENSATION OF TRUSTEE. Each trust will pay to the trustee compensation for all services rendered by it under the applicable indenture, and also all of its reasonable expenses, charges, and other disbursements. The trustee may not change the amount of its annual compensation without giving the applicable trust and the rating agencies at least 90 days' written notice prior to the beginning of a fiscal year.

        RESIGNATION OF TRUSTEE. The trustee may resign and be discharged from the trust created by an indenture by giving notice in writing specifying the date on which such resignation is to take effect. A resignation will only take effect on the day specified in such notice if a successor trustee shall have been appointed pursuant to the provisions of the indenture and is qualified to be the trustee under the requirements of the provisions of the indenture.

        REMOVAL OF TRUSTEE.  The trustee may be removed:

        o at any time by the registered owners of a majority of the collective aggregate principal amount of the highest priority obligations then outstanding under an indenture;

        o by the administrator for cause or upon the sale or other disposition of the trustee or its trust functions; or

        o by the administrator without cause so long as no event of default exists or has existed within the last 30 days.

        In the event a trustee is removed, removal shall not become effective until:

        o       a successor trustee shall have been appointed; and

        o       the successor trustee has accepted that appointment.

        SUCCESSOR TRUSTEE. If the trustee resigns, is dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the trustee is taken over by any public officer or officers, the administrator may appoint a successor trustee. Each trust will cause notice of the appointment of a successor trustee to be mailed to the registered owners at the address of each registered owner appearing on the note registration books.

        Every successor trustee:

        o will be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein;

        o have a reported capital and surplus of not less than $50,000,000;

        o will be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority; and

        o will be an eligible lender under the Higher Education Act so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act with respect to the student loans originated under the Higher Education Act.

        MERGER OF THE TRUSTEE. Any corporation into which the trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under an indenture, provided such corporation shall be otherwise qualified and eligible under the indenture, without the execution or filing of any paper of any further act on the part of any other parties thereto.

SUPPLEMENTAL INDENTURES

        SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF REGISTERED OWNERS. A trust can agree with the trustee to enter into any indentures supplemental to an indenture for any of the following purposes without notice to or the consent of noteholders:

        o to cure any ambiguity or formal defect or omission in the indenture;

        o to grant to or confer upon the trustee for the benefit of the registered owners any additional benefits, rights, remedies, powers or authorities;

        o to subject to the indenture additional revenues, properties or collateral;

        o to modify, amend or supplement the indenture or any indenture supplemental thereto in such manner as to permit the qualification under the Trust Indenture Act of 1939 or any similar federal statute or to permit the qualification of the notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to the indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

        o to evidence the appointment of a separate or co-trustee or a co-registrar or transfer agent or the succession of a new trustee under the indenture;

        o to add provisions to or to amend provisions of the indenture as may, in the opinion of counsel, be necessary or desirable to assure implementation of the student loan business in conformance with the Higher Education Act;

        o to make any change as shall be necessary in order to obtain and maintain for any of the notes an investment grade rating from a nationally recognized rating service, which changes, in the opinion of the trustee, are not to the prejudice of the registered owners of any of the obligations outstanding under the indenture;

        o to make any changes necessary to comply with the Higher Education Act and the regulations thereunder or the Internal Revenue Code and the regulations promulgated thereunder;

        o to make the terms and provisions of the indenture, including the lien and security interest granted therein, applicable to a derivative product;

        o to create any additional funds or accounts under the indenture deemed by the trustee to be necessary or desirable;

        o to make any other change with a confirmation by the rating agencies of their ratings of the notes; or

        o to make any other change which, in the judgment of the trustee, is not to the material prejudice of the registered owners of any obligations outstanding under the indenture.

        SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF REGISTERED OWNERS. Any amendment of an indenture other than those listed above must be approved by the registered owners of not less than a majority of the collective aggregate principal amount of the obligations then outstanding under the indenture, provided that the changes described below may be made in a supplemental indenture only with the consent of the registered owners of all obligations then outstanding,

        o an extension of the maturity date of the principal of or the interest on any obligation;

        o a reduction in the principal amount of any obligation or the rate of interest thereon;

        o a privilege or priority of any obligation under the indenture over any other obligation;

        o a reduction in the aggregate principal amount of the obligations required for consent to such supplemental indenture; or

        o the creation of any lien other than a lien ratably securing all of the obligations at any time outstanding under the indenture.

TRUSTS IRREVOCABLE

        The trust created by an indenture is irrevocable until the notes and interest thereon and all derivative payments are fully paid or provision is made for their payment as provided in the applicable indenture.

SATISFACTION OF INDENTURE

        If the registered owners of the notes issued under an indenture are paid all the principal of and interest due on their notes at the times and in the manner stipulated in an indenture, and if each counterparty on a derivative product is paid all derivative payments then due, then the pledge of the trust estate will thereupon terminate and be discharged. The trustee will execute and deliver to the trust instruments to evidence the discharge and satisfaction, and the trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

        Notes will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and on said date there shall have been deposited with the trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

        Any derivative payments will be considered to have been paid and the applicable derivative product terminated when payment of all derivative payments due and payable to each counterparty under such derivative product has been made or duly provided for to the satisfaction of each counterparty and the respective derivative product has been terminated.

            DESCRIPTION OF CREDIT ENHANCEMENT AND DERIVATIVE PRODUCTS

CREDIT ENHANCEMENT

        Credit enhancement may be provided with respect to one or more classes of the notes of any series of a trust. The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more classes of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, the use of certain derivative products, including interest rate and currency swaps and cap agreements, or any combination of the foregoing.

        The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood that noteholders of a class or series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

        SUBORDINATE NOTES. The notes each trust issues will be designated class A notes, class B notes or class C notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the class B noteholders to receive distributions on any distribution date will be subordinated to the corresponding rights of the class A noteholders, and the rights of the class C noteholders to receive distributions on any distribution date will be subordinated to the corresponding rights of the class B noteholders and the class A noteholders. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of notes in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

        LETTER OF CREDIT. If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by one or more letters of credit.

The bank or financial institution issuing the letter of credit will be identified in a prospectus supplement. Under a letter of credit, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more classes of notes. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

        NOTE INSURANCE AND SURETY BONDS. If so specified in the prospectus supplement with respect to a series of the notes, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

        RESERVE FUND. In addition to the Reserve Fund for each trust described in this prospectus under "Security and Sources of Payment for the Notes-Reserve Fund," one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The reserve fund for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on the related receivables as specified in the related prospectus supplement.

        Amounts on deposit in any reserve fund for a trust, together with the reinvestment income on those amounts, will be applied by the trustee for the purposes, in the manner and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a reserve fund in excess of any specified reserve fund requirement may be released from the reserve fund under the conditions specified in the related prospectus supplement and will not be available for further application by the trustee.

        Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to noteholders and use of investment earnings from the reserve fund, if any.

DERIVATIVE PRODUCTS; DERIVATIVE PAYMENTS

        If so provided in a prospectus supplement, a trust may enter into a derivative product, defined to mean a written contract under which the trust becomes obligated to pay to a counterparty on specified payment dates certain amounts in exchange for the counterparty's obligation to make payments to the trust on specified payment dates in specified amounts. Such derivative products may include swaps, including interest rate and currency swaps, and cap agreements. A trust's obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the trust estate. A trust will not enter into a derivative product unless the trustee has received a confirmation from each rating agency providing a rating for the trust's notes that the derivative product will not adversely affect the rating on any of the notes.

            DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

        The Higher Education Act provides for a program of direct federal insurance for student loans as well as reinsurance of student loans guaranteed or insured by state agencies or private non-profit corporations.

        The Higher Education Act currently authorizes certain student loans to be covered under the Federal Family Education Loan Program. The 1998 Amendments to the Higher Education Act extended the authorization for the Federal Family Education Loan Program through September 30, 2004, and Congress has subsequently passed legislation extending all provisions of the Higher Education Act through December 31, 2005. Congress has extended similar authorization dates in prior versions of the Higher Education Act. However, the current authorization dates may not again be extended and the other provisions of the Higher Education Act may not be continued in their present form.

        Generally, a student is eligible for loans made under the Federal Family Education Loan Program only if he or she:

        o has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education;

        o is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution;

        o       is not in default on any federal education loans; and

        o       meets the applicable "needs" requirements.

        Eligible institutions include higher educational institutions and vocational schools that comply with specific federal regulations. Each loan is to be evidenced by an unsecured note.

        The Higher Education Act also establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the Federal Family Education Loan Program. The Higher Education Act allows lesser rates of interest to be charged.

TYPES OF LOANS

        Four types of loans are currently available under the Federal Family Education Loan Program:

        o      Subsidized Stafford Loans
        o      Unsubsidized Stafford Loans
        o      PLUS Loans
        o      Consolidation Loans

These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and special allowance payments. Some of these loan types have had other names in the past. References to these various loan types include, where appropriate, their predecessors.

        The primary loan under the Federal Family Education Loan Program is the Subsidized Stafford Loan. Students who are not eligible for Subsidized Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Stafford Loans. Parents of students may be able to obtain PLUS Loans. Consolidation Loans are available to borrowers with existing loans made under the Federal Family Education Loan Program and other federal programs to consolidate repayment of the borrower's existing loans. Prior to July 1, 1994, the Federal Family Education Loan Program also offered Supplemental Loans for Students ("SLS Loans") to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Stafford Loans.

SUBSIDIZED STAFFORD LOANS

        GENERAL. Subsidized Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. Subsidized Stafford Loans have limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study. Both aggregate limitations exclude loans made under the SLS Loan and PLUS Loan Programs. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

        Subsidized Stafford Loans are generally made only to student borrowers who meet the needs tests provided in the Higher Education Act. Provisions addressing the implementation of needs analysis and the relationship between unmet need for financing and the availability of Subsidized Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. Further amendment to such provisions may materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.

        INTEREST RATES FOR SUBSIDIZED STAFFORD LOANS. For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous Federal Family Education Loan Program loan:

               (1) is 7% per annum for a loan covering a period of instruction beginning before January 1,1981;

               (2) is 9% per annum for a loan covering a period of instruction beginning on or before January 1, 1981, but before September 13, 1983;

               (3) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

               (4) is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

               (5) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

        For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made insured or guaranteed under the Federal Family Education Loan Program:

               (6) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if the previous loan is not a Stafford Loan 8% per annum, or

               (7) for a loan made on or after July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

        o 7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (1) above;

        o      8% per annum in the case of:

               o a Stafford Loan made to a borrower who has a loan described in clause (3) above;

               o a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (4) above;

               o a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan;

        o 9% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clauses (2) or (5) above or a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan; and

        o 10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (4) above.

        The interest rate on all Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a new borrower or a repeat borrower, is the rate described in clause (7) above, except that the interest rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any deferment periods. During these periods, the formula described in clause (7) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

        For Stafford Loans made on or after July 1, 1998 but before July 1, 2006, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 1.7% per annum prior to the time the loan enters repayment and during any deferment periods, and 2.3% per annum during repayment, but not to exceed 8.25% per annum.

        For loans the first disbursement of which is made on or after July 1, 2006, the applicable interest rate will be 6.8%. There can be no assurance that the interest rate provisions for these loans will not be further amended.

UNSUBSIDIZED STAFFORD LOANS

        GENERAL. The Unsubsidized Stafford Loan program was created by Congress in 1992 for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income and assets in excess of permitted amounts. These students are entitled to borrow the difference between the Stafford Loan maximum for their status (dependent or independent) and their Subsidized Stafford eligibility through the Unsubsidized Stafford program. The general requirements for Unsubsidized Stafford Loans are essentially the same as those for Subsidized Stafford Loans. The interest rate, the annual loan limits and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans. However, the terms of the Unsubsidized Stafford Loans differ materially from Subsidized Stafford Loans in that the federal government will not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower will be required to either pay interest from the time the loan is disbursed or capitalize the interest until repayment begins and during periods of deferment. Unsubsidized Stafford Loans were not available before October 1, 1992. A student meeting the general eligibility requirements for a loan under the Federal Family Education Loan Program is eligible for an Unsubsidized Stafford Loan without regard to need.

        INTEREST RATES FOR UNSUBSIDIZED STAFFORD LOANS. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Subsidized Stafford Loans.

PLUS LOANS

        GENERAL. PLUS Loans are made only to borrowers who are parents and, under certain circumstances, spouses of remarried parents, of dependent undergraduate students. For PLUS Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history as determined pursuant to criteria established by the Department of Education. The basic provisions applicable to PLUS Loans are similar to those of Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, PLUS Loans differ significantly from Subsidized Stafford Loans, in that federal interest subsidy payments are not available under the PLUS Loan program and special allowance payments are more restricted.

        INTEREST RATES FOR PLUS LOANS. The applicable interest rate depends upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. The applicable interest rate on a PLUS Loan:

        o made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

        o made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

        o made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

        o made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the weekly average one-year constant maturity Treasury Yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the preceding June 26, plus 3.25% per annum (but not to exceed 12% per annum);

        o made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the weekly average one-year constant maturity Treasury Yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the preceding June 26, plus 3.1% per annum (but not to exceed 10% per annum);

        o made on or after July 1, 1994, but before July 1, 1998, is the same as that for a loan made on or after October 1, 1992, but before July 1, 1994, except that such rate shall not exceed 9% per annum;

        o made on or after July 1, 1998, but before July 1, 2006, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum); or

        o      made on or after July 1, 2006, will be 7.9%.


SLS LOANS

        GENERAL. SLS Loans were limited to graduate or professional students, independent undergraduate students, and dependent undergraduate students, if the students' parents were unable to obtain a PLUS Loan and were also unable to provide the students' expected family contribution. Except for dependent undergraduate students, eligibility for SLS Loans was determined without regard to need. SLS Loans are similar to Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, SLS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the SLS Loan program and special allowance payments are more restricted.

        INTEREST RATES FOR SLS LOANS. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on PLUS Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on PLUS Loans, except that the ceiling is 11% per annum instead of 10% per annum.

CONSOLIDATION LOANS

        GENERAL. The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized Stafford Loans. Consolidation Loans also may be obtained in an amount sufficient to pay outstanding principal, unpaid interest and late charges on federally insured or reinsured student loans incurred under the Federal Family Education Loan Program, as well as loans made pursuant to the Perkins (formally "National Direct Student Loan") and Health Professional Student Loan Programs. To be eligible for a Consolidation Loan, a borrower must:

        o have outstanding indebtedness on student loans made under the Federal Family Education Loan Program and/or certain other federal student loan programs; and

        o      be in repayment status or in a grace period; or

        o be a defaulted borrower who has made arrangements to repay any defaulted loan satisfactory to the holder of the defaulted loan.

        If requested by the borrower, an eligible lender may combine SLS or PLUS Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The combined loans will bear interest at a rate equal to the weighted average of the rates of the included loans. Such combination will not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or PLUS Loan, including an SLS or PLUS Loan held by a different lender who has refused to refinance the loan, at a variable interest rate. In this case, proceeds of the new loan are used to discharge the original loan.

        A married couple who agree to be jointly liable on a Consolidation Loan, for which the application is received on or after January 1, 1993, may be treated as an individual for purposes of obtaining a Consolidation Loan. For Consolidation Loans disbursed prior to July 1, 1994 the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, PLUS Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness. For applications received on or after January 1, 1993, borrowers may add additional loans to a Consolidation Loan during the 180-day period following the origination of the Consolidation Loan.

        INTEREST RATES FOR CONSOLIDATION LOANS. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Consolidation Loan for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill Rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. Consolidation Loans for which the application is received on or after October 1, 1998 will bear interest at a per annum rate equal to the lesser of 8.25% or the weighted average of the interest rates on the loans being consolidated, rounded to the nearest higher 1/8th of 1%. For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees - Rebate Fees on Consolidation Loans" in this prospectus.

MAXIMUM LOAN AMOUNTS

        Each type of loan is subject to limits on the maximum principal amount, both with respect to a given year and in the aggregate. Consolidation Loans are limited only by the amount of eligible loans to be consolidated. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon needs analysis. Additional limits are described below.

        LOAN LIMITS FOR SUBSIDIZED STAFFORD AND UNSUBSIDIZED STAFFORD LOANS. Subsidized Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed the first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which the programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. Independent graduate and independent undergraduate students are also eligible for additional Unsubsidized Stafford Loan Funds. Maximum additional Unsubsidized Stafford Loan funds are $4,000 for first and second-year undergraduates, $5,000 for additional years of undergraduate education and $10,000 for graduate students. The maximum aggregate amount of Subsidized Stafford and Unsubsidized Stafford Loans, including that portion of a Consolidation Loan used to repay such loans, which an undergraduate student may have outstanding is $23,000 ($46,000 for independent students, of which only $23,000 may be Subsidized Stafford Loans). The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500 ($138,000 for independent students, of which only $65,000 may be Subsidized Stafford Loans). The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary of Education determines to be exceptionally expensive.

        Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding, including that portion of a Consolidation Loan used to repay such loans, was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

        LOAN LIMITS FOR PLUS LOANS. For PLUS Loans made on or after July 1, 1993, the amounts of PLUS Loans are limited only by the student's unmet need. Prior to that time PLUS Loans were subject to limits similar to those of SLS Loans applied with respect to each student on behalf of whom the parent borrowed.

        LOAN LIMITS FOR SLS LOANS. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other Federal Family Education Loan Program loans to such student for such academic year, up to the maximum amount of all Federal Family Education Loan Program loans to that student of $12,500. In 1989, the amount of SLS Loans for students enrolled in programs of less than an academic year in length were limited in a manner similar to the limits described above under "Subsidized Federal Stafford Loans."

DISBURSEMENT REQUIREMENTS

        The Higher Education Act now requires that virtually all Stafford Loans and PLUS Loans be disbursed by eligible lenders in at least two separate installments. The proceeds of a loan made to any undergraduate first-year student borrowing for the first time under the program must be delivered to the student no earlier than thirty days after the enrollment period begins.

REPAYMENT

        REPAYMENT PERIODS. Loans made under the Federal Family Education Loan Program, other than Consolidation Loans, must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. After the 1998 Amendments, lenders are required to offer extended repayment schedules to new borrowers who accumulate outstanding loans of more than $30,000, in which case the repayment period may extend up to 25 years subject to certain minimum repayment amounts. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans, but may not be longer than 30 years. For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable grace period. Grace periods may be waived by borrowers. For Stafford Loans for which the applicable rate of interest is 7% per annum, the repayment period commences not more than twelve months after the borrower ceases to pursue at least a half-time course of study. For other Stafford Loans and Unsubsidized Stafford Loans, the repayment period commences not more than six months after the borrower ceases to pursue at least a half-time course of study. The six month or twelve month periods are the "grace periods."

        In the case of SLS, PLUS and Consolidated Loans, the repayment period commences on the date of final disbursement of the loan, except that the borrower of an SLS Loan who also has a Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree to a lesser rate at any time before or during the repayment period. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

        INCOME-SENSITIVE REPAYMENT SCHEDULES. Since 1992, lenders of Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. A trust may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

        DEFERMENT PERIODS. No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act. For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available:

        o during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

        o during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act;

        o during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973;

        o during a period not exceeding three years while the borrower is in service, comparable to the service described above as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Code;

        o during a period not exceeding two years while the borrower is serving an internship necessary to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;

        o during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled;

        o during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment;

        o during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the Federal Family Education Loan Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education;

        o during a period, not in excess of 6 months, while the borrower is on parental leave; and

        o only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage.

        For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

        o during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary;

        o during a period not exceeding three years while the borrower is seeking and unable to find full-time employment; and

        o during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income.

        Prior to the 1992 changes, only certain of the deferment periods described above were available to PLUS Loan borrowers, and only certain deferment periods were available to Consolidation Loan borrowers. Prior to the 1986 changes, PLUS Loan borrowers were not entitled to certain deferment periods. Deferment periods extend the ten-year maximum term.

        FORBEARANCE PERIOD. The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the Federal Family Education Loan Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided in exceptional circumstances such as a local or national emergency or military mobilization, or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Forbearance also extends the ten year maximum term.

        INTEREST PAYMENTS DURING GRACE, DEFERMENT AND FORBEARANCE PERIODS. The Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for interest subsidy payments, while the borrower is in school and during the grace and deferment periods, may be paid monthly or quarterly or capitalized.

FEES

        GUARANTEE FEE. A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Stafford Loans.

        ORIGINATION FEE. An eligible lender is authorized to charge the borrower of a Subsidized Stafford Loan and an Unsubsidized Stafford Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan and is required to charge the borrower of a PLUS Loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. These fees are not retained by the lender, but must be passed on to the Secretary of Education.

        LENDER ORIGINATION FEE. The lender of any loan under the Federal Family Education Loan Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

        REBATE FEE ON CONSOLIDATION LOANS. The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on the Consolidation Loan. For loans made pursuant to applications received on or after October 1, 1998, and on or before January 31, 1999 the fee on consolidation loans of 1.05% is reduced to .62%.

INTEREST SUBSIDY PAYMENTS

        Interest subsidy payments are interest payments paid with respect to an eligible loan before the time that the loan enters repayment and during grace and deferment periods. The Secretary of Education and the guarantee agencies enter into interest subsidy agreements whereby the Secretary of Education agrees to pay interest subsidy payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford Loans and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments. Consolidation Loans made after August 10, 1993 are eligible for interest subsidy payments only if all loans consolidated thereby are Stafford Loans, except that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997, are eligible for interest subsidy payments on that portion of the Consolidation Loan that repays Stafford Loans or similar subsidized loans made under the direct loan program. The portion of the Consolidation Loan that repays HEAL loans is not eligible for interest subsidy, regardless of the date the Consolidation Loan was made. In addition, to be eligible for interest subsidy payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act.

        The Secretary of Education makes interest subsidy payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any deferment period.

SPECIAL ALLOWANCE PAYMENTS

        The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (taxable or tax-exempt).

        SUBSIDIZED AND UNSUBSIDIZED STAFFORD LOANS. The effective formulas for special allowance payment rates for Subsidized Stafford and Unsubsidized Stafford Loans are summarized in the following chart. The T-Bill Rate mentioned in the chart refers to the average of the bond equivalent yield of the 91-day Treasury bills auctioned during the preceding quarter.

          Date of Loans                            Annualized SAP Rate
          -------------                            -------------------
On or after October 1, 1981            T-Bill Rate less Applicable Interest
                                        Rate+ 3.5%
On or after November 16, 1986          T-Bill Rate less Applicable Interest
                                       Rate + 3.25%
On or after October 1, 1992            T-Bill Rate less Applicable Interest
                                       Rate + 3.1%
On or after July 1, 1995               T-Bill Rate less Applicable Interest
                                       Rate + 3.1%(1)
On or after July 1, 1998               T-Bill Rate less Applicable Interest
                                       Rate + 2.8%(2)
On or after January 1, 2000            3 Month Commercial Paper Rate less
                                       Applicable(3) Interest Rate + 2.34%

-----------------------
        (1) Substitute 2.5% in this formula while loans are in-school, grace or deferment status.

        (2) Substitute 2.2% in this formula while such loans are in-school, grace or deferment status.

        (3) Substitute 1.74% in this formula while such loans are in-school, grace or deferment status.

        PLUS, SLS AND CONSOLIDATION LOANS. The formula for special allowance payments on PLUS, SLS and Consolidation Loans are as follows:

        Date of Loans                       Annualized SAP Rate
        -------------                       -------------------

On or after October 1, 1992     T-Bill Rate less applicable Interest Rate + 3.1%

On or after January 1, 2000     3 Month Commercial Paper Rate less applicable
                                Interest Rate + 2.64%

        For PLUS and SLS Loans which bear interest at rates adjusted annually, special allowance payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Interest Rates for PLUS Loans" and "Interest Rates for SLS Loans" in this prospectus. Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994, and on any PLUS Loans made on or after July 1, 1998 only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day or 52-week Treasury bill, as applicable for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9% and 12% per annum. The portion, if any, of a Consolidation Loan that repaid a loan made under Title VII, Sections 700-721 of the Public Health Services Act, as amended, is ineligible for special allowance payments.

        SPECIAL ALLOWANCE PAYMENTS FOR LOANS FINANCED BY TAX EXEMPT BONDS. The effective formulas for special allowance payment rates for Stafford Loans and Unsubsidized Stafford Loans differ depending on whether loans to borrowers were acquired or originated with the proceeds of tax-exempt obligations. The formula for special allowance payments for loans financed with the proceeds of tax-exempt obligations originally prior to October 1, 1993 is:

                T-Bill Rate less Applicable Interest Rate + 3.5%
                ------------------------------------------------
                                        2

provided that the special allowance applicable to the loans may not be less than 9 1/2% less the Applicable Interest Rate. Loans acquired with the proceeds of tax-exempt obligations originally issued after October 1, 1993 receive special allowance payments made on other loans.

        ADJUSTMENTS TO SPECIAL ALLOWANCE PAYMENTS. Special allowance payments and interest subsidy payments are reduced by the amount which the lender is authorized or required to charge as an origination fee. In addition, the amount of the lender origination fee is collected by offset to special allowance payments and interest subsidy payments. The Higher Education Act provides that if special allowance payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the holder.

DIRECT LOANS

        The 1993 Amendments authorized a program of "direct loans," to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the "phase-in" of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary's authority to select additional institutions to achieve balanced school representation.

        The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

        It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

                      DESCRIPTION OF THE GUARANTEE AGENCIES

        The student loans each trust acquires will be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

        A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed with its reserve fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency's policies and procedures.

        In general, a guarantee agency's reserve fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders, investment income on moneys in the reserve fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency's administrative expenses.

        Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their reserve funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include:

        o the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages;

        o the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994;

        o the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans;

        o the reduction in supplemental preclaims assistance payments from the Secretary of Education; and

        o the reduction in retention by a guarantee agency of collections on defaulted loans from 27% to 24% (23% beginning on October 1, 2003) and 18.5% of rehabilitated loans or Consolidation Loans.

        Additionally, the adequacy of a guarantee agency's reserve fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program discussed below may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.

        The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its reserve fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency's federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency's reserve fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the reserve fund.

        The 1998 Amendments mandate the recall of guarantee agency reserve funds by the Secretary of Education amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall, and under the 1998 Amendments, guarantee agency reserve funds were restructured to provide guarantee agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, may be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations.

        Student loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated on and after October 1, 1993 are guaranteed as to 98% of principal and accrued interest, except that all student loans serviced by a servicer designated as an "Exceptional Performer" by the Department of Education will be entitled to 100% reimbursement so long as the servicer retains its status as an Exceptional Performer.

        Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

        There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education.

        Information relating to the particular guarantee agencies guaranteeing our student loans will be set forth in the prospectus supplement.

FEDERAL AGREEMENTS

        GENERAL. A guaranty agency's right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantee agencies and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

        In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an Interest Subsidy Agreement under the Higher Education Act which entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student leaves school, and during certain deferment periods, subject to the holders' compliance with all requirements of the Higher Education Act.

        United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, and 1998, respectively:

        o abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education;

        o authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated;

        o added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination;

        o expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves; and

        o      mandated the additional recall of guarantee agency reserve funds.

FEDERAL INSURANCE AND REIMBURSEMENT OF GUARANTEE AGENCIES

        EFFECT OF ANNUAL CLAIMS RATE. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts paid on claims made by lenders, as discussed in the formula described below, so long as the eligible lender has properly serviced such loan. The amount of reimbursement is lower for loans originated after October 1, 1993, as described below. Depending on the claims rate experience of a guarantee agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the guarantee agency's claims rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

        The formula used for loans initially disbursed prior to October 1, 1993 is summarized below:

Claims Rate                                     Federal Payment
-----------                                     ---------------
0% up to 5%                           100%

5% up to 9%                           100% of claims up to 5%;
                                      90% of claims 5% and over

9% and over                           100% of claims up to 5%;
                                      90% of claims 5% and over, up to 9%;
                                      80% of claims 9% and over

        The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

        The 1993 Amendments reduce the reimbursement amounts described above, effective for loans initially disbursed on or after October 1, 1993 as follows:
100% reimbursement is reduced to 98%, 90% reimbursement is reduced to 88%, and 80% reimbursement is reduced to 78%, subject to certain limited exceptions. The 1998 Amendments further reduce the federal reimbursement amounts from 98% to 95%, 88% to 85%, and 78% to 75% respectively, for student loans first disbursed on or after October 1, 1998. If the guaranty agency has been designated as an Exceptional Performer, the guaranty agency is reimbursed 100%.

        The reduced reinsurance for federal guaranty agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

        REIMBURSEMENT. The original principal amount of loans guaranteed by a guarantee agency which are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less:

        o the original principal amount of such loans that have been fully repaid; and

        o the original amount of such loans for which the first principal installment payment has not become due.

The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

        Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.

        Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium which may not exceed that permitted under the Higher Education Act.

        Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 24% of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

        A guarantee agency may enter into an addendum to its Interest Subsidy Agreement that allows the guarantee agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

        REHABILITATION OF DEFAULTED LOANS. Under the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

        For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred.

        ELIGIBILITY FOR FEDERAL REIMBURSEMENT. To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.

        Prior to the 1998 Amendments, a Federal Family Education Loan was considered to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 270 days for loans payable in monthly installments on which the first day of delinquency occurs on or after the date of enactment of the 1998 Amendments and from 240 days to 330 days for a loan payable less frequently than monthly on which the delinquency occurs after the date of enactment of the 1998 Amendments.

        The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require:

        o       that completed loan applications be processed;

        o a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made;

        o the borrower's responsibilities under the loan be explained to him or her;

        o the promissory note evidencing the loan be executed by the borrower; and

        o that the loan proceeds be disbursed by the lender in a specified manner.

        After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

LOANS SUBJECT TO REPURCHASE

        The Higher Education Act requires a lender to repurchase loans from a guarantee agency, under certain circumstances, after the guarantee agency has paid for the loan through the claim process. A lender is required to repurchase:

        o a loan for which a bankruptcy claim has been paid at the conclusion of the borrower's bankruptcy proceedings;

        o a loan for which a default claim has been paid if the guarantee agency inadvertently paid the claim; or

        o a loan for which a default claim has been paid if the loan has been rehabilitated by the borrower.

        A repurchased loan is eligible for all benefits under the Higher Education Act.

        BANKRUPTCY CLAIMS. A lender is required to repurchase a loan if the borrower's bankruptcy is subsequently dismissed by the court or, as a result of the bankruptcy hearing, the loan is considered non-dischargeable and the borrower remains responsible for repayment of the loan. In addition, if a guarantee agency purchased the loan as a default claim but later receives documentation that the date of the borrower's bankruptcy filing preceded the date of default (270th day of delinquency), a lender is required to repurchase the loan unless the loan is determined by the court to be dischargeable in bankruptcy.

        INADVERTENTLY PAID DEFAULTED CLAIMS. A lender is required to repurchase a claim if the guarantee agency becomes aware that the claim was inadvertently purchased due to circumstances such as the following:

        o new information is obtained demonstrating that the borrower currently should not be delinquent or in default;

        o       the school failed to verify the student's enrollment status;

        o a delay occurred in processing of a deferment that begins before the date of default;

        o       the loan is found to be legally unenforceable; or

        o the lender incurred a servicing error (e.g. posting the borrower's payments to the wrong loan) or regulatory violations resulting in a loss of guarantee on the loan.

        Current regulatory provisions allow a lender to appeal the repurchase of a loan if the lender disagrees with any aspect of the guarantee agency's decision to require repurchase.

        REHABILITATED DEFAULTED LOANS. As noted above, the Higher Education Act allows a borrower to rehabilitate a defaulted loan by making 12 consecutive, on-time full monthly payments to the guarantee agency. Payments made to rehabilitate a loan must be made voluntarily by the borrower and must be equal to or greater than the amount determined, by the guarantee agency, to be reasonable and affordable.

        Upon rehabilitation, the guarantee agency assists the borrower in securing the purchase of the loan by an eligible lender. Rehabilitated loans can be repurchased by the lender for which the claim was filed, or by a repurchase lender of choice. A rehabilitated loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred. Once the lender purchases a rehabilitated loan, repayment terms are established and the loan is serviced under the requirements of the Higher Education Act.

OTHER GUARANTEE AGENCIES

        Although the student loans that comprise the assets of each trust will generally be guaranteed by the guarantee agencies described in the related prospectus supplement, each trust may acquire student loans which are guaranteed by other guarantee agencies with the approval of the rating agencies.

                         FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of all material federal income tax consequences of the purchase, ownership and disposition of notes for the investors described below and is based on the advice of Kutak Rock LLP, as tax counsel to Nelnet Student Loan Funding, LLC. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES OF ANY SERIES. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

CHARACTERIZATION OF THE TRUST ESTATE

        Based upon certain assumptions and certain representations of Nelnet Student Loan Funding, LLC, Kutak Rock LLP will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt of the respective trust, rather than as an interest in the student loans, and that the trust which issues the notes will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. In addition, Kutak Rock LLP has rendered its opinion to the effect that this discussion is a summary of material federal income tax consequences as to the purchase, ownership and disposition of the notes with respect to the investors described herein. Unlike a ruling from the Service, such opinion is not binding on the courts or the Service. Therefore, it is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the student loans (or an interest therein) to the registered owners or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

        If, instead of treating the transaction as creating secured debt in the form of the series issued by a trust as a separate entity, the transaction were treated as creating a partnership among the registered owners, the servicer and the trust which has purchased the underlying student loans, the resulting partnership would not be subject to federal income tax. Rather, the servicer, the trust and each registered owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the registered owner could differ if the notes were held to constitute partnership interests, rather than indebtedness.

        If, alternatively, it were determined that this transaction created an entity other than a trust which was classified as a corporation or a publicly traded partnership taxable as a corporation and treated as having purchased the student loans, the trust would be subject to federal income tax at corporate income tax rates on the income it derives from the student loans, which would reduce the amounts available for payment to the registered owners. Cash payments to the registered owners generally would be treated as dividends for tax purposes to the extent of such corporation's accumulated and current earnings and profits. A similar result would apply if the registered owners were deemed to have acquired stock or other equity interests in a trust. However, as noted above, Nelnet Student Loan Funding, LLC has been advised that the notes will be treated as debt of the respective trust for federal income tax purposes and that each trust organized to issue notes will not be characterized as an association or publicly traded partnership taxable as a corporation.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

        Each trust and the registered owners will express in its indenture their intent that, for federal income tax purposes, the notes will be indebtedness of Nelnet, Inc. secured by the student loans. Each trust and the registered owners, by accepting the notes, have agreed to treat the notes as indebtedness of such trust for federal income tax purposes. Each trust intends to treat this transaction as a financing reflecting the notes as its indebtedness for tax and financial accounting purposes.

        In general, the characterization of a transaction as a sale of property or a secured loan, for federal income tax purposes, is a question of fact, the resolution of which is based upon the economic substance of the transaction, rather than its form or the manner in which it is characterized for state law or other purposes. While the Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Notwithstanding the foregoing, in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.

        Nelnet Student Loan Funding, LLC believes that it has retained the preponderance of the primary benefits and burdens associated with ownership of the student loans and should, thus, be treated as the owner of the student loans for federal income tax purposes. If, however, the Service were successfully to assert that this transaction should be treated as a sale of the student loans, the Service could further assert that the entity created pursuant to the indenture, as the owner of the student loans for federal income tax purposes, should be deemed engaged in a business and, therefore, characterized as a publicly traded partnership taxable as a corporation.

TAXATION OF INTEREST
INCOME OF REGISTERED OWNERS

        Payments of interest with regard to the notes will be includible as ordinary income when received or accrued by the registered owners in accordance with their respective methods of tax accounting and applicable provisions of the Code. If the notes are deemed to be issued with original issue discount, Section 1272 of the Code requires the current ratable inclusion in income of original issue discount greater than a specified de minimis amount using a constant yield method of accounting. In general, original issue discount is calculated, with regard to any accrual period, by applying the instrument's yield to its adjusted issue price at the beginning of the accrual period, reduced by any qualified stated interest (as defined below) allocable to the period. The aggregate original issue discount allocable to an accrual period is allocated pro rata to each day included in such period. The holder of a debt instrument must include in income the sum of the daily portions of original issue discount attributable to the number of days he owned the instrument. The legislative history of the original issue discount provisions indicates that the calculation and accrual of original issue discount should be based on the prepayment assumptions used by the parties in pricing the transaction.

        Original issue discount is the stated redemption price at maturity of a debt instrument over its issue price. The stated redemption price at maturity includes all payments with respect to an instrument other than interest unconditionally payable at a fixed rate or a qualified variable rate at fixed intervals of one year or less ("qualified stated interest"). Nelnet Student Loan Funding, LLC expects that interest payable with respect to the class A and class B notes will constitute qualified stated interest and that the class A notes and class B notes will not be issued with original issue discount. However, there can be no assurance that the Service would not assert that the interest payable with respect to the class B notes may not be qualified stated interest because such payments are not unconditional and that the class B notes are issued with original issue discount.

        Payments of interest received with respect to the notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential registered owners or the beneficial owners should consult their own tax advisors concerning the treatment of interest payments with regard to the notes.

        A purchaser who buys a note of any series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount. Although the accrued market discount on debt instruments such as the notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of these provisions of the Code indicates that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the notes.

        The annual statement regularly furnished to registered owners for federal income tax purposes will include information regarding the accrual of payments of principal and interest with respect to the notes. As noted above, Nelnet Student Loan Funding, LLC believes, based on the advice of counsel, that it will retain ownership of the student loans for federal income tax purposes. In the event the indenture is deemed to create a pass-through entity as the owner of the student loans for federal income tax purposes instead of Nelnet Student Loan Funding, LLC (assuming such entity is not, as a result, taxed as an association), the owners of the notes could be required to accrue payments of interest more rapidly than otherwise would be required.

BACKUP WITHHOLDING

        Certain purchasers may be subject to backup withholding at the applicable rate determined by statute with respect to interest paid with respect to the notes if the purchasers, upon issuance, fail to supply the trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the notes and the amount of tax withheld thereon.

STATE, LOCAL OR FOREIGN TAXATION

        Nelnet Student Loan Funding, LLC makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences.

LIMITATION ON THE DEDUCTIBILITY OF CERTAIN EXPENSES

        Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceed 2% of his or her adjusted gross income. None of such miscellaneous itemized deductions are deductible by individuals for purposes of the alternative minimum tax. If contrary to expectation, the entity created under the indenture were treated as the owner of the student loans (and not as an association taxable as a corporation), then Nelnet Student Loan Funding, LLC believes that a substantial portion of the expenses to be generated by the trust could be subject to the foregoing limitations. As a result, each potential registered owner should consult his or her personal tax advisor concerning the application of these limitations to an investment in the notes.

TAX-EXEMPT INVESTORS

        In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income. An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity's exemption. However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness. If, contrary to expectations, one or more of the notes of any Series were considered equity for tax purposes and if one or more other notes were considered debt for tax purposes, those notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income. However, as noted above, counsel has advised Nelnet Student Loan Funding, LLC that the notes will be characterized as debt for federal income tax purposes. Therefore, except to the extent any registered owner incurs acquisition indebtedness with respect to a note, interest paid or accrued with respect to such note may be excluded by each tax-exempt registered owner from the calculation of unrelated business taxable income. Each potential tax-exempt registered owner is urged to consult its own tax advisor regarding the application of these provisions.

SALE OR EXCHANGE OF NOTES

        If a holder sells a note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's basis in such note. Ordinarily, such gain or loss will be treated as a capital gain or loss. At the present time, the maximum capital gain rate for certain assets held for more than twelve months is 15%. However, if a note was acquired subsequent to its initial issuance at a discount, a portion of such gain will be recharacterized as interest and therefore ordinary income. In the event any of the notes are issued with original issue discount, in certain circumstances, a portion of the gain can be recharacterized as ordinary income.

        If the term of a note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction. Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a nonrecourse obligation, those which involve the substitution of collateral. Each potential holder of a note should consult its own tax advisor concerning the circumstances in which the notes would be deemed reissued and the likely effects, if any, of such reissuance.

                   RELATIONSHIPS AMONG FINANCING PARTICIPANTS

        Nelnet, Inc. will be the sponsor of each trust. Nelnet Student Loan Funding, LLC will be the depositor of each trust and will be the seller of the student loans acquired by each trust with the proceeds of the notes. Nelnet Student Loan Funding, LLC, will own all of the beneficial interests of each trust. National Education Loan Network, Inc. will act as administrator and master servicer for the trusts and Nelnet, Inc. may act as subservicer for the loans each trust acquires. National Education Loan Network, Inc., a wholly owned subsidiary of Nelnet, Inc. is a member, and Nelnet Student Loan Management Corp., also a wholly owned subsidiary of Nelnet, Inc., is a special member, of Nelnet Student Loan Funding, LLC.

        Some of the minority shareholders of Nelnet, Inc. are officers or employees of Union Bank and Trust Company, Lincoln, Nebraska. Union Bank and Trust Company is one of the largest originators of student loans. The depositor may purchase loans from Union Bank and Trust Company for sale to the trusts. The trusts also expect to purchase student loans from the depositor that the depositor acquires from other entities that are direct or indirect subsidiaries of Nelnet, Inc., including NHELP-I, Inc., NHELP-III, Inc., NELNET Student Loan Corporation-1, NELNET Student Loan Corporation-2, Nelnet Education Loan Funding, Inc., EMT Corp., MELMAC, LLC and Student Loan Acquisition Authority of Arizona, LLC.

                              PLAN OF DISTRIBUTION

        The trusts may sell the notes of each series to or through underwriters by "best efforts" underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, a trust may sell such notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. Notes will be offered through such various methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of the notes may be made through a combination of such methods.

        The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors' judgments as to the price of the notes.

        In connection with the sale of the notes, underwriters may receive compensation from the trust or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes of a trust to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them from a trust and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from a trust will be described, in the applicable prospectus supplement.

        A trust may agree with the underwriters and agents who participate in the distribution of the notes that it will indemnify them against liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

        If so indicated in the prospectus supplement, a trust will authorize underwriters or other persons acting as its agent to solicit offers by certain institutions to purchase the notes pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the trust must approve the institutions. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

        The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                                  LEGAL MATTERS

        Certain legal matters will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, as counsel to the trusts, and by Kutak Rock LLP, as note counsel and as special tax counsel to the trusts. Other counsel, if any, passing upon legal matters for the trusts or any placement agent or underwriter will be identified in the related prospectus supplement.

                              FINANCIAL INFORMATION

        The notes are payable solely from the revenues generated from the student loans and other assets of each trust held by the indenture trustee on behalf of such trust. Accordingly, it has been determined that financial statements for each trust are not material to the offering made hereby. Accordingly, financial statements with respect to the trusts are not included in this prospectus.

                                     RATINGS

        It is a condition to the issuance of the notes that they be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories). The specific ratings for class of notes will be described in the related prospectus supplement.

        A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes.

        A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                    INCORPORATION OF DOCUMENTS BY REFERENCE;
                         WHERE TO FIND MORE INFORMATION

        The trust's are subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file periodic reports and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus and before all of the notes have been issued.

        We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to Nelnet Student Loan Funding, LLC, 121 South 13th Street, Suite 301, Lincoln, Nebraska 68508, or by phone at (402) 458-2303.

        You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available. Nelnet, Inc. maintains a web site that provides information concerning our company at www.Nelnet.net.

                                GLOSSARY OF TERMS

        Some of the terms used in this prospectus are defined below. The indenture contains the definition of other terms used in this prospectus and reference is made to the indenture for those definitions.

        "AUTHORIZED REPRESENTATIVE" shall mean, when used with reference to a Nelnet Student Loan Trust any officer or board member of any affiliate organization or other entity authorized by the trust agreement to act on such Nelnet Student Loan Trust's behalf.

        "BOOK-ENTRY FORM" or "BOOK-ENTRY SYSTEM" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a securities depository or its nominee as registered owner, with the securities "immobilized" to the custody of the securities depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "COLLECTION PERIOD" means, with respect to the first distribution date, the period beginning and ending on the dates specified in a related prospectus supplement, and for any subsequent distribution date, the three full calendar months preceding a distribution date or such other periods as may be described in a prospectus supplement.

        "COUNTERPARTY" shall mean a third party which, at the time of entering into a Derivative Product, has at least an "AA/A-1" rating, or its equivalent, from a Rating Agency, and which is obligated to make payments under a Derivative Product.

        "DERIVATIVE PAYMENT DATE" shall mean, with respect to a Derivative Product, any date specified in the Derivative Product on which a payment is due and payable under the Derivative Product.

        "DERIVATIVE PRODUCT" shall mean a written contract or agreement between a trust and a Counterparty, which provides that the trust's obligations thereunder will be conditioned on the absence of (i) a failure by the Counterparty to make any payment required thereunder when due and payable, or
(ii) a default thereunder with respect to the financial status of the Counterparty, and:

               (a) under which the trust is obligated (whether on a net payment basis or otherwise), on one or more scheduled and specified Derivative Payment Dates, to make payments to a Counterparty in exchange for the Counterparty's obligation (whether on a net payment basis or otherwise) to make payments to the trust, on one or more scheduled and specified Derivative Payment Dates, in the amounts set forth in the Derivative Product;

               (b) for which the trust's obligation to make payments may be secured by a pledge of and lien on the trust estate on an equal and ratable basis with any class of the trust's outstanding notes and which payments may be equal in priority with any priority classification of the trust's outstanding notes; and

               (c) under which payments are to be made directly to the Trustee for deposit into the Collection Fund.

        "DISTRIBUTION DATE" shall mean, for any note, any interest payment date, its stated maturity or the date of any other regularly scheduled principal payment with respect thereto.

        "ELIGIBLE LENDER" shall mean any "eligible lender," as defined in the Higher Education Act, and which has received an eligible lender designation from the Secretary with respect to loans made under the Higher Education Act.

        "EVENT OF BANKRUPTCY" shall mean (a) a Nelnet Student Loan Trust shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against a Nelnet Student Loan Trust seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

        "FEDERAL REIMBURSEMENT CONTRACTS" shall mean the agreements between the guarantee agency and the Secretary providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Higher Education Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest benefit payments and special allowance payments to holders of qualifying student loans guaranteed or insured by the guarantee agency.

        "FITCH" shall mean Fitch, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

        "GUARANTEE" or "GUARANTEED" shall mean, with respect to a student loan, the insurance or guarantee by the guaranty agency pursuant to such guaranty agency's guarantee agreement of the maximum percentage of the principal of and accrued interest on such student loan allowed by the terms of the Higher Education Act with respect to such student loan at the time it was originated and the coverage of such student loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the guaranty agency for payments made by it on defaulted student loans insured or guaranteed by the guaranty agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular student loan.

        "GUARANTEE AGREEMENTS" shall mean a guaranty or lender agreement between the trustee and any guaranty agency, and any amendments thereto.

        "GUARANTY AGENCY" shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the trustee maintains a guarantee agreement.

        "HIGHER EDUCATION ACT" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

        "INDENTURE" shall mean each indenture of trust between a Nelnet Student Loan Trust and the trustee identified in the applicable prospectus supplement, including all supplements and amendments thereto.

        "INSURANCE" or "INSURED" or "INSURING" means, with respect to a student loan, the insuring by the Secretary (as evidenced by a certificate of insurance or other document or certification issued under the provisions of the Higher Education Act) under the Higher Education Act of 100% of the principal of and accrued interest on such student loan.

        "INTEREST PERIOD" OR "INTEREST ACCRUAL PERIOD" means, with respect to LIBOR rate notes, for the first distribution date, the period beginning on the closing date and ending on the date specified in a related prospectus supplement, and for any subsequent distribution date, the period beginning on the prior distribution date and ending on the day before such distribution date; with respect to auction rate notes, the initial period and each period commencing on an interest rate adjustment date for such class and ending on the day before the next interest rate adjustment date for such class or the stated maturity of such class, as applicable; and with respect to Treasury rate notes, the meaning described under the heading "Description of the Notes-Treasury rate notes."

        "INTEREST BENEFIT PAYMENT" shall mean an interest payment on student loans received pursuant to the Higher Education Act and an agreement with the federal government, or any similar payments.

        "MASTER SERVICER" shall mean National Education Loan Network, Inc., and any other additional Master Servicer or successor Master Servicer selected by a trust, including an affiliate of a trust, so long as such trust obtains a Rating Confirmation as to each such other Master Servicer.

        "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors and assigns.

        "NOTES" shall mean a trust's notes or other obligations issued under an indenture.

        "PARTICIPANT" means a member of, or participant in, the depository.

        "RATING AGENCY" shall mean, collectively, S&P, Fitch and Moody's and their successors and assigns or any other rating agency requested by Nelnet Student Loan Trust to maintain a rating on any of the notes.

        "RATING CONFIRMATION" means a letter from each rating agency then providing a rating for any of the notes, confirming that the action proposed to be taken by a trust will not, in and of itself, result in a downgrade of any of the ratings then applicable to the notes, or cause any rating agency to suspend or withdraw the ratings then applicable to the notes issued by that trust.

        "REGISTERED OWNER" shall mean the person in whose name a note is registered on the note registration books maintained by the trustee, and shall also mean with respect to a derivative product, any counterparty, unless the context otherwise requires.

        "REVENUE" or "REVENUES" shall mean all amounts received by the trustee from or on account of any student loan as a recovery of the principal amount thereof, all payments, proceeds, charges and other income received by the trustee or a Nelnet Student Loan Trust from or on account of any student loan (including scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, including interest benefit payments, on any student loan and any special allowance payment received by a Nelnet Student Loan Trust with respect to any student loan) and all interest earned or gain realized from the investment of amounts in any fund or account and all payments received by a Nelnet Student Loan Trust pursuant to a derivative product.

        "S&P" shall mean Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

        "SECRETARY" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof, under the Higher Education Act or when the context so requires, the former Commissioner of Education of the United States Department of Health, Education and Welfare.

        "SELLER" shall mean Nelnet Student Loan Funding, LLC and any eligible lender from which Nelnet Student Loan Funding, LLC is purchasing or has purchased or agreed to purchase student loans for subsequent sale to a Nelnet Student Loan Trust.
        .

        "SPECIAL ALLOWANCE PAYMENTS" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Higher Education Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

        "SUPPLEMENTAL INDENTURE" shall mean an agreement supplemental to the indenture executed pursuant to the indenture.

                                   APPENDIX I
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

               Except in certain limited circumstances, the globally offered notes will be available only in book-entry form as "Global Securities." Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

               Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

               Secondary market trading between investors holding Global Securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

               Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and The Depository Trust Company Participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as The Depository Trust Company Participants.

               Non-U.S. Persons (as described below) holding Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

               All Global Securities will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in The Depository Trust Company. As a result, Clearstream, Luxembourg and Euroclear will hold their positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as The Depository Trust Company Participants.

               Investors electing to hold their Global Securities through The Depository Trust Company will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

               Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

               Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

               TRADING BETWEEN THE DEPOSITORY TRUST COMPANY PARTICIPANTS. Secondary market trading between The Depository Trust Company Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

               TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

               TRADING BETWEEN THE DEPOSITORY TRUST COMPANY SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a The Depository Trust Company Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary of The Depository Trust Company Participant's account against delivery of the Global Securities.

               After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

               Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

               As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

               Since the settlement is taking place during New York business hours, The Depository Trust Company Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to The Depository Trust Company seller on the settlement date. Thus, to The Depository Trust Company Participants a cross-market transaction will settle no differently than a trade between two The Depository Trust Company Participants.

               TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND THE DEPOSITORY TRUST COMPANY PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred to the respective clearing system, through the respective Depositary, to a Depository Trust Company Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the Depositary, as appropriate, to deliver the Global Securities to The Depository Trust Company Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

               Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from The Depository Trust Company Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                      (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

                      (b) borrowing the Global Securities in the U.S. from a
               Depository Trust Company Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

                      (c) staggering the value dates for the buy and sell sides
               of the trade so that the value date for the purchase from The Depository Trust Company Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

        CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

               A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg, or Euroclear (or through The Depository Trust Company if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes any of the steps described in one of the four paragraphs below to obtain an exemption or reduced tax rate; provided however, the portfolio interest exemption from U.S. withholding tax described below is not available to a non-U.S. Person that (x) actually or constructively owns 10% or more of the total combined voting power of all classes of voting stock of the sponsor; or (y) is a controlled foreign corporation that is related to the sponsor, actually or constructively through stock ownership..

               EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax (the "portfolio interest" exemption) by filing a completed and signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are beneficial owners of Global Securities entitled to an exemption or reduced rate of U.S. withholding tax under a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a completed and signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) that properly claims such exemption or reduced tax rate. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

               EXEMPTION FOR NON-U.S. PERSONS (FORM W-8IMY). A Non-U.S. Person that is: (a) an intermediary or (b) a flow-through entity that is treated as a foreign partnership or trust for U.S. federal income tax purposes can claim an exemption by filing a completed and signed Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding). Form W-8IMY generally requires additional Forms from beneficial owners and the beneficial owners of such beneficial owners of such foreign partnership or trust. Certain entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements.

               EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing a completed and signed Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

               EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the 30% U.S. withholding tax and the backup withholding tax by filing a completed and signed Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

               U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The filings described above are accomplished by the Global Securities holder or his agent submitting the appropriate form to the person through whom it holds the Global Securities (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective until the third succeeding calendar year from the date the form is signed.

               U.S. PERSON. The term "U.S. Person" generally means a beneficial owner of a Global Security that is for United States federal income tax purposes (i) a citizen or resident of the United States; (ii) a corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States thereof (including the District of Columbia); (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States Persons have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to that date and that elect to continue to be treated as United States Persons. As used herein, the term "Non-U.S. Person" means a beneficial owner of a Global Security that is not a U.S. Person.

                            $

                         STUDENT LOAN ASSET-BACKED NOTES

                        NELNET STUDENT LOAN TRUST 2005-4
                                     Issuer

                        NELNET STUDENT LOAN FUNDING, LLC
                                    Depositor

                      NATIONAL EDUCATION LOAN NETWORK, INC.
                        Master Servicer and Administrator


                     P R O S P E C T U S   S U P P L E M E N T
                                   -----------


                           JOINT BOOK-RUNNING MANAGERS

CITIGROUP                            JPMORGAN                   MORGAN STANLEY


                                   CO-MANAGERS

BARCLAYS CAPITAL
          DEUTSCHE BANK SECURITIES
                         MELLON FINANCIAL MARKETS, LLC
                                          NELNET CAPITAL, LLC
                                                      SUNTRUST ROBINSON HUMPHREY



        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

        WE ARE NOT OFFERING NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

        WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS ONLY AS OF THE DATES OF THEIR RESPECTIVE COVERS.

        UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 OCTOBER , 2005